                                                FILED PURSUANT TO RULE 424(b)(5)
                                                      REGISTRATION NO. 333-84458

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 8, 2003

             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
                                     ISSUER

  $716,250,000 FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2003-1, CLASS A $22,500,000 FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2003-1, CLASS B

                             CDF FINANCING, L.L.C.
                                   TRANSFEROR

                 GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
                                    SERVICER

     The certificates represent interests in the trust only and do not represent obligations of or interests in, and are not guaranteed by, CDF Financing, L.L.C., GE Commercial Distribution Finance Corporation, General Electric Capital Corporation or any other person or entity. This prospectus supplement and the accompanying prospectus together constitute the full prospectus for your series of certificates.

     INVESTING IN THE CERTIFICATES INVOLVES RISKS. YOU SHOULD CONSIDER THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE ACCOMPANYING PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                               UNDERWRITING         NET
                         PRINCIPAL     INTEREST   EXPECTED FINAL   PRICE TO    DISCOUNTS AND    PROCEEDS TO
                           AMOUNT        RATE      PAYMENT DATE     PUBLIC      COMMISSIONS     TRANSFEROR
                        ------------   --------   --------------   ---------   -------------   -------------
Class A
  certificates........  $716,250,000      (1)     April 15, 2005      100%         0.150%         99.850%
Class B
  certificates........  $ 22,500,000      (2)     April 15, 2005      100%         0.175%         99.825%
Total.................  $738,750,000

---------------

(1) LIBOR plus 0.07% per annum (the "Class A interest rate").

(2) LIBOR plus 0.39% per annum (the "Class B interest rate").

DEUTSCHE BANK SECURITIES                                                JPMORGAN
BANC ONE CAPITAL MARKETS, INC.                                         CITIGROUP

            The date of this Prospectus Supplement is April 8, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (b) this prospectus supplement, which describes specific terms of your series of certificates.

     IF THE TERMS OF THE CERTIFICATES OF YOUR SERIES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the certificates in any state where the offer is not permitted. We do not assert the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

     This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find definitions of some terms used in this prospectus supplement under the caption "Glossary" beginning on page S-42 in this prospectus supplement or under the caption "Glossary" beginning on page 42 in the accompanying prospectus.

     The Class C certificates of your series are not being offered by this prospectus supplement or the prospectus.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
SUMMARY.....................................................    S-1
  The Parties...............................................    S-1
  The Securities............................................    S-2
  Credit Enhancement........................................    S-3
  Servicing.................................................    S-3
  Servicer Advances.........................................    S-3
  Optional Repurchase.......................................    S-4
  Tax Matters...............................................    S-4
  ERISA Considerations......................................    S-4
  Offered Certificate Ratings...............................    S-4
  Risk Factors..............................................    S-4
  Absence of Market.........................................    S-5
RISK FACTORS................................................    S-6
  You May Be Unable to Resell Your Certificates.............    S-6
  You May Be Adversely Affected if Your Certificates are
     Repaid Faster or Slower Than You Expect................    S-6
  Possible Delays and Reductions in Payments on Certificates
     Due to Geographic Concentration........................    S-6
  Possible Delays and Reductions in Payments on Certificates
     Due to Limited Assets of the Trust.....................    S-6
  Possible Delays and Reductions in Payments on Certificates
     Due to Basis Risk......................................    S-7
  Possible Delays and Reductions In Payments on Certificates
     Due to Limited Credit Enhancement......................    S-7
  Possible Delays and Reductions In Payments on Certificates
     Due to Reduction in Invested Amount....................    S-7
  Possible Delays and Reductions in Payments on Class B
     Certificates Due to Subordination of Class B
     Certificates...........................................    S-8
  Deposits of Funds in the Excess Funding Account Will
     Reduce the Amount of Non-Principal Collections that are
     Available to the Trust.................................    S-8
  Ability to Change Discount Factor May Result in Delays or
     Reductions in Payments on Certificates.................    S-8
  Ratings are Not Recommendations...........................    S-8
  Tax and ERISA Matters.....................................    S-9
THE ACCOUNTS................................................   S-10
  General...................................................   S-10
  Description of the Trust Portfolio........................   S-10
  Yield Information.........................................   S-12
  Major Customers; Major Manufacturers......................   S-12
  Delinquency Experience....................................   S-13
  Loss Experience...........................................   S-13
  Aging Experience..........................................   S-14
  Certain Payment Plan Information..........................   S-15
GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION..............   S-16
GE CAPITAL CORPORATION......................................   S-16
GENERAL ELECTRIC CAPITAL SERVICES, INC......................   S-17
MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS...............   S-17

                                                               PAGE
                                                               ----
DESCRIPTION OF THE CERTIFICATES.............................   S-18
  Interest..................................................   S-18
  Principal.................................................   S-19
  Allocations of Collections, Defaulted Amounts and
     Miscellaneous Payments to the Dealer Overconcentration
     Series.................................................   S-19
  Allocations of Collections, Defaulted Amounts and
     Miscellaneous Payments to Your Series..................   S-20
  Discount Factor...........................................   S-21
  Payments from The Collection Account; Reserve Fund........   S-21
  Interest Funding Account..................................   S-23
  Principal Funding Account.................................   S-23
  Excess Funding Account....................................   S-23
  Servicer Advances.........................................   S-24
  Payments..................................................   S-25
  Optional Repurchase.......................................   S-26
  Revolving Period..........................................   S-26
  Accumulation Period.......................................   S-26
  Early Amortization Period.................................   S-27
  Early Amortization Events.................................   S-27
  Termination of Your Series................................   S-30
  Servicing Compensation and Payment of Expenses............   S-31
  Reports...................................................   S-31
FEDERAL INCOME TAX CONSIDERATIONS...........................   S-32
  Overview..................................................   S-32
  Characterization of the Certificates and the Trust........   S-33
  Taxation of Interest Income of Certificateholders.........   S-33
  Disposition of a Certificate..............................   S-34
  Possible Classification as a Partnership or as an
     Association Taxable as a Corporation...................   S-35
  FASIT Legislation.........................................   S-35
  Foreign Investors.........................................   S-36
  Backup Withholding........................................   S-37
STATE AND LOCAL TAX CONSEQUENCES............................   S-37
ERISA CONSIDERATIONS........................................   S-39
  General...................................................   S-39
  Plan Assets and the Availability of Exemptions for
     Certificates...........................................   S-39
  Review by Benefit Plan Fiduciaries........................   S-40
UNDERWRITING................................................   S-40
LEGAL MATTERS...............................................   S-41
GLOSSARY....................................................   S-42
ANNEX I OTHER SERIES........................................    A-1

                                    SUMMARY

     This summary highlights selected information from this document. This summary does not contain all of the information that you need to consider in making your investment decision and is qualified by the more complete descriptions contained in this prospectus supplement and the accompanying prospectus. To understand all of the terms of the certificates, you should read carefully this entire prospectus supplement and the accompanying prospectus, including the information under "Risk Factors" in this prospectus supplement and the accompanying prospectus.

THE PARTIES

Trust.........................   Distribution   Financial   Services   Floorplan
                                 Master Trust.

                                 The assets of the trust include receivables generated from time to time under accounts that have been designated for that purpose as well as receivables generated under any accounts designated for that purpose from time to time. "Account" is the term that GE Commercial Distribution Finance Corporation ("CDF") uses to describe a credit arrangement between CDF and a dealer, manufacturer or distributor. CDF may have multiple accounts with a particular dealer, manufacturer or distributor. The accounts are not transferred by CDF to the transferor or by the transferor to the trust. The accounts are identified in a computer file or microfiche or written list delivered from time to time to the trustee of the trust in accordance with the pooling and servicing agreement.

                                 All references to CDF in its capacity as originator of receivables should be understood to include a reference to any affiliate of CDF that is an "approved affiliate" as defined in the Glossary of the prospectus. As of the date of this prospectus supplement, no affiliate of CDF is an "approved affiliate."

                                 The receivables arise from extensions of credit made by CDF to dealers, manufacturers or distributors of various types of products. The products may include, among other types of products:

                                 - computers and related equipment;

                                 - recreational vehicles;

                                 - boats and boat motors;

                                 - consumer electronics and appliances;

                                 - keyboards and other musical instruments;

                                 - industrial and agricultural equipment;

                                 - manufactured housing;

                                 - snowmobiles; and

                                 - motorcycles.

                                 The types of products may change from time to time.

                                 The transferor may add or remove accounts from time to time.

Transferor....................   CDF Financing, L.L.C.

Limited Partnership...........   Deutsche  Floorplan  Receivables,  L.P.,  which
                                 intends to  change its  name to  CDF  Floorplan
                                 Receivables, L.P.

Servicer......................   CDF.

Trustee.......................   Wilmington  Trust Company, as the trustee under
                                 the Pooling and Servicing Agreement.

THE SECURITIES

 THE CERTIFICATES OF YOUR SERIES

     Your series will consist of the following classes of certificates:

     - $716,250,000 Floating Rate Asset Backed Certificates, Series 2003-1, Class A;

     - $22,500,000 Floating Rate Asset Backed Certificates, Series 2003-1, Class B; and

     - $11,250,000 Floating Rate Asset Backed Certificates, Series 2003-1, Class C.

     The Class C certificates are not being offered by this prospectus supplement or the prospectus.

  CLOSING DATE

     The issuance of the certificates of your series will take place on or about April 15, 2003.

  DELIVERY OF CERTIFICATES

     We expect that delivery of the certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and Euroclear Bank S.A./N.V. operator of the Euroclear system, on or about the closing date for your series.

  PAYMENT DATES

     The trust will make payments on the certificates of your series to the extent of available funds received during each calendar month. The "payment date" will be the 15th day of the following calendar month -- or, if that day is not a business day, the next business day -- commencing on May 15, 2003.

  INTEREST PAYMENTS

     - The interest rates for the offered certificates are specified on the front cover page of this prospectus supplement.

     - Interest on the outstanding principal balance of each class of certificates of your series will accrue at the applicable interest rate during each period that we call an "interest period". Each interest period will begin on a payment date -- or, in the case of the first payment date, will begin on the closing date -- and will end on the day preceding the next payment date.

     - Interest on the certificates of your series will be calculated on the basis of the actual number of days in the related interest period divided by 360.

     - Accrued interest on each class of certificates of your series will be payable on each payment date. Payments of interest on the Class B certificates and the Class C certificates will be subordinated in priority to payment in full of accrued interest on the Class A certificates. Payments of interest on the Class C certificates will be subordinated in priority to payment in full of accrued interest on the Class B certificates.

  EXPECTED PRINCIPAL PAYMENTS AND POTENTIAL LATER PAYMENTS

     The trust expects to pay the entire principal amount of your certificates in one payment on the Expected Final Payment Date. In order to accumulate funds to pay your certificates in full on the Expected Final Payment Date, the trust will accumulate principal collections in a deposit account that we call the principal funding account, during a period that we call the accumulation period.

  TERMINATION DATE

     The "Termination Date" for your series is the Payment Date in April 2007.

  POSSIBLE EARLY PRINCIPAL REPAYMENT OF YOUR SERIES

     The certificates of your series may be repaid earlier than expected as a result of any of the following:

     - the occurrence of an event that we call an early amortization event;

     - the transferor exercises its option to repurchase the interest of your series in the trust; or

     - the transferor is required to repurchase the interest of your series in the trust.

  OTHER SERIES

     In addition to your series of certificates, other series issued by the trust are expected to be outstanding on the closing date for your series. Annex I to this prospectus supplement summarizes some of the terms of those series, other than the Dealer Overconcentration Series. For a description of the Dealer Overconcentration Series, see "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in this prospectus supplement. No class or series is being offered by this prospectus supplement or the prospectus other than the Class A certificates and Class B certificates of your series.

  ALLOCATIONS

     Your series represents the right only to be paid from a portion of collections on the receivables. Your series will also be allocated a portion of the defaulted receivables.

CREDIT ENHANCEMENT

     Credit enhancement of the certificates of your series will be provided by:

     - amounts in a deposit account that we call the reserve fund;

     - the subordination of the Class B certificates and the Class C certificates for the benefit of each class of certificates of your series with an earlier alphabetical designation; and

     - application of non-principal collections as described in priorities (6) and (7) under "Description of the Certificates -- Payments from the Collection Account; Reserve Fund" in this prospectus supplement.

     The amount of the credit enhancement is limited and may not prevent you from suffering a loss.

SERVICING

     CDF is the initial servicer. The servicer is responsible for administering the receivables and making collections on the receivables.

     The servicer will receive a monthly servicing fee as servicing compensation from the trust.

SERVICER ADVANCES

     Once a month, the servicer will deposit in the trust collection account as an advance an amount equal to the amount of interest that is due but unpaid on a receivable, but only if the servicer reasonably expects to recover the advance from future payments on that receivable. This advance is called a servicer advance. The servicer will be entitled to reimbursement of servicer advances from future payments on all of the receivables. Those reimbursements will be made out of available funds prior to the deposit of those funds in the collection account.

OPTIONAL REPURCHASE

     The transferor has the option to repurchase the interest of your series in the trust once an amount that we refer to as the invested amount of your series is reduced to less than 10% of the initial principal amount of your series.

TAX MATTERS

     In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the transferor, the Class A and Class B certificates will be characterized as debt for federal income tax purposes.

     In the opinion of Bryan Cave LLP, Missouri counsel for the transferor, the Class A and Class B certificates will be characterized as debt for Missouri income tax purposes.

     If you purchase a Class A or Class B certificate, you agree to treat it as debt for tax purposes.

     For further information concerning the application of federal and Missouri tax laws, see "Federal Income Tax Considerations" and "State and Local Tax Consequences" in this prospectus supplement.

ERISA CONSIDERATIONS

     It is expected that the Class A certificates will meet the criteria for treatment as "publicly-offered securities," although no one can assure you that such requirements will be met. See important considerations described under "ERISA Considerations" in this prospectus supplement regarding the purchase of Class A certificates by employee benefit plans subject to Section 406 of ERISA or Section 4975 of the U.S. Internal Revenue Code.

     Pension plans and other investors to which ERISA applies cannot acquire Class B certificates. Prohibited investors include:

     - any employee benefit plans to which ERISA applies;

     - any plan or other arrangement to which section 4975 of the U.S. Internal Revenue Code applies; and

     - any entity whose underlying assets may be deemed to include "plan assets" under ERISA by reason of any plan's investment in the entity.

     By purchasing any Class B certificates, you certify that you are not within any of those categories.

     For further information regarding the application of ERISA, see "ERISA Considerations" in this prospectus supplement.

OFFERED CERTIFICATE RATINGS

     The Class A certificates will be rated at the time of issuance in the highest long-term rating category by at least one rating agency. The Class B certificates will be rated at the time of issuance in one of the three highest long-term rating categories by at least one rating agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

RISK FACTORS

     You should consider the matters set forth under "Risk Factors" on pages S-6 through S-9 of this prospectus supplement.

ABSENCE OF MARKET

     The certificates of your series will be a new issue of securities with no established trading market. The trust does not expect to apply for listing of your certificates on any United States securities exchange or any other exchange or quote your certificates in the automated quotation system of a registered securities association.

                                  RISK FACTORS

     In addition to the other information contained in this prospectus supplement and the prospectus, you should consider the following risk factors -- and the "Risk Factors" set forth in the prospectus -- in deciding whether to purchase the certificates. The disclosures below and the "Risk Factors" set forth in the accompanying prospectus summarize material risks of investing in the certificates. The summary does not purport to be complete; to fully understand and evaluate it, you should also read the rest of this prospectus supplement and the accompanying prospectus.

YOU MAY BE UNABLE TO RESELL YOUR CERTIFICATES

     There is currently no secondary market for your certificates. The underwriters may assist in resales of your certificates, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates.

YOU MAY BE ADVERSELY AFFECTED IF YOUR CERTIFICATES ARE REPAID FASTER OR SLOWER THAN YOU EXPECT

     You may receive repayment of your certificates earlier or later than expected.

     - If your certificates are repaid faster than you expect, you may be unable to reinvest principal received on your certificates at a yield that is equal to the yield on your certificates. If you acquire certificates at a premium, repayment of principal at a rate that is faster than the rate anticipated will result in a yield to you that is lower than you anticipated.

     - If your certificates are repaid later than you expect, you will be unable to use the principal amount of your investment at the time that you expected, and you may miss opportunities to reinvest the money in other investments. Also, if you acquire your certificates at a discount, the repayment of principal of your certificates later than you anticipated will result in a lower than anticipated yield.

     - Numerous factors may result in your certificates being repaid faster or slower than you expect; we cannot assure you that your certificates will be repaid on any particular date. Additional discussion of these issues is set forth under "Maturity and Principal Payment Considerations" in this prospectus supplement.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO GEOGRAPHIC CONCENTRATION

     You may suffer delays and reductions in payments on your certificates because of economic conditions in states where dealers are located.

     - As of February 28, 2003, according to their mailing addresses in the records of the servicer, dealers owing receivables representing, by principal balance, 12.5%, 8.1%, 8.0% and 6.1% of the receivables in the trust, were located in California, Florida, Texas and New York, respectively.

     - An economic downturn in one or more of the states where concentrations of dealers are located could adversely affect the performance of the trust as a whole, even if national economic conditions remain unchanged or improve, as dealers in such state or states experience the effects of such a downturn and face greater difficulty in making payments on the receivables.

     - Economic factors such as unemployment, interest rates and the rate of inflation may affect the rate of prepayment and defaults on the receivables and could delay and reduce payments to you.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO LIMITED ASSETS OF THE TRUST

     You may experience delays and reductions in payments on your certificates because the trust will not have any significant assets or sources of funds other than the receivables.

     - Your certificates will be payable only from the assets of the trust.

     - You must rely for repayment upon payments on the receivables and, if and to the extent available, amounts on deposit in the reserve fund. However, amounts to be deposited in the reserve fund are limited in amount. If the reserve fund is exhausted, the trust will depend solely on current collections on the receivables to make payments on your certificates.

     If losses or delinquencies occur with respect to receivables which are not covered by payments on other receivables or by the reserve fund, you may experience delays and reductions in payments on your certificates.

     The certificates do not represent an interest in or an obligation of, and are not insured or guaranteed by, the transferor, servicer, CDF, GE Capital or any other person or entity. You will have no recourse to the transferor, servicer, CDF, GE Capital or any other person or entity in the event that proceeds of the assets of the trust are insufficient or otherwise unavailable to make payments on your certificates.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO BASIS RISK

     You could suffer delays or reductions in payments on your certificates because of the way the receivables bear or do not bear interest and the way in which interest is calculated on your certificates.

     - The receivables generally bear interest at rates announced by particular banks plus a margin. CDF may reduce the interest rates applicable to any of the receivables if, in the reasonable judgment of CDF, no early amortization event will result from that reduction. Some receivables do not bear interest for a specified period after their origination.

     - The interest rate on your certificates is calculated as LIBOR plus a margin. The interest rate on your certificates from time to time may exceed the rate of interest (to the extent applicable) borne by the receivables.

     - A reduction in interest rates on the receivables will reduce the amount of non-principal collections available to fund payment of interest on your certificates and to fund other items set forth under "Description of the Certificates -- Payments from the Collection Account; Reserve
       Fund -- Non-Principal Collections."

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO LIMITED CREDIT ENHANCEMENT

     Credit enhancement of the certificates of your series will be provided by:

     - amounts in the reserve fund, if any;

     - the subordination of the Class B certificates and the Class C certificates for the benefit of each class of certificates of your series with an earlier alphabetical designation; and

     - application of non-principal collections as described in priorities (6) and (7) under "Description of the Certificates -- Payments from the Collection Account; Reserve Fund" in this prospectus supplement.

     The amount of the credit enhancement is limited and will be reduced from time to time as described in this prospectus supplement. If the amount of credit enhancement is reduced to zero, you will likely experience delays and reductions in payments on your certificates.

     Credit enhancement for any other series will not be available to your series.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO REDUCTION IN INVESTED AMOUNT

     The term "invested amount" is an important concept that is defined in the Glossary to this prospectus supplement. The invested amount of your series affects, among other things:

     - the floating allocation percentage for your series;

     - the principal allocation percentage for your series;

     - whether the transferor may exercise an option to repurchase the interest of your series in the trust, as well as the amount of that repurchase; and

     - the amount of receivables that the trustee of the trust may sell in order to make payments on certificates of your series on or after the termination date for your series and therefore potentially the amount that may be paid on certificates of your series.

     The invested amount of your series will be reduced by the allocation of defaulted receivables to your series. If those allocations are not reimbursed, then the invested amount of your series will be less than the outstanding principal amount of the certificates of your series, and delays and reductions in payments on your certificates will occur.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CLASS B CERTIFICATES DUE TO SUBORDINATION OF CLASS B CERTIFICATES

     Payments on the Class B certificates are subordinated to the Class A certificates as described in this prospectus supplement. Accordingly, if you acquire a Class B certificate, you may suffer delays and reductions in payments on your certificates even though payments are being made on the Class A certificates.

DEPOSITS OF FUNDS IN THE EXCESS FUNDING ACCOUNT WILL REDUCE THE AMOUNT OF NON-PRINCIPAL COLLECTIONS THAT ARE AVAILABLE TO THE TRUST

     Pursuant to the supplement for your series, the servicer will establish a deposit account that we call the excess funding account. Any funds deposited in the excess funding account will likely earn a rate of return lower than the yield on a comparable amount of receivables. Accordingly, any deposit of funds in the excess funding account will reduce the amount of non-principal collections available to the trust and could result in a delay and reduction in payments to you.

ABILITY TO CHANGE DISCOUNT FACTOR MAY RESULT IN DELAYS OR REDUCTIONS IN PAYMENTS ON CERTIFICATES

     You may be adversely affected because the discount factor may be changed without your consent.

     - This transaction uses the terms principal collections and non-principal collections in a way that may not be familiar to you. For purposes of calculating non-principal collections, this transaction treats some principal payments on the receivables as if they were interest or other non-principal charges relating to the receivables.

     - Pursuant to the pooling and servicing agreement, the product of principal payments on each receivable times a percentage that we call the discount factor will be deemed to be non-principal collections.

     - As of the date of this prospectus supplement, the discount factor is as set forth under "Description of the Certificates -- Discount Factor." The discount factor may be adjusted upwards or downwards, without your consent, but may in no event exceed 1%.

     - Any increase in the discount factor will result in a higher amount of non-principal collections and a lower amount of principal collections than would otherwise occur. Conversely, any decrease in the discount factor would result in a lower amount of non-principal collections and a higher amount of principal collections than would otherwise occur.

     - Changes in the amount of principal collections or non-principal collections could result in a delay and reduction in payments to you.

RATINGS ARE NOT RECOMMENDATIONS

     Any rating of your certificates by a rating agency indicates the rating agency's view on the likelihood of the ultimate payment of principal and the timely payment of interest, at the applicable interest rate, on your certificates.

     Among the things a rating will not indicate are:

     - the likelihood that principal will be paid on a scheduled date;

     - the likelihood that an early amortization event will occur;

     - whether or not the discussion under "Federal Income Tax Considerations" or "State and Local Tax Consequences" in this prospectus supplement is adequate, or the likelihood that a United States withholding tax will be imposed on non-U.S. certificateholders;

     - whether or not the discussion under "ERISA Considerations" in this prospectus supplement is adequate, or whether a "prohibited transaction" will occur;

     - the marketability of your certificates;

     - the market price of your certificates; or

     - whether your certificates are an appropriate investment for you.

     A rating is not a recommendation to buy, sell, or hold your certificates. A rating may be lowered or withdrawn at any time. You should evaluate each rating independently of any other rating.

     At least two rating agencies will be requested to rate the Class A certificates; it is a condition to the issuance of the Class A certificates that they be rated in the highest long-term rating category by at least one rating agency. At least two rating agencies will be requested to rate the Class B certificates; it is a condition to the issuance of the Class B certificates that they be rated in one of the three highest long-term rating categories by at least one rating agency. A rating agency other than those requested could assign a rating to your certificates, and its rating could be lower than any rating assigned by a rating agency chosen by the transferor.

     The reduction or withdrawal of any rating on your certificates could make it more difficult for you to resell your certificates, and, if you are able to resell your certificates, could reduce the price that you would receive in that sale.

TAX AND ERISA MATTERS

     You may be adversely affected by matters pertaining to tax laws and ERISA. For a discussion of tax and ERISA matters, see "Federal Income Tax Considerations," "State and Local Tax Consequences" and "ERISA Considerations."

     For definitions of some of the terms used in this prospectus supplement, see the Glossary in this prospectus supplement.

                                  THE ACCOUNTS

GENERAL

     The receivables arise under revolving credit arrangements between:

     - a dealer, manufacturer or distributor of products; and

     - GE Commercial Distribution Finance Corporation ("CDF") or an affiliate of CDF.

     For additional discussion of the origination of the receivables, see "The Dealer Financing Business of CDF" in the prospectus.

     For purposes of convenience, this prospectus supplement and the accompanying prospectus may refer to dealers, manufacturers and distributors collectively as "dealers" and individually as a "dealer."

     CDF refers to its revolving credit arrangements with dealers as "accounts". CDF may have multiple accounts with a single dealer. Accordingly, the numbers of accounts listed in the tables set forth below do not equal the number of applicable dealers.

     Accounts may be added or removed from time to time. See "Description of the Certificates -- Addition of Accounts" and "Description of the
Certificates -- Removal of Accounts; Transfers of Participations" in the prospectus.

     As of February 28, 2003, $5,806.8 million of receivables were in the total U.S. portfolio of CDF of which $3,452.1 million of receivables were included in the trust as of that date. All references in the tables set forth below to "Receivables Balances" refer to the amounts shown in the records of CDF as the outstanding principal amount of the applicable receivables. All references to the "total U.S. portfolio" of CDF include all Accounts Receivable, A/R Receivables and Floorplan Receivables serviced by CDF whether or not those receivables are in the trust, including receivables serviced for one or more third parties by CDF but not owned by CDF. The tables set forth below under the heading "-- Description of the Trust Portfolio" contain information with respect to the receivables in the trust (collectively, the "Trust Portfolio") as of February 28, 2003.

     The information in each table pertaining to periods prior to 1999 includes receivables originated by Deutsche Business Services Corporation, an affiliate of CDF which ceased to be active in 1998.

     The sum in any column in the tables set forth below may not equal the indicated total due to rounding.

DESCRIPTION OF THE TRUST PORTFOLIO

     The following table sets forth the composition of the Trust Portfolio, as of February 28, 2003, by business line. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

       COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY BUSINESS LINE
                            AS OF FEBRUARY 28, 2003

                                                       PERCENTAGE OF               PERCENTAGE OF
                                         RECEIVABLES    RECEIVABLES    NUMBER OF     NUMBER OF
                                           BALANCE       BALANCES      ACCOUNTS      ACCOUNTS
                                         -----------   -------------   ---------   -------------
                                                         (DOLLARS IN MILLIONS)
BUSINESS LINE
Floorplan Receivables..................   $3,119.9          90.4%        7,111          98.7%
Accounts Receivable....................       10.5           0.3%           15           0.2%
Asset Based Receivables................      321.7           9.3%           79           1.1%
                                          --------         -----         -----         -----
Total..................................   $3,452.1         100.0%        7,205         100.0%
                                          ========         =====         =====         =====

     The following tables set forth the composition of the receivables in the Trust Portfolio as of February 28, 2003 by account balance, product type and geographic distribution of such receivables. Due to the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

      COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY ACCOUNT BALANCE
                            AS OF FEBRUARY 28, 2003

                                                        PERCENTAGE OF    NUMBER    PERCENTAGE OF
                                          RECEIVABLES    RECEIVABLES       OF        NUMBER OF
                                            BALANCE       BALANCES      ACCOUNTS     ACCOUNTS
                                          -----------   -------------   --------   -------------
                                                         (DOLLARS IN MILLIONS)
ACCOUNT BALANCE RANGE
$1 to $999,999.99.......................   $1,319.1          38.2%       6,561          91.1%
$1,000,000 to $2,499,999.99.............      635.3          18.4%         418           5.8%
$2,500,000 to $4,999,999.99.............      446.0          12.9%         128           1.8%
$5,000,000 to $9,999,999.99.............      456.0          13.2%          66           0.9%
Over $10,000,000.00.....................      595.7          17.3%          32           0.4%
                                           --------         -----        -----         -----
Total...................................   $3,452.1         100.0%       7,205         100.0%
                                           ========         =====        =====         =====

       COMPOSITION OF RECEIVABLES IN THE TRUST PORTFOLIO BY PRODUCT TYPE
                            AS OF FEBRUARY 28, 2003

                                                       PERCENTAGE OF               PERCENTAGE OF
                                         RECEIVABLES    RECEIVABLES    NUMBER OF     NUMBER OF
                                           BALANCE       BALANCES      ACCOUNTS      ACCOUNTS
                                         -----------   -------------   ---------   -------------
                                                         (DOLLARS IN MILLIONS)
PRODUCT TYPE
Recreational Vehicles..................   $  805.4          23.3%           527          7.3%
Boats and Boat Motors..................      768.3          22.2%           744         10.3%
Motorcycles............................      620.8          18.0%         2,131         29.6%
Accounts Receivable....................      332.2           9.6%            94          1.3%
Computers and Related Equipment........      289.1           8.4%           445          6.2%
Industrial and Agricultural
  Equipment............................      164.1           4.8%           171          2.4%
Snowmobiles............................      161.9           4.7%           990         13.7%
Manufactured Housing...................       72.1           2.1%           570          7.9%
Keyboard and Other Musical
  Instruments..........................       65.1           1.9%           417          5.8%
Consumer Electronics and Appliances....       44.1           1.3%            10          0.1%
Other..................................      129.0           3.7%         1,106         15.4%
                                          --------         -----        -------        -----
Total..................................   $3,452.1         100.0%       7,205.0        100.0%
                                          ========         =====        =======        =====

     The "Accounts Receivable" category in the preceding table includes Asset Based Receivables of $321.7 million. The "Other" category in the preceding table includes, among other product types, horse trailers, and heating, ventilating, and air conditioning equipment.

         GEOGRAPHIC DISTRIBUTION OF RECEIVABLES IN THE TRUST PORTFOLIO
                            AS OF FEBRUARY 28, 2003

                                                       PERCENTAGE OF               PERCENTAGE OF
                                         RECEIVABLES    RECEIVABLES    NUMBER OF     NUMBER OF
                                           BALANCE       BALANCES      ACCOUNTS      ACCOUNTS
                                         -----------   -------------   ---------   -------------
                                                         (DOLLARS IN MILLIONS)
STATE
California.............................   $  429.7          12.5%          638           8.8%
Florida................................      280.6           8.1%          402           5.6%
Texas..................................      275.9           8.0%          480           6.7%
New York...............................      208.9           6.1%          330           4.6%
Minnesota..............................      125.5           3.6%          221           3.1%
Wisconsin..............................      120.2           3.5%          239           3.3%
Michigan...............................      117.8           3.4%          339           4.7%
Georgia................................      113.7           3.3%          178           2.5%
Illinois...............................      112.0           3.2%          237           3.3%
Missouri...............................      106.0           3.1%          176           2.4%
Other States...........................    1,561.8          45.2%        3,965          55.0%
                                          --------         -----         -----         -----
  Total................................   $3,452.1         100.0%        7,205         100.0%
                                          ========         =====         =====         =====

     The "Percentage of Receivables Balances" represented by receivables in each state not specifically listed in the preceding table is less than 3%. The information as to states in the preceding table is based on the mailing addresses of the applicable Dealers in the records of the servicer.

YIELD INFORMATION

     The receivables bear interest in their accrual periods at rates generally equal to a rate referred to in the related financing agreement plus a margin. The rate in the financing agreements relating to the receivables usually refers to the "prime rate" announced from time to time by a bank or banks referred to therein. Some receivables do not bear interest for a specified period after their origination.

     For 2002, the receivables in the Trust Portfolio had a yield of 9.13% per annum, of which (a) approximately 7.13% was attributable to the rates at which interest accrued on those receivables, without regard to the timing or amount of interest collections, and (b) approximately 2.00% was attributable to non-principal collections produced by the application of the discount factor. For 2001, the receivables in the Trust Portfolio had a yield of 8.96% per annum, of which (a) approximately 7.12% was attributable to the rates at which interest accrued on those receivables, without regard to the timing or amounts of interest collections, and (b) approximately 1.84% was attributable to non-principal collections produced by the application of the discount factor. As reported by Bloomberg, the average daily prime rate in 2002 was 4.68% and in 2001 was 6.91%. The discount factor was 0.50% during 2002 and 2001. As of the date of this prospectus supplement, the discount factor is as set forth under "Description of the Certificates -- Discount Factor." The discount factor may change from time to time as described in the definition of "Discount Factor" in the Glossary of the prospectus.

     The yield on the receivables in the trust will be affected by the interest rates borne by receivables, the discount factor and the rate at which the receivables balances are paid.

MAJOR CUSTOMERS; MAJOR MANUFACTURERS

     At February 28, 2003 no one Dealer (other than a Manufacturer) accounted for more than 1.76% of the aggregate balance of the receivables in the trust. At February 28, 2003 no one Manufacturer was obligated under Vendor Agreements relating to receivables in the trust aggregating more than 13.8% of the aggregate balance of the receivables in the trust. No prediction can be made as to what percentage of the receivables in the future may be obligations of a single Dealer or be related to a single Manufacturer under its Vendor Agreements. See "The Dealer Financing Business of CDF -- Vendor Agreements with Manufacturers" in the prospectus.

DELINQUENCY EXPERIENCE

     The following table sets forth the delinquency experience as of the dates indicated for the total U.S. portfolio of CDF. Because the accounts from which the receivables in the trust will be generated constitute only a portion of the total U.S. portfolio of CDF, the actual delinquency experience with respect to the accounts in the trust may be different than the experience set forth in the table below. We cannot assure you that the delinquency experience for the receivables in the future will be similar to the experience shown below.

              DELINQUENCY EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO

                                  AS OF          AS OF          AS OF          AS OF          AS OF          AS OF
                               FEBRUARY 28,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                   2003           2002           2001           2000           1999           1998
                               ------------   ------------   ------------   ------------   ------------   ------------
                                                                (DOLLARS IN MILLIONS)
Receivables Balance..........   $5,806.8       $5,599.6       $6,185.7       $6,727.3       $5,557.2       $5,332.2
SAU/NSF past due 31 days or
  more.......................        9.6            9.7           14.0            8.4           10.9           10.7
Scheduled Payment Plan past
  due 31 days or more........        2.2            2.9            4.8            9.0           29.8           17.7
Total........................       11.8           12.6           18.8           17.4           40.7           28.4
SAU/NSF past due 31 days or
  more/Receivables Balance...        0.16%          0.17%          0.23%          0.13%          0.20%          0.20%
Scheduled Payment Plan past
  due 31 days or more/
  Receivables Balance........        0.04%          0.05%          0.08%          0.13%          0.53%          0.33%
Total SAU/NSF and Scheduled
  Payment Plan past due 31
  days or more/Receivables
  Balance....................        0.20%          0.22%          0.31%          0.26%          0.73%          0.53%

     For information as to the coding of receivables as SAU or NSF, see "The Dealer Financing Business of CDF -- Charge-Off Policy" in the prospectus.

LOSS EXPERIENCE

     The following table sets forth the average Receivables Balance and loss experience for each of the periods shown with respect to the total U.S. portfolio of CDF. Because the accounts in the trust will be only a portion of the U.S. portfolio of CDF, actual loss experience with respect to the accounts in the trust may be different than the experience set forth in the table below. We cannot assure you that the loss experience for the receivables in the future will be similar to the historical experience set forth below. The historical experience set forth below includes the effect of the financial obligations of Manufacturers in respect of repossessed products as described in the prospectus under "The Dealer Financing Business of CDF -- Vendor Agreements with Manufacturers." If Manufacturers do not perform those obligations in the future, the loss experience in respect of the receivables would be adversely affected.

                  LOSS EXPERIENCE FOR THE TOTAL U.S. PORTFOLIO

                                      TWO MONTHS ENDED    YEAR ENDED AS OF    YEAR ENDED AS OF
                                      FEBRUARY 28, 2003   DECEMBER 31, 2002   DECEMBER 31, 2001
                                      -----------------   -----------------   -----------------
                                                          (DOLLARS IN MILLIONS)
Average Receivables Balance.........      $5,617.6            $5,717.7            $6,407.4
Gross Losses........................           2.8                27.8                35.9
Net Losses..........................           2.5                24.4                28.1
Net Losses/Liquidations.............          0.09%               0.12%               0.12%
Net Losses/Average Receivables
  Balance...........................          0.04%               0.43%               0.44%

                                      YEAR ENDED AS OF    YEAR ENDED AS OF    YEAR ENDED AS OF
                                      DECEMBER 31, 2000   DECEMBER 31, 1999   DECEMBER 31, 1998
                                      -----------------   -----------------   -----------------
Average Receivables Balance.........      $6,242.2            $5,749.0            $5,315.0
Gross Losses........................          25.2                29.3                31.7
Net Losses..........................          23.2                27.6                28.5
Net Losses/Liquidations.............          0.09%               0.08%               0.09%
Net Losses/Average Receivables
  Balance...........................          0.37%               0.48%               0.54%

     The "Average Receivables Balance" referred to in the preceding table is the average weekly Receivables Balance for the twelve months ended on the last day of the period, except that the "Average Receivables Balance" for the two months ended February 28, 2003 is the average weekly Receivables Balance for the two months ended on February 28, 2003. "Net Losses" in any period referred to in the preceding table are gross losses less recoveries for such period. The percentages indicated for the two months ended February 28, 2003 in the preceding table are not annualized.

AGING EXPERIENCE

     The following tables provide the age distribution of Floorplan Receivables in the total U.S. portfolio of CDF, by Receivables Balances and as a percentage of the total U.S. portfolio of CDF outstanding at the dates indicated. The data in the following tables for 1998 and 1999 excludes Asset Based Receivables and A/R Receivables. For purposes of the following table, aging commences on the date of the applicable invoice provided by the applicable Manufacturer to CDF and ends on the date that the receivable has been paid in full. Because the Floorplan Receivables in the trust will only be a portion of the entire U.S. portfolio of CDF, actual age distribution of Floorplan Receivables relating to the accounts in the trust may be different than the distribution shown below.

    AGE DISTRIBUTION OF FLOORPLAN RECEIVABLES IN THE TOTAL U.S. PORTFOLIO(1)

                              RECEIVABLES BALANCES

                            AS OF                        AS OF DECEMBER 31,
                         FEBRUARY 28,   ----------------------------------------------------
DAYS                         2003         2002       2001       2000       1999       1998
----                     ------------   --------   --------   --------   --------   --------
                                                       (DOLLARS IN MILLIONS)
1-30...................    $1,598.0     $1,660.4   $1,996.5   $2,363.9   $1,310.0   $1,348.5
31-60..................       783.7        749.1      797.8      846.2      706.8      710.2
61-90..................       496.8        540.5      541.1      660.6      445.7      397.4
91-120.................       454.6        475.0      450.8      494.5      391.6      317.1
121-180................       730.4        630.9      583.3      690.2      477.2      397.4
181-270................       683.3        489.0      499.4      548.6      382.6      334.0
Over 270...............     1,060.0      1,054.7    1,316.8    1,123.3      787.8      722.9
                           --------     --------   --------   --------   --------   --------
Total..................    $5,806.8     $5,599.6   $6,185.7   $6,727.3   $4,501.7   $4,227.5
                           ========     ========   ========   ========   ========   ========

                       PERCENTAGE OF RECEIVABLES BALANCES

                                         AS OF                AS OF DECEMBER 31,
                                      FEBRUARY 28,   -------------------------------------
DAYS                                      2003       2002    2001    2000    1999    1998
----                                  ------------   -----   -----   -----   -----   -----
1-30................................      27.5%       29.6%   32.3%   35.1%   29.1%   31.9%
31-60...............................      13.5%       13.4%   12.9%   12.6%   15.7%   16.8%
61-90...............................       8.6%        9.7%    8.7%    9.8%    9.9%    9.4%
91-120..............................       7.8%        8.5%    7.3%    7.3%    8.7%    7.5%
121-180.............................      12.6%       11.3%    9.4%   10.3%   10.6%    9.4%
181-270.............................      11.8%        8.7%    8.1%    8.2%    8.5%    7.9%
Over 270............................      18.2%       18.8%   21.3%   16.7%   17.5%   17.1%
                                         -----       -----   -----   -----   -----   -----
Total...............................     100.0%      100.0%  100.0%  100.0%  100.0%  100.0%
                                         =====       =====   =====   =====   =====   =====

---------------

(1) Data for 1998 and 1999 excludes Asset Based Receivables and A/R Receivables.

CERTAIN PAYMENT PLAN INFORMATION

     CDF's Floorplan Business provides two basic payment terms to dealers:
Pay-as-Sold or Scheduled Payment Plan. See "The Dealer Financing Business of
CDF -- Payment Terms" in the prospectus. As of February 28, 2003, the Floorplan Receivables in the total U.S. portfolio of CDF, by number of accounts, consisted of 90% Pay-as-Sold receivables, and 10% Scheduled Payment Plan receivables. Because the Floorplan Receivables in the trust will only be a portion of the entire U.S. portfolio of CDF, the actual distribution of Floorplan Receivables in the trust by payment plan may be different than the distribution described in the previous sentence.

                 GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION

     CDF was incorporated in Nevada in 1969. CDF is a financial services company which provides inventory financing, accounts receivable financing and asset based financing to dealers, distributors and manufacturers of consumer and commercial durable goods. Industries served by CDF include, but are not limited to:

     - computers and related equipment;

     - recreational vehicles;

     - boats and boat motors;

     - consumer electronics and appliances;

     - keyboards and other musical instruments;

     - industrial and agricultural equipment;

     - office automation products;

     - manufactured housing;

     - snowmobiles; and

     - motorcycles.

     CDF has offices in major metropolitan areas of the United States. Its principal executive offices are located at 655 Maryville Centre Drive, St. Louis, Missouri 63141. The telephone number of that office is (314) 523-3000.

     As of the date of this prospectus supplement, none of the dealers were affiliates of CDF and none of the products being financed by the receivables were made or distributed by affiliates of CDF.

     As of the date of this prospectus supplement, CDF was providing inventory financing, accounts receivable financing or asset-based lending to over 10,000 dealers in the United States and its approved U.S. manufacturer/distributor list exceeded 950.

     CDF is a wholly owned subsidiary of GE Capital. GE Capital acquired CDF from a subsidiary of Deutsche Bank AG in 2002. CDF was formerly known as Deutsche Financial Services Corporation.

                             GE CAPITAL CORPORATION

     General Electric Capital Corporation, a Delaware corporation (often referred to as "GE Capital"), owns all of the outstanding common stock of CDF. All of the outstanding common stock of GE Capital is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric Company.

     GE Capital provides a wide variety of financing, asset management, and insurance products and services. As of August 1, 2002, the various businesses of GE Capital have been reorganized into the following operating segments:

     - Consumer Services -- private-label credit card loans, personal loans, time sales and revolving credit and inventory financing for retail merchants, auto leasing and inventory financing, mortgage servicing, retail businesses and consumer savings and insurance services.

     - Equipment Management -- leases, loans, sales and asset management services for portfolios of commercial and transportation equipment, including aircraft, trailers, auto fleets, modular space units, railroad rolling stock, data processing equipment and marine shipping containers.

     - Commercial Finance -- loans, financing and operating leases, and other services for major capital assets, including industrial facilities and equipment, and energy-related facilities; commercial and residential real estate loans and investments; and loans, financing and operating leases, and other services for middle-market customers, including manufacturers, distributors and end-users, for a variety of equipment that includes vehicles, corporate aircraft, data processing equipment, medical and diagnostic equipment, and equipment used in construction, manufacturing, office applications, electronics and telecommunications activities.

     - Specialty Insurance -- financial guaranty insurance, principally on municipal bonds and asset-backed securities; and private mortgage insurance.

     GE Capital has entered into a performance guaranty for the benefit of the trustee of the trust. Pursuant to the performance guaranty, GE Capital has agreed to cause the due performance by the servicer (for so long as CDF or any affiliate of CDF is the servicer under the pooling and servicing agreement) of the covenants to be performed by the servicer under the pooling and servicing agreement. Pursuant to the performance guaranty, GE Capital also has agreed to cause the due performance by CDF, as seller, of the covenants to be performed by CDF under the receivables contribution and sale agreement between CDF and the Limited Partnership. The performance guaranty, in the form in effect at the time that the registration statement became effective, was filed as an exhibit to the registration statement.

     GE Capital's headquarters are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GE Capital is subject to the informational requirements of the Securities Exchange Act. As required by that act, GE Capital files reports and other information with the SEC. You can find more information about GE Capital in the reports and other information that are described under "Where You Can Find More Information."

                    GENERAL ELECTRIC CAPITAL SERVICES, INC.

     General Electric Capital Services, Inc. ("GECS") is one of the two members of CDF Financing, L.L.C. GECS owns all of the outstanding common stock of GE Capital. All of the common stock of GECS is wholly owned directly or indirectly by General Electric Company.

     GECS's headquarters are located at 260 Long Ridge Road, Stamford, Connecticut 06297, and its telephone number is (203) 357-4000. GECS is subject to the informational requirements of the Securities Exchange Act. As required by that act, GECS files reports and other information with the SEC. You can find more information about GECS in the reports and other information that are described under "Where You Can Find More Information."

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

     Principal with respect to the certificates of your series will not be payable until the Expected Final Payment Date unless an Early Amortization Event has occurred. Full amortization of the certificates of your series by the Expected Final Payment Date depends on, among other things, repayment by dealers of the receivables and may not occur if dealers do not fully repay the receivables. Because a significant amount of the receivables are paid upon retail sale of the related product, the timing of payments on the receivables is uncertain. In addition, we cannot assure you that CDF will generate additional receivables under the accounts or that any particular pattern or amount of payments will occur. See "The Dealer Financing Business of CDF" in the prospectus.

     The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of, among other things:

     - seasonal variations in product sales and inventory levels;

     - retail incentive programs provided by product manufacturers; and

     - various economic factors affecting product sales generally.

     The following table sets forth the highest and lowest Monthly Payment Rates for the Trust Portfolio during any month in the periods shown, and the average of the Monthly Payment Rates for all months during the periods shown. The Monthly Payment Rates may be affected by the addition or removal of accounts from time to time. See "Description of the Certificates -- Addition of Accounts" and "-- Removal of Accounts; Transfers of Participations" in the prospectus.

     We cannot assure you that the rate of collections on the receivables will be similar to the historical experience set forth below.

                 MONTHLY PAYMENT RATES FOR THE TRUST PORTFOLIO

                                                            YEAR ENDED DECEMBER 31,
                                                        --------------------------------
                                                        2002   2001   2000   1999   1998
                                                        ----   ----   ----   ----   ----
Highest Month.........................................   37%    35%    37%    41%    41%
Lowest Month..........................................   27%    26%    28%    31%    32%
Average of the Months in the Period...................   33%    31%    33%    36%    37%

     For January and February 2003 the Monthly Payment Rates for the Trust Portfolio were 28% and 26%, respectively.

     The final payment of principal on certificates of your series may occur earlier than expected because:

     - an Early Amortization Event may occur which would initiate an Early Amortization Period;

     - the transferor may exercise its option to repurchase the interest of your series in the trust; or

     - the transferor may have to repurchase the interest of the outstanding series in the trust because of the breach of certain representations and warranties.

     See "Description of the Certificates -- Optional Repurchase" and "-- Early Amortization Events" in this prospectus supplement and "Description of the Certificates -- Representations and Warranties" in the prospectus.

     You will bear the risk of being able to reinvest principal received on certificates of your series at a yield at least equal to the yield on those certificates. If you acquire a certificate at a discount, the repayment of principal of your certificate later than you anticipated will result in a lower than anticipated yield. In addition, if you acquire certificates at a premium, repayment of principal at a rate that is faster than the rate you anticipated will result in a yield that is lower than you anticipated.

                        DESCRIPTION OF THE CERTIFICATES

     The following summary describes certain terms of the pooling and servicing agreement and the supplement for your series, but it does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement and the supplement. See also "Description of the Certificates" in the prospectus.

INTEREST

     Interest on the outstanding principal balance of each class of certificates of your series will be payable on the 15th day of each month, or if such day is not a business day, on the next succeeding business day beginning on the date specified under "Summary -- The Securities -- Payment Dates." Interest will accrue from and including each payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the next payment date and will be calculated on the basis of the actual number of days in the related interest period divided by 360.

     The interest rate for the Class A certificates is referred to as the "Class A interest rate"; the interest rate for the Class B certificates is referred to as the "Class B interest rate"; and the interest rate for the Class C certificates is referred to as the "Class C interest rate". For more information as to these interest rates, see the Glossary.

     For a description of the priorities in which interest will be paid on the certificates of your series, see "Description of the Certificates -- Payments" and "-- Termination of Your Series."

PRINCIPAL

     We expect that no principal payments will be made on the certificates of your series until the Expected Final Payment Date. However, principal payments on the certificates of your series may be made earlier or later. See "Risk Factors" and "Maturity and Principal Payment Considerations" in this prospectus supplement and "Risk Factors" in the prospectus. Principal payments on the certificates of your series will be made, to the extent of available funds, in the priorities described below under "Description of the Certificates -- Payments" and "-- Termination of Your Series."

ALLOCATIONS OF COLLECTIONS, DEFAULTED AMOUNTS AND MISCELLANEOUS PAYMENTS TO THE DEALER OVERCONCENTRATION SERIES

     The trust has issued a series known as the "Dealer Overconcentration Series." The Dealer Overconcentration Series is an uncertificated series that was issued to the Limited Partnership, and will be transferred to CDF Financing, L.L.C. We cannot assure you that CDF Financing, L.L.C. will continue to hold the Dealer Overconcentration Series. The supplement for the Dealer Overconcentration Series will not assign to the Dealer Overconcentration Series any accumulation or early amortization period. The Dealer Overconcentration Series does not bear interest.

     If Dealer Overconcentrations exist, the Dealer Overconcentration Series will be allocated a percentage of principal collections, non-principal collections, and the Defaulted Amount as well as a portion of Miscellaneous Payments relating to receivables of Overconcentrated Dealers.

     - A "Dealer Overconcentration" will exist with respect to a dealer (an "Overconcentrated Dealer") if the aggregate amount of the principal receivables owed by such dealer exceeds the applicable Dealer Concentration Limit.

     - The "Dealer Concentration Limit" is a dollar amount calculated as a percentage of the Pool Balance as of the end of each calendar month (the "Concentration Limit Percentage"). If the dealer is among the eight dealers owing the largest amount of principal receivables as of the end of a calendar month (the "Top 8 Dealers"), the Concentration Limit Percentage currently is 2.5%. If the dealer is not among the Top 8 Dealers, the Concentration Limit Percentage currently is 2%. The Concentration Limit Percentage for Top 8 Dealers, as well as the Concentration Limit Percentage for the other dealers, may be increased or decreased from time to time without your consent if the Rating Agency Condition has been satisfied in connection with that increase or decrease.

     For purposes of the definitions of Dealer Overconcentration, Overconcentrated Dealer and Top 8 Dealers, a dealer and all of its Affiliates that are dealers will be considered to be a single dealer.

     Principal and non-principal collections, as well as Defaulted Amounts and Miscellaneous Payments, will be allocated for any Overconcentrated Dealer between (a) the Dealer Overconcentration Series and (b) the transferor and the outstanding series (other than the Dealer Overconcentration Series). The percentage of principal and non-principal collections, as well as Defaulted Amounts and Miscellaneous Payments for each Overconcentrated Dealer to be allocated to the Dealer Overconcentration Series will be referred to as the Overconcentration Percentage; the percentage allocated to the transferor and the outstanding series (other than the Dealer Overconcentration Series) will be referred to as the Unconcentrated Percentage.

     - The "Overconcentration Percentage" for each Overconcentrated Dealer will be determined by the servicer after the end of each calendar month and will be equal to a fraction, expressed as a percentage,

      - the numerator of which is the aggregate amount of principal receivables in all accounts of that Overconcentrated Dealer as of the end of the preceding calendar month minus the product of (i) the

        Concentration Limit Percentage for that Overconcentrated Dealer and (ii) the Unconcentrated Pool Balance as of the end of that preceding calendar month, and

      - the denominator of which is the aggregate amount of principal receivables in all accounts of that Overconcentrated Dealer as of the end of that preceding calendar month.

     - The "Unconcentrated Percentage" for each Overconcentrated Dealer will be equal to 100% minus the Overconcentration Percentage for that Overconcentrated Dealer.

     - The "Unconcentrated Pool Balance" means, as of the end of any calendar month, the lesser of:

      - (1) the Pool Balance at the end of that calendar month, and

      - (2)(a)(i) the Pool Balance minus (ii) the sum of the principal receivables in all accounts of all Overconcentrated Dealers at the end of that calendar month, divided by

      - (b)(i) 100% minus (ii) the sum of (x) the product of (A) the number of Overconcentrated Dealers as to which the applicable Concentration Limit Percentage is 2.5% and (B) 2.5%, (y) the product of (A) the number of Overconcentrated Dealers as to which the applicable Concentration Limit Percentage is 2% and (B) 2%, and (z) the product of (A) the number of Overconcentrated Dealers as to which the applicable Concentration Limit Percentage is other than 2.5% or 2%, and (B) in each case, that applicable Concentration Limit Percentage.

     The supplement for the Dealer Overconcentration Series does not designate a separate "floating allocation percentage" or "principal allocation percentage" for the Dealer Overconcentration Series.

ALLOCATIONS OF COLLECTIONS, DEFAULTED AMOUNTS AND MISCELLANEOUS PAYMENTS TO YOUR SERIES

     After giving effect to the allocation to the Dealer Overconcentration Series as described above under "-- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series", the servicer will allocate amounts to your series for each calendar month as follows, unless otherwise provided in the next sentence:

     - during the Revolving Period, the Accumulation Period and any Early Amortization Period, non-principal collections will be allocated to your series based on the Floating Allocation Percentage;

     - during the Revolving Period, principal collections will be allocated to your series based on the Floating Allocation Percentage;

     - during the Accumulation Period and any Early Amortization Period, principal collections will be allocated to your series based on the Principal Allocation Percentage;

     - during the Revolving Period, the Accumulation Period and any Early Amortization Period, the Defaulted Amount will be allocated to your series based on the Floating Allocation Percentage;

     - during the Revolving Period, the Accumulation Period and any Early Amortization Period, Miscellaneous Payments will be allocated to your series on the basis of the Series Allocation Percentage for your series.

     However, if for any payment date the sum of:

     - the sum of the floating allocation percentages, including the Floating Allocation Percentage, if applicable, for each series in its revolving period, and

     - the sum of the principal allocation percentages, including the Principal Allocation Percentage, if applicable, for each series in its accumulation or early amortization period,

exceeds 100%, then, after giving effect to allocations to the Dealer Overconcentration Series, principal collections for the applicable calendar month will be allocated among the other series, pari passu and pro rata on the basis of the floating allocation percentages and principal allocation percentages. Amounts not allocated to your series as described above will be allocated to the transferor and the other outstanding series, if any.

DISCOUNT FACTOR

     This transaction creates additional non-principal collections by treating a portion of the principal payments on a receivable as a non-principal collection. This is done by multiplying the principal payments on a receivable by a percentage that we call the discount factor. As of the date of this prospectus supplement, the discount factor is 0.50%. The discount factor is subject to adjustment as described in "Description of the Certificates -- Discount Factor" in the prospectus.

PAYMENTS FROM THE COLLECTION ACCOUNT; RESERVE FUND

     NON-PRINCIPAL COLLECTIONS. On each payment date, the trustee of the trust will apply non-principal collections allocated to your series (after giving effect to repayment to the servicer of any Servicer Advances from any previous payment dates) for the related calendar month, the Investment Proceeds, if any, and the Servicer Advance, if any, for that payment date, to make the following payments in the following order of priority:

        (1) the following amount relating to the Class A certificates will be deposited in the interest funding account:

        - Class A monthly interest for that payment date; plus

        - the amount of any Class A monthly interest for any prior payment dates not previously paid to the Class A certificateholders; plus

        - to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current payment date and, without duplication, any Class A Additional Interest previously due but not paid to the Class A certificateholders;

        (2) the following amount relating to the Class B certificates will be deposited in the interest funding account:

        - Class B monthly interest for that payment date; plus

        - the amount of any Class B monthly interest for any prior payment dates not previously paid to the Class B certificateholders; plus

        - to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current payment date and, without duplication, any Class B Additional Interest previously due but not paid to the Class B certificateholders;

        (3) the following amount relating to the Class C certificates will be deposited in the interest funding account:

        - Class C monthly interest for that payment date; plus

        - the amount of any Class C monthly interest for any prior payment dates not previously paid to the Class C certificateholders; plus

        - to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current payment date and, without duplication, any Class C Additional Interest previously due but not paid to the Class C certificateholders;

        (4) if the servicer is a replacement servicer, an amount equal to the Certificateholders' Monthly Servicing Fee for your series for that payment date will be distributed to the replacement servicer, unless that amount has been netted against deposits to the collection account;

        (5) an amount equal to the Reserve Fund Deposit Amount, if any, for that payment date will be deposited in the reserve fund;

        (6) an amount equal to the Investor Default Amount, if any, for that payment date will be treated as Available Certificateholder Principal Collections for that payment date;

        (7) an amount required to reimburse unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs will be treated as Available Certificateholder Principal Collections for that payment date;

        (8) if the servicer is the Initial Servicer, an amount equal to the Certificateholders' Monthly Servicing Fee for your series for that payment date will be paid to the servicer, unless that amount has been netted against deposits to the collection account or waived as described below under "-- Servicing Compensation and Payment of Expenses"; and

        (9) the balance, if any, will constitute the "Transferor Amount" for that payment date.

     RESERVE FUND. The trustee of the trust, for the benefit of your series, will establish and maintain an Eligible Deposit Account that we call the "reserve fund". On the closing date, the transferor will cause to be deposited with the trustee of the trust, for deposit in the reserve fund, funds in an amount equal to 3.5% of the aggregate initial principal balance of the certificates of your series.

     On each payment date, the trustee of the trust will deposit non-principal collections allocable to your series and Investment Proceeds, if any -- to the extent available pursuant to clause (5) under "-- Non-Principal Collections" above -- into the reserve fund in an amount equal to the Reserve Fund Deposit Amount, if any, for that payment date.

     If non-principal collections allocated to your series, Investment Proceeds, if any, plus the amount of the Servicer Advance, if any, for that payment date are not sufficient to make the entire payments required by clauses (1), (2),
(3), (4), (6) and (8) under "-- Non-Principal Collections" above, the servicer will direct the trustee of the trust to withdraw funds from the reserve fund, to the extent available, and apply those funds to complete the payments pursuant to those clauses in the numerical order of those clauses.

     At the direction of the servicer, funds in the reserve fund will be invested in Eligible Investments. On each payment date, all interest or other investment earnings, net of losses and investment expenses, on funds on deposit in the reserve fund and received prior to that payment date will be applied as set forth under "-- Non-Principal Collections" above. After the payment in full of the Invested Amount of the certificates of your series and accrued and unpaid interest on those certificates, any funds remaining on deposit in the reserve fund will be released to the transferor.

     TRANSFEROR AMOUNT. On each payment date, the servicer will allocate the Transferor Amount for that payment date in the following order of priority:

        (a) an amount equal to the aggregate outstanding amounts of the Monthly Servicing Fee which have been previously waived as described below under "-- Servicing Compensation and Payment of Expenses" will be distributed to the servicer; and

        (b) the balance, if any, will be released to the transferor.

     PRINCIPAL COLLECTIONS. On each payment date, the servicer will apply Available Certificateholder Principal Collections as follows.

        For each payment date relating to the Revolving Period, all Available Certificateholder Principal Collections will be applied:

        - first, if

         (1) the Pool Balance at the end of the preceding calendar month is less than the Pool Balance at the end of the second preceding calendar month, and

         (2) the Pool Balance at the end of the preceding calendar month is less than the Required Participation Amount for that payment date, calculated before giving effect to any deposits to be made on that payment date to the excess funding account for your series and any excess funding account for any other series in their revolving periods, then the servicer will direct the trustee of the trust to deposit Available Certificateholder Principal Collections into the excess funding account for your series in an amount which will reduce the Invested Amount such that, together with the deposits to the excess funding accounts -- and any resulting reductions in the invested amounts -- for other outstanding series in their revolving periods for that payment date, the Pool Balance is equal to the Required Participation Amount; and

        - second, to "Excess Principal Collections" as described under "Description of the Certificates -- Allocations Among Series" in the prospectus.

        For each payment date relating to the Accumulation Period or any Early Amortization Period for your series, if a responsible officer of the trustee of the trust has actual knowledge thereof, an amount equal to Available Certificateholder Principal Collections will be distributed in the following priority:

        - an amount equal to Monthly Principal for the payment date will be deposited into the principal funding account; and

        - for each payment date with respect to the Accumulation Period, the balance, if any, will be allocated to "Excess Principal Collections" as described under "Description of the Certificates -- Allocations Among Series" in the prospectus.

INTEREST FUNDING ACCOUNT

     The trustee of the trust will establish and maintain for the benefit of your series an Eligible Deposit Account that we call the "interest funding account". On each payment date monthly interest will be deposited in the interest funding account as provided above under "-- Payments from the Collection Account; Reserve Fund."

     At the direction of the Servicer, funds on the deposit in the interest funding account will be invested in Eligible Investments. On each payment date, interest and other investment earnings, net of losses and investment expenses, on funds on deposit in the interest funding account and received prior to that payment date will be applied as set forth above under "-- Payments from the Collection Account; Reserve Fund -- Non-Principal Collections."

PRINCIPAL FUNDING ACCOUNT

     The trustee of the trust will establish and maintain for the benefit of your series an Eligible Deposit Account that we call the "principal funding account". On each payment date relating to the Accumulation Period or the Early Amortization Period for your series, funds will be deposited in the principal funding account as provided above under "-- Payments from the Collection Account; Reserve Fund -- Principal Collections."

     At the direction of the Servicer, funds on deposit in the principal funding account will be invested in Eligible Investments. On each payment date, interest and other investment earnings, net of losses and investment expenses, on funds on deposit in the principal funding account and received prior to that payment date will be applied as provided above under "-- Payments from the Collection Account; Reserve Fund -- Non-Principal Collections." Payments will be made from the principal funding account to certificateholders of your series as described below under "-- Payments."

EXCESS FUNDING ACCOUNT

     The trustee of the trust will establish and maintain an Eligible Deposit Account for the benefit of your series that we call the "excess funding account".

     On each payment date during the Revolving Period, if:

     - the Unconcentrated Pool Balance at the end of the preceding calendar month is less than the Unconcentrated Pool Balance at the end of the second preceding calendar month; and

     - the Unconcentrated Pool Balance at the end of the preceding calendar month is less than the Required Participation Amount for that payment date -- calculated before giving effect to any deposits to be made on that payment date to the excess funding account for your series and any excess funding account for any other series in its revolving period, then Available Certificateholder Principal Collections will be deposited in the excess funding account on the payment date in an amount which will reduce the Invested Amount so that, together with the deposits to the excess funding accounts, if any, for other outstanding series in their revolving periods for that payment date, and any resulting reductions in the invested amounts of those series, the Unconcentrated Pool Balance is equal to the Required Participation Amount. The deposit of amounts into the excess funding account for your series and the excess funding accounts for other series will be based on the proportion that the Invested Amount bears to the aggregate of the invested amounts, including the Invested Amount, for all series.

     The servicer may elect to make withdrawals from the excess funding account for your series and the excess funding accounts or similar arrangements for other series on a daily or weekly basis.

     If:

     - on any determination date during the Revolving Period there are any funds in the excess funding account for your series; and

     - the Unconcentrated Pool Balance at the end of the preceding calendar month is greater than the Unconcentrated Pool Balance at the end of the second preceding calendar month,

then the Invested Amount and the invested amounts -- but, in each case, not more than the initial principal amounts -- for all other outstanding series that provide for an excess funding account or similar arrangement and are in their revolving periods will be increased so that, after giving effect to the increases, the Required Participation Amount is at least equal to the Unconcentrated Pool Balance.

     On each determination date, the servicer will notify the trustee of the trust of the amount, if any, of the increase in the Invested Amount and the trustee of the trust will withdraw from the excess funding account for your series and pay to the transferor or allocate to one or more other series, on the immediately succeeding payment date, an amount equal to the amount of the increase in the Invested Amount. Any increase in the Invested Amount is subject to the condition that after giving effect to that increase the Unconcentrated Pool Balance equals or exceeds the Required Participation Amount.

     Any funds on deposit in the excess funding account for your series at the beginning of the Accumulation Period or upon the occurrence of an Early Amortization Event will be deposited in the principal funding account. In addition, no funds will be deposited in the excess funding account for your series during the Accumulation Period or any Early Amortization Period.

     At the direction of the Servicer, funds on deposit in the excess funding account will be invested in Eligible Investments. On each payment date, all interest and investment earnings, net of losses and investment expenses, on funds on deposit in the excess funding account and received prior to that payment date will be applied as described above under "-- Payments from the Collection Account; Reserve Fund -- Non-Principal Collections."

SERVICER ADVANCES

     On or before each payment date, the servicer will deposit into the collection account as an advance (a "Servicer Advance") an amount equal to the amount of interest due but unpaid on any receivable for the related calendar month (but only to the extent that the servicer reasonably expects to recover that Servicer Advance from subsequent payments on that delinquent receivable). No Servicer Advance will be made by the servicer for the principal portion of the receivables or for defaulted receivables. The reimbursement of Servicer Advances will be made on subsequent determination dates or payment dates out of funds collected on all receivables prior to the deposit of funds in the collection account.

PAYMENTS

     PAYMENTS FROM THE INTEREST FUNDING ACCOUNT. On each payment date, available amounts on deposit in the interest funding account will be paid in the following order of priority:

        (1) to the Class A certificateholders, an amount equal to

           (A) the Class A monthly interest for the current payment date, plus

           (B) any Class A monthly interest that was not paid on any prior payment date to the Class A certificateholders, plus

           (C) to the extent permitted under applicable law, the amount of any Class A Additional Interest for the current payment date and, without duplication, any Class A Additional Interest previously due but not paid to the Class A certificateholders;

        (2) to the Class B certificateholders, an amount equal to

           (A) the Class B monthly interest for the current payment date, plus

           (B) any Class B monthly interest that was not paid on any prior payment date to the Class B certificateholders, plus

           (C) to the extent permitted under applicable law, the amount of any Class B Additional Interest for the current payment date and, without duplication, any Class B Additional Interest previously due but not paid to the Class B certificateholders; and

        (3) to the Class C certificateholders, an amount equal to

           (A) the Class C monthly interest for the current payment date, plus

           (B) any Class C monthly interest that was not paid on any prior payment date to the Class C certificateholders, plus

           (C) to the extent permitted under applicable law, the amount of any Class C Additional Interest for the current payment date and, without duplication, any Class C Additional Interest previously due but not paid to the Class C certificateholders.

     Different priorities of payments will apply if the Invested Amount is greater than zero on the Termination Date and if the trustee of the trust sells receivables or interests in receivables, as described below under "-- Termination of Your Series."

     PAYMENTS FROM THE PRINCIPAL FUNDING ACCOUNT. On each payment date with respect to an Early Amortization Period -- if a responsible officer of the trustee of the trust has actual knowledge of that Early Amortization
Period -- other than an Early Amortization Period that has ended as described in clause (c) in the definition of Early Amortization Period, and on the Expected Final Payment Date, the amount on deposit in the principal funding account will be paid to the certificateholders of your series in the following order of priority:

     - first, to the Class A certificateholders until the outstanding principal balance of the Class A certificates has been reduced to zero;

     - second, to the Class B certificateholders until the outstanding principal balance of the Class B certificates has been reduced to zero; and

     - third, to the Class C certificateholders until the outstanding principal balance of the Class C certificates has been reduced to zero;

provided, however, that the maximum amount paid pursuant to this paragraph on any payment date will not exceed the excess, if any, of (A) the sum of the outstanding principal balance of the Class A, Class B and Class C certificates over (B) the sum of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs, each on that payment date.

     Payments on the certificates of your series will be made on each applicable payment date to the holders of certificates in whose names the certificates were registered -- expected to be Cede & Co., as nominee of DTC -- at the close of business on the day preceding that payment date -- or, if definitive certificates are issued, on the last day of the preceding calendar month. However, the final payment on the certificates of your series will be made only at the time of presentation and surrender of the certificates.

OPTIONAL REPURCHASE

     On any payment date occurring after the Invested Amount is reduced to less than 10% of the initial principal amount of the certificates of your series on the closing date for your series, the transferor will have the option to repurchase the interest of your series in the trust. The purchase price will be equal to the sum of (a) the outstanding Invested Amount, (b) accrued and unpaid interest on the certificates of your series through the day preceding the payment date on which the repurchase occurs and (c) to the extent permitted by applicable law, the amount of Additional Interest, if any, for that payment date. The purchase price will be deposited in the collection account in immediately available funds on the payment date on which the transferor exercises that option.

     Following that repurchase, the certificateholders of your series will have no further rights relating to the trust, other than the right to receive the final payment on the certificates of your series. In the event that the transferor fails for any reason to deposit the purchase price as described above, payments will continue to be made to your series as described in this prospectus supplement.

REVOLVING PERIOD

     "Revolving Period" for your series means the period beginning on the closing date for your series and ending on the earlier of:

     - the close of business on the day immediately preceding the Accumulation Period Commencement Date, and

     - the close of business on the day an Early Amortization Period for your series commences;

     - however, if any Early Amortization Period ends as described in clause (c) of the definition of Early Amortization Period, the Revolving Period will recommence as of the close of business on the day that Early Amortization Period ends.

ACCUMULATION PERIOD

     "Accumulation Period" means, unless an Early Amortization Event has occurred prior thereto (other than an Early Amortization Event which has resulted in an Early Amortization Period which has ended as described in clause
(c) of the definition of Early Amortization Period), the period beginning on the Accumulation Period Commencement Date and ending on the earlier of (a) the commencement of an Early Amortization Period for your series and (b) the Expected Final Payment Date.

     "Accumulation Period Commencement Date" means the first day of the calendar month which is the fifth calendar month prior to the calendar month in which the Expected Final Payment Date occurs; provided, however, that upon written notice to the trustee of the trust, the servicer may elect to postpone the Accumulation Period Commencement Date so that the number of months included in the Accumulation Period will equal or exceed the Accumulation Period Length; provided further, however, that the servicer's election will only be permitted if the Accumulation Period Length is less than five months; provided further, however, that the Accumulation Period Commencement Date will not be postponed beyond the first day of the calendar month which is the second calendar month prior to the calendar month in which the Expected Final Payment Date occurs.

     "Accumulation Period Length" means, as determined by the servicer on each determination date, beginning with the determination date occurring in the calendar month which is the sixth calendar month prior to the calendar month in which the Expected Final Payment Date occurs, the number of calendar months that the servicer expects to be required so that sufficient funds are on deposit in the principal funding account for your series no later than the Expected Final Payment Date to pay the outstanding principal balances of the certificates of your series, based on

     - the expected monthly collections of principal receivables expected to be payable to the certificateholders of your series assuming a principal payment rate no greater than the lowest Monthly Payment Rate on the receivables for the preceding three months, so that, for example, if the lowest Monthly Payment Rate for that preceding three month period is 50% or more, the number of calendar months required would be two; if the lowest Monthly Payment Rate for that preceding three month period is between 33.33% and 50%, the number of calendar months required would be three; if the lowest Monthly Payment Rate for that preceding three month period is between 25% and 33.33%, the number of calendar months required would be four; and if the lowest Monthly Payment Rate for that preceding three month period is between 20% and 25%, the number of calendar months required would be five; and

     - the amount of principal expected to be payable to certificateholders of other series which are expected to be in their accumulation or amortization periods during the Accumulation Period for your series; provided that in the event that no other series are expected to be in their accumulation or amortization periods during the Accumulation Period for your series, then the Servicer will have the right to designate a shorter Accumulation Period Length than would be otherwise required by this definition of Accumulation Period Length.

EARLY AMORTIZATION PERIOD

     The "Early Amortization Period" for any series will begin at the close of business on the business day preceding the occurrence of an Early Amortization Event for that series -- that is, either:

     - one of the Early Amortization Events set forth in the pooling and servicing agreement that applies to all series, or

     - one of the Early Amortization Events that applies to that particular series and is set forth in the supplement for that series. The Early Amortization Events applicable to your series are listed under "Description of the Certificates -- Early Amortization Events."

     The Early Amortization Period for any series will end on the earliest to occur of:

        (a) the payment in full of the invested amount for that series, or in the case of your series, the Invested Amount,

        (b) the date specified as a termination date in the supplement for that series, which in the case of your series is the Termination Date, and

        (c) the end of the first calendar month during which the transferor cured an Early Amortization Event relating to the failure of the transferor to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey those receivables pursuant to the pooling and servicing agreement -so long as no other Early Amortization Event has occurred relating to that series and the scheduled termination of the revolving period for that series has not occurred.

EARLY AMORTIZATION EVENTS

     For purposes of your series, the "Early Amortization Events" consist of both:

     - the "Early Amortization Events" which are set forth in the pooling and servicing agreement; and

     - the additional "Early Amortization Events" which are set forth in the supplement for your series.

     The supplement for each other series will also set forth additional Early Amortization Events applicable to that series -- which may be the same as or different from the additional Early Amortization Events for your series described below.

     As set forth in the pooling and servicing agreement, "Early Amortization Event" means any of the following events:

        1. failure by the transferor to convey receivables in Additional Accounts to the trust within five business days after the day on which it is required to convey those receivables pursuant to the pooling and servicing agreement, as described under "Description of the Certificates -- Addition of Accounts" in the prospectus; or

        2. any Specified Party files a petition commencing a voluntary case under any chapter of the Federal bankruptcy laws; or any Specified Party files a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar applicable Federal law, or consents to the filing of any such petition, answer, or consent; or any Specified Party appoints, or consents to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency or receivership of it or of any substantial part of its property; or any Specified Party makes an assignment for the benefit of creditors, or any Specified Party admits in writing its inability to pay its debts generally as they become due; or

        3. any order for relief against any Specified Party has been entered by a court having jurisdiction in the premises under any chapter of the Federal bankruptcy laws, and that order has continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises has been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of any Specified Party under any other similar applicable Federal law, and that decree or order has continued undischarged or unstayed for a period of 120 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a custodian, receiver, liquidator, trustee, assignee, sequestrator, or other similar official in bankruptcy or insolvency or receivership of any Specified Party or of any substantial part of its property or for the winding up or liquidation of its affairs, has been entered, and that decree or order has remained in force undischarged or unstayed for a period of 120 days; or

        4. failure on the part of the transferor, the servicer or CDF, as applicable,

        - to make any payment or deposit required by the pooling and servicing agreement or the receivables contribution and sale agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five business days after the date that payment or deposit is required to be made; or

        - to deliver a payment date statement for any series within ten business days after notice from the trustee of the trust of that failure; or

        - in the case of the transferor, to observe or perform in any material respect its covenant not to create or suffer to exist any lien on a receivable which failure has a material adverse effect on the interest of the certificateholders and which continues unremedied for a period of 60 days after written notice; provided, however, that an Early Amortization Event will not be deemed to have occurred if the transferor will have repurchased the related receivables or, if applicable, all the receivables during that period in accordance with the provisions of the pooling and servicing agreement; or, if applicable, all the receivables during that period in accordance with the provisions of the pooling and servicing agreement; or

        - to observe or perform in any material respect any other covenants or agreements set forth in the pooling and servicing agreement or the receivables contribution and sale agreement, which failure has a material adverse effect on the interests of the certificateholders and which continues unremedied for a period of 45 days after written notice of that failure; or

        5. any representation or warranty made by CDF in the receivables contribution and sale agreement or by the transferor in the pooling and servicing agreement, or any information contained in a computer file or microfiche or written list required to be delivered by the transferor to the trustee of the trust to identify the accounts,

        - proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice; and

        - as a result of that incorrectness, the interests of the certificateholders of all series are materially and adversely affected (excluding, however, if the pooling and servicing agreement constitutes the grant of a security interest in the receivables and Collateral Security, any representation or warranty made by the transferor that the pooling and servicing agreement or the applicable assignment constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the transferor in the receivables and the Collateral Security);

        - however, an Early Amortization Event as described in this paragraph 5 will not be deemed to occur if the transferor has repurchased the related receivables, if applicable, during that period in accordance with the provisions of the pooling and servicing agreement; or

        6. the trust or the transferor becomes an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Pursuant to the supplement for your series, the additional "Early Amortization Events" which are Early Amortization Events for purposes of your series consist of any of the following events:

        1. on any payment date, the balance of the reserve fund for your series is less than 3.5% of the aggregate outstanding principal balance of the certificates of your series, in each case after giving effect to all deposits, withdrawals and payments on the payment date; or

        2. any Servicer Default occurs; or

        3. on any determination date occurring in the months of November through June, the average of the Monthly Payment Rates for the three preceding calendar months is less than 20% or a lower percentage if the Rating Agency Condition has been satisfied with respect to that lower percentage; or on any determination date occurring in the months of July through October, the average of the Monthly Payment Dates for the three preceding calendar months is less than 22.5% or a lower percentage if the Rating Agency Condition has been satisfied with respect to that lower percentage; or

        4. the outstanding principal amount of the certificates of your series is not fully repaid on the Expected Final Payment Date; or

        5. the Three Month Net Loss Ratio exceeds 5% on an annualized basis; however, the percentage in this clause may be changed, or any Early Amortization Event relating to this clause may be waived, without the consent of any certificateholder upon satisfaction of the Rating Agency Condition; or

        6. the sum of all Eligible Investments and amounts on deposit in the excess funding account for your series and any excess funding accounts for any other series represents more than 50% of the total assets of the trust on each of six or more consecutive determination dates, after giving effect to all payments made or to be made on the payment dates relating to those determination dates; or

        7. the Overconcentration Amount exceeds zero for a period of five business days after any payment date, unless the Rating Agency Condition has been satisfied with respect to the existence of the Overconcentration Amount. See "Description of the Certificates -- The Overconcentration Amount" in the prospectus.

     If any of the above events occur:

     - an Early Amortization Event will be deemed to have occurred without any notice or other action immediately on the occurrence of that event; and

     - the Early Amortization Period will commence.

     In addition, if an insolvency event occurs with respect to the transferor, or the transferor violates its covenant not to create or suffer to exist any lien on any receivable, then, on the day of that insolvency event or that violation, as applicable:

     - the transferor will immediately cease to transfer receivables to the trust and promptly give notice to the trustee of the trust of that insolvency event or violation, as applicable; and

     - the trust will be deemed to have terminated, subject to the liquidation, winding up and dissolution procedures described below.

     Following the receipt of that notice by the trustee of the trust (unless, in the case of an insolvency event with respect to the transferor, the provisions of the pooling and servicing agreement have been amended, as described under "Description of the Certificates -- Amendments" in the prospectus, to eliminate the provisions relating to the sale of receivables following the occurrence of an insolvency event relating to the transferor):

     - the trustee of the trust will publish a notice of that insolvency event or violation stating that the trustee of the trust intends to sell, liquidate or otherwise dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms;

     - however, the trustee will refrain from that action if within a specified period of time holders of certificates of each series representing more than 50% of the aggregate outstanding principal amount of the certificates of each series -- or, for any series with two or more classes, the certificates of each class -- and each person holding a certificate issued in exchange for the transferor's certificate, notify the trustee of the trust that they disapprove of that sale, disposition or liquidation of the receivables and that they wish to continue, having receivables transferred to the trust as before that insolvency event or violation, as applicable.

     If the portion of those proceeds allocated to your series and the proceeds of any collections on the receivables in the collection account allocable to your series are not sufficient to pay the aggregate unpaid principal balance of the certificates in full plus accrued and unpaid interest thereon, you will incur a loss. Notwithstanding the above, if the sale, disposition or liquidation is being made solely on account of the violation of the covenant not to create a lien or suffer to exist a lien on any receivable, the trust will not sell the receivables unless the proceeds are sufficient to pay the sum of (a) accrued and unpaid interest on each outstanding series plus (b) the excess of the outstanding principal balance of each outstanding series over the unreimbursed investor charge-offs, if applicable, for such series.

TERMINATION OF YOUR SERIES

     In the event that the Invested Amount is greater than zero on the Termination Date, the trustee of the trust will sell or cause to be sold receivables or interests in receivables in an amount sufficient to pay the Invested Amount after giving effect to deposits and payments otherwise to be made on that payment date, plus accrued and unpaid interest on the certificates of your series.

     However, the amount will not exceed the lesser of (a) the product of (i) the Series Allocation Percentage for your series on the Termination Date and
(ii) the aggregate unpaid balance of the Principal Receivables on the Termination Date and (b) 110% of that Invested Amount.

     The net proceeds of that sale, and all other amounts on deposit in the interest funding account for your series and the principal funding account for your series on the applicable payment date, will be paid:

     - first to Class A certificateholders, in an amount equal to the sum of (x) the Class A monthly interest for the current payment date and, without duplication, any unpaid Class A monthly interest for any previous payment date, (y) to the extent permitted by applicable law, any Class A Additional Interest for the current payment date and, without duplication, any unpaid Class A Additional Interest for any previous payment date, and (z) the Class A Invested Amount;

     - second to Class B certificateholders, in an amount equal to the sum of
       (x) the Class B monthly interest for the current payment date and, without duplication, any unpaid Class B monthly interest for any previous payment date, (y) to the extent permitted by applicable law, any Class B Additional Interest for the current payment date and, without duplication, any unpaid Class B Additional Interest for any previous payment date, and (z) the Class B Invested Amount; and

     - third to Class C certificateholders, in an amount equal to the sum of (x) the Class C monthly interest for the current payment date and, without duplication, any unpaid Class C monthly interest for any previous payment date, (y) to the extent permitted by applicable law, any Class C Additional Interest for the current payment date and, without duplication, any unpaid Class C Additional Interest for any previous payment date, and (z) the Class C Invested Amount.

     Any remaining funds will be paid to the transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The servicer will be entitled to receive a Monthly Servicing Fee for your series as compensation for its servicing activities and reimbursement for its expenses. The Monthly Servicing Fee for your series will be payable in arrears on each payment date in an amount equal to one-twelfth of the product of:

     - 2%; and

     - the product of (a) the Series Allocation Percentage and (b) the Pool Balance as of the last day of the second preceding calendar month.

     The share of the Monthly Servicing Fee allocable to the certificateholders of your series for any payment date (the "Certificateholders' Monthly Servicing Fee") will be equal to one-twelfth of the product of:

     - 2%; and

     - the Invested Amount as of the last day of the second preceding calendar month -- or, in the case of the first payment date for your series, the Invested Amount on the closing date for your series.

     The remainder of the Monthly Servicing Fee will be paid by the transferor.

     The servicer will be permitted to waive its right to receive the Monthly Servicing Fee for your series on any payment date in whole or in part, so long as it reasonably believes that sufficient non-principal collections will be available on a future payment date to pay the waived Monthly Servicing Fee, in which case the Monthly Servicing Fee for the current payment date will be deemed to be zero. If the servicer is the Initial Servicer, and payment of any portion of the Monthly Servicing Fee to the Initial Servicer on a payment date would require a withdrawal from the reserve fund, then, absent affirmative notice to the trustee of the trust by the Initial Servicer to the contrary, the Initial Servicer will be deemed to have waived payment of that portion on that payment date; provided that a deemed waiver described in this sentence will not occur on more than two payment dates in any twelve month period and will not occur on any two consecutive payment dates.

     The servicer will pay from its servicing compensation certain expenses incurred by the servicer in connection with its activities under the pooling and servicing agreement including fees and expenses which are not expressly stated in the pooling and servicing agreement to be payable by the transferor, the trust or the certificateholders; provided that the servicer will not be responsible for paying federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.

REPORTS

     On each payment date, the trustee of the trust will forward, or cause to be forwarded, to each certificateholder of record -- which in the case of your series is expected to be Cede & Co., as nominee for

DTC, unless definitive certificates are issued -- a statement prepared by the servicer setting forth information specified in an exhibit to the supplement for your series. That information is expected to include:

     - the aggregate amount of collections, the aggregate amount of non-principal collections and the aggregate amount of principal collections processed during the immediately preceding calendar month;

     - the Series Allocation Percentage, the Floating Allocation Percentage and the Principal Allocation Percentage relating to that calendar month;

     - the total amount, if any, paid on the certificates of your series;

     - the amount of that payment allocable to principal on each class of certificates of your series;

     - the amount of that payment allocable to interest on each class of certificates of your series;

     - the Investor Default Amount for that payment date;

     - the amount of the Class A, Class B and Class C Investor Charge-Offs and the amounts of reimbursements thereof for the preceding calendar month;

     - the amount of the Monthly Servicing Fee for the preceding calendar month;

     - the Controlled Deposit Amount, if any, for that payment date;

     - the Class A, Class B and Class C Invested Amounts, the excess funding account balance and the outstanding principal balance of each class of certificates of your series for that payment -- after giving effect to all payments which will occur on that payment date;

     - the "pool factor" for each class of certificates of your series as of the determination date relating to that payment date, which consists of a number carried out to eleven decimals representing the ratio of (a) the outstanding principal balance of each class as of that determination date -- determined after taking into account any reduction in the outstanding principal balance of that class which will occur on that payment date, to (b) the initial principal balance of that class;

     - the reserve fund balance, the principal funding account balance and the interest funding account balance.

     On or before January 31 of each calendar year, the trustee of the trust will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a certificateholder of record of your series -- which is expected to be Cede & Co., as nominee for DTC, unless definitive certificates are issued -- a statement containing the information required to be provided by an issuer of indebtedness under the Code for the preceding calendar year, together with other customary information as is necessary to enable the certificateholders to prepare their tax returns.

     In addition, as long as the certificateholder of record is Cede & Co., as nominee for DTC, certificate owners will receive tax and other information from participants and indirect participants rather than from the trustee of the trust. See "Federal Income Tax Considerations" and "State and Local Tax Consequences" in this prospectus supplement.

                       FEDERAL INCOME TAX CONSIDERATIONS

OVERVIEW

     The following is a summary of material U.S. Federal income tax consequences of the purchase, ownership and disposition of the Class A certificates and the Class B certificates, or the "offered certificates". This summary is based on current provisions of the Internal Revenue Code of 1986, called the "Code", proposed, temporary and final Treasury regulations promulgated under the Code, and published rulings and court decisions. The current tax laws and the current regulations, rulings and court decisions may be changed or reversed, possibly retroactively. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe & Maw, special Federal tax counsel for the transferor, and are qualified in this summary. We have not sought and will not seek any rulings from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences we discuss. The IRS could take positions contrary to those we discuss.

CHARACTERIZATION OF THE CERTIFICATES AND THE TRUST

     In the opinion of Mayer, Brown, Rowe & Maw, the trust will not be classified as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes. Mayer, Brown, Rowe & Maw is also of the opinion that, based on the substantive terms of the offered certificates, the Class A and Class B certificates will be treated as indebtedness for Federal income tax purposes.

     In general, whether for Federal income tax purposes a transaction constitutes a sale of property or a loan which is secured by the property is a question of fact and is based on the economic substance of the transaction rather than its form or label. The primary factor in determining whether the substance of a transaction is a sale or a loan is whether the person who has purchased the property or made the loan secured by the property has assumed the risk of loss with respect to the property and has obtained the benefits of ownership of the property. The intention of the parties is another important factor in determining whether a transaction will be treated as a sale or a loan for Federal income tax purposes. The transferor expresses in the pooling and servicing agreement its intent that the offered certificates will be indebtedness for Federal, state and local income and franchise tax purposes (and for purposes of any other taxes imposed on or measured by income). Further, the transferor, the servicer and each initial and subsequent investor, by acquiring an interest in an offered certificate, agrees or will be deemed to agree to treat the offered certificates as indebtedness for Federal, state and local income and franchise tax purposes (and for purposes of any other taxes imposed on or measured by income).

     Based on its analysis of the substance of the transaction contemplated in this prospectus supplement and in the prospectus, the parties' intentions, and the assumption that the parties will comply with the terms of the transaction, Mayer, Brown, Rowe & Maw has concluded that the purchasers of the Class A and Class B certificates will be treated as making a loan to the transferor secured by the receivables. Therefore, Mayer, Brown, Rowe & Maw is of the opinion that the Class A and Class B certificates will be treated as debt for Federal income tax purposes. Based on its analysis of the substance of the transaction contemplated in this prospectus supplement and in the prospectus, the parties' intentions, and the assumption that the parties will comply with the terms of the transaction, including statements to be made by purchasers of Class C certificates in their respective representation letters which they will execute in connection with their purchase of Class C certificates, Mayer, Brown, Rowe & Maw is of the opinion that the Class C certificates will be treated as either indebtedness or as interests in a partnership for Federal income tax purposes. However, no transaction closely comparable to that contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision. Prospective investors should also be aware that opinions of counsel are not binding on the IRS, and the IRS could successfully challenge treatment of the offered certificates as indebtedness for Federal income tax purposes.

     Except as otherwise expressly indicated, the remaining discussion assumes that the offered certificates will be treated as debt for Federal income tax purposes and that payments on the offered certificates are denominated in U.S. dollars.

TAXATION OF INTEREST INCOME OF CERTIFICATEHOLDERS

     If the offered certificates are not treated as issued with "original issue discount" or "OID", investors will be required to include the stated interest on the offered certificates in income either when received or accrued, according to their method of tax accounting. A class of the offered certificates will not be treated as issued with OID if (1) the interest payable on the class of offered certificates meets the requirements for "qualified stated interest" under Treasury regulations relating to OID, and (2) any excess of the principal amount of the class of offered certificates over the issue price of the class of offered certificates does not exceed a de minimis amount. A de minimis amount is defined by Treasury regulations as 1/4% of the principal amount of the offered certificates multiplied by the number of full years included in their term. Qualified stated interest generally includes interest that is payable unconditionally at least annually at a single fixed rate that appropriately takes into account the length of time between payments. It is uncertain whether interest payable on the offered certificates will be treated as qualified stated interest. The IRS could take the position based on Treasury regulations that the rate of interest payable on the certificates is not "unconditionally payable." For tax information reporting purposes, however, the transferor intends to take the position that interest on the certificates constitutes qualified stated interest.

     If a class of offered certificates is treated as issued with OID, then the excess of the payments other than "qualified stated interest" over the original issue price for that class of offered certificates will constitute OID. The original issue price for a class of offered certificates will be the initial offering price at which a substantial amount of that class of offered certificates are sold to the public. The owner of an offered certificate must include OID, if any, in income as interest over the term of the certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Further, under the Code, special rules relating to OID, market discount and acquisition premium apply to debt obligations which may be accelerated due to prepayments of obligations securing the debt obligation. It is uncertain whether these special rules apply to the offered certificates. If they were to apply, the transferor would calculate and report OID, if any, based on a reasonable prepayment assumption.

     The Federal income tax treatment of a subsequent investor who purchases an offered certificate for less than or more than the principal amount, or in the case of a certificate issued with OID, the adjusted issue price of that offered certificate will be governed by special rules. A subsequent investor who purchases an offered certificate for less than the principal amount, or in the case of a certificate issued with OID, the adjusted issue price of the offered certificate, is treated as having purchased that certificate at a market discount, and if the discount is greater than a de minimis amount, the character and potential timing of the income attributable to that discount would be governed by the "market discount" rules of the Code. These rules provide, in part, that gain generally will be treated as ordinary income on the receipt of partial principal payments or on the sale or disposition of the offered certificate to the extent of the accrued market discount. These rules also provide for the deferral of interest deductions related to debt incurred or maintained to acquire or carry the offered certificate. An investor who purchases an offered certificate for more than the sum of all amounts payable on the certificate after the purchase date other than qualified stated interest, which excess is referred to as a premium, may generally elect to annually offset an amortized amount of the premium against interest income from the offered certificate over the remaining term of the offered certificate pursuant to
Section 171 of the Code.

     A subsequent investor who purchases a certificate issued with OID is treated as having purchased that certificate at an acquisition premium if the investor purchases the certificate for an amount that is greater than the certificate's adjusted issue price and less than or equal to the sum of all amounts payable on the certificate after the date of purchase other than payments of qualified stated interest (generally, the principal amount). In general, acquisition premium ratably reduces OID inclusions in income.

DISPOSITION OF A CERTIFICATE

     An investor who disposes of an offered certificate by sale, exchange, redemption or otherwise will recognize gain or loss equal to the difference between the amount of cash and the fair market value of any property received, other than amounts attributable to, and taxable as, accrued interest, and the investor's adjusted tax basis in the offered certificate. In general, the adjusted tax basis of an offered certificate will equal the investor's cost for the offered certificate, increased by any OID or market discount previously included in income by the investor and decreased by the amount of any bond premium previously amortized and by any payment reflecting principal or OID on the offered certificate. Any gain or loss will generally be long-term capital gain or loss, provided that the offered certificate was held as a capital asset for more than one year. The maximum ordinary income tax rate for individuals exceeds the maximum long-term capital gains rate for individuals. Any realized capital losses may generally be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

POSSIBLE CLASSIFICATION AS A PARTNERSHIP OR AS AN ASSOCIATION TAXABLE AS A CORPORATION

     The opinions of Mayer, Brown, Rowe & Maw that the trust will not be treated as an association or publicly traded partnership taxable as a corporation, that the Class A and Class B certificates will be treated as debt and that the Class C certificates will be treated either as debt or as interests in a partnership are not binding on the courts or the IRS. Further, the IRS could assert that, for purposes of the Code, the transactions contemplated in this prospectus supplement constitute a sale of the receivables, or an interest in the receivables, to the investors and that the legal relationship between the transferor and some or all of the investors resulting from the transactions is a partnership, including a publicly traded partnership taxable as a partnership, or a publicly traded partnership taxable as a corporation. The transferor currently does not intend to comply with the Federal income tax reporting requirements that would apply if any offered certificates were treated as interests in a partnership or a publicly traded partnership taxable as a corporation.

     If a partnership, other than a publicly traded partnership taxable as a corporation, between the transferor and investors were held to exist, the partnership itself would not be required to pay Federal income tax. Rather, the partners of the partnership, including the investors, would individually recognize their respective distributive shares of the partnership's income, gain, loss, deductions and credits. Therefore, the amount and timing of recognition of items of income and deductions by an investor could differ if the offered certificates were held to constitute partnership interests rather than debt. In addition, unless the partnership were treated as engaged in a trade or business, an individual investor's share of expenses of the partnership would be treated as miscellaneous itemized deductions that, in the aggregate, are allowed as deductions only to the extent they exceed two percent of the individual's adjusted gross income and could be reduced under Section 68 of the Code if the individual's adjusted gross income exceeded specified limits. Furthermore, these deductions would be eliminated altogether for purposes of the alternative minimum tax. As a result, that individual might be taxed on a greater amount of income than the stated rate on the offered certificates. Finally, if a partnership were held to exist, all or a portion of any taxable income allocated to an investor that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute "unrelated business taxable income" which generally would be taxable to the tax-exempt investor under the Code.

     If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the trust would be required to pay Federal income tax at corporate income tax rates on its income and may have to pay certain state and local taxes, which would reduce the amounts available for payment to the investors. If the offered certificates were treated as partnership interests in a publicly traded partnership taxable as a corporation, payments to the investors generally would not be deductible in computing the taxable income of the publicly traded partnership. Also, cash payments to the investors generally would be treated as dividends for tax purposes, but possibly without the benefit of a dividends received deduction.

     To reduce the likelihood that the trust will be treated as a "publicly traded partnership" (as defined in Section 7704 of the Code) if the Class C certificates are treated as partnership interests, the supplement for your series includes limitations on the initial purchase and subsequent transfer of the Class C certificates. These limitations provide that, among other things, the Class C certificates may not be transferred or sold to any person, if, for the purposes of Section 7704 of the Code and the Treasury regulations promulgated thereunder, after such transfer the trust would be treated as having more than 100 partners.

FASIT LEGISLATION

     Federal legislation created a new type of entity for Federal income tax purposes called a "financial asset securitization investment trust" or "FASIT." Arrangements similar to the trust may elect to be treated as a FASIT. A FASIT election would enable the trust to avoid Federal income taxation and to issue securities, similar to the offered certificates, which would be treated as debt for Federal income tax purposes. The transferor and servicer will be permitted to amend the pooling and servicing agreement or the supplement for this series in order to enable all or a portion of the trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make any modifications to the pooling and servicing agreement or the supplement for this series as may be permitted by reason of the making of a FASIT election.

     We cannot assure you that the transferor will or will not cause any permissible FASIT election to be made regarding the trust or amend the pooling and servicing agreement or the supplement for this series in connection with any election. If a FASIT election is made, it may cause a holder to recognize gain, but not loss on any certificates held by it, even though tax counsel for the transferor will deliver its opinion that an offered certificate will be treated as debt for federal income tax purposes without regard to the election and the offered certificate would be treated as debt following the election. In addition, if such an election is made, certificateholders that otherwise report income under a cash method of accounting will be required to report income for the certificates under an accrual method. Additionally, any FASIT election and any related amendments to the pooling and servicing agreement or the supplement for this series may have other tax and non-tax consequences to certificateholders. Accordingly, prospective certificateholders should consult their tax advisors with regard to the effects of any FASIT election and any permitted related amendments on them in their particular circumstances.

     Although the FASIT legislation was effective as of September 1, 1997, many technical issues have not been addressed by Treasury regulations. Transition rules permit an entity in existence on or after August 31, 1997, like the trust, to elect FASIT status. However, it is not clear how outstanding interests of an electing entity would be treated after an election. Thus, it is not clear how the certificates of this series would be treated if the trust made a FASIT election. Further, while proposed regulations regarding FASITs were issued on February 7, 2000, the proposed regulations are generally proposed to be effective only after publication of final regulations. Accordingly, it is uncertain when the proposed regulations would be effective and whether the proposed regulations will be finalized in the form proposed.

     Prospective investors should consult their tax advisors about how a FASIT election may affect them.

FOREIGN INVESTORS

     The following information describes the U.S. Federal income tax treatment of investors that are Foreign Investors if the offered certificates are treated as debt. The term "Foreign Investor" means any person who is a beneficial holder of an offered certificate and who is not:

        (1) a citizen or resident of the United States,

        (2) a corporation or partnership or other entity treated for Federal income tax purposes as a corporation or a partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia,

        (3) an estate, the income of which is subject to United States Federal income tax, regardless of its source, or

        (4) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 and treated as United States persons under the Code and applicable Treasury regulations prior to that date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations, will not be Foreign Investors. Except as noted below, the balance of this discussion describes the consequences to Foreign Investors of holding Class A and Class B certificates that are treated as indebtedness for Federal income tax purposes.

     Tax would be withheld from payments of interest, including OID, paid to a Foreign Investor at a rate of 30% unless (1) the income is "effectively connected" with the conduct by the Foreign Investor of a trade or business in the United States as evidenced by an IRS Form W-8ECI, signed by the investor or its agent; (2) the Foreign Investor delivers an IRS Form W-8BEN, signed by the investor or its agent, claiming exemption from withholding or a reduced rate of withholding under an applicable tax treaty; or (3) the Foreign Investor and each securities clearing organization, bank, or other financial institution that holds the

Class A or Class B certificates on behalf of the customer in the ordinary course of its trade or business, in the chain between the investor and the United States person otherwise required to withhold the United States tax, complies with applicable identification requirements, and the investor does not actually or constructively own 10% or more of the voting stock of CDF Financing, L.L.C. and is not a controlled foreign corporation of CDF Financing, L.L.C. Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization and to the United States entity otherwise required to withhold tax an IRS Form W-8BEN signed under penalties of perjury by the investor, stating that the investor is not a United States person and providing the investor's name and address. In the case of (1), (2) or (3) above, the appropriate form will be effective provided, that (a) the applicable form is delivered as required by applicable procedures and is properly transmitted to the United States entity otherwise required to withhold tax, and (b) none of the entities receiving the form has actual knowledge that the investor is a United States person.

     An investor that is a nonresident alien or foreign corporation will not be liable for United States Federal income tax on gain realized on the sale, exchange, or redemption of a Class A or Class B certificate, if (1) this gain is not effectively connected with the conduct of a trade or business in the United States, (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year of the sale, exchange, or redemption, and (3) in the case of gain representing accrued interest, the conditions described in the preceding paragraph are satisfied.

     If the trust were reclassified as a partnership that is not taxable as a corporation, a Foreign Investor might be required to file a United States Federal income tax return and pay tax on its share of partnership income at regular United States rates, including the branch profits tax in the case of a Foreign Investor that is a corporation. Withholding tax, at the taxpayer's ordinary income tax rate, would also be deducted from a Foreign Investor's share of the partnership's "effectively connected taxable income." If the offered certificates were recharacterized as equity interests in a publicly traded partnership taxable as a corporation, tax would be withheld from payments on the offered certificates treated as dividends generally at a rate of 30% unless reduced by an applicable treaty or other exemption.

BACKUP WITHHOLDING

     Backup withholding will be imposed on payments to any investor, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification of his or her status as nonresident, currently at the rate of 30% of the interest paid, and original issue discount accrued, if any, on the offered certificates if the investor, at the time of issuance, fails to supply the trustee of the trust or its broker with a certified statement, under penalties of perjury, containing the investor's name, address, correct taxpayer identification number and a statement that backup withholding is not required. In addition, upon the sale or disposition of a certificate to (or through) a broker, the broker must withhold a percentage of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information and, in the case of a Foreign Investor, certifies that the seller is a Foreign Investor (and certain other conditions are met). A backup withholding rate of 30% is in effect for payments made in the taxable year 2003 and will be reduced to 29% for payments made in taxable years 2004 and 2005 and is further reduced to 28% for payments made in the taxable year 2006 and thereafter. Under current law, the backup withholding rate will be increased to 31% for payments made after the taxable year 2010. Information returns will be sent annually to the IRS and to each investor stating the amount of interest paid, and original issue discount accrued, if any, on the offered certificates and the amount of tax withheld from payments on the certificates. We advise investors to consult with their tax advisors about their eligibility for, and the procedure for obtaining, exemption from backup withholding.

                        STATE AND LOCAL TAX CONSEQUENCES

     The activities to be undertaken by the servicer in servicing and collecting the receivables may be considered to take place in Missouri. The State of Missouri imposes a state income tax which is based partially on the net income of corporations, partnerships and other entities doing business in the State of Missouri.

This discussion is based on present provisions of Missouri statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which may change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Missouri Department of Revenue.

     In the opinion of Bryan Cave LLP ("Missouri Tax Counsel"), the characterization of certificates for federal income tax purposes will also apply for purposes of the Missouri state income tax. Therefore, if the Class A and Class B certificates are treated as debt for federal income tax purposes, they will be treated as debt for Missouri income tax purposes. Pursuant to this treatment, the trust will not be required to pay Missouri income tax, and certificateholders not otherwise required to pay Missouri tax would not be required to pay that tax solely because of their mere ownership of the Class A and Class B certificates. Class A and Class B certificateholders already being taxed in Missouri, however, could be required to pay tax on the income generated from ownership of these certificates.

     In the alternative, if the arrangement created by the pooling and servicing agreement is treated as a partnership not taxable as a corporation for federal income tax purposes, in the opinion of Missouri Tax Counsel, the same treatment should also apply for Missouri income tax purposes. Certificateholders, whether Missouri residents or non-residents, who were partners in the constructive partnership would be required to pay Missouri income tax on their distributive shares of the income from the constructive partnership. However, based on past and current practices of the Missouri Department of Revenue, classification of the arrangement as a "partnership" would not cause a certificateholder not otherwise subject to Missouri income tax to pay such tax on income beyond that derived from the Class A and Class B certificates.

     If the arrangement created by the pooling and servicing agreement is treated as an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the resulting constructive entity could be required to pay Missouri income taxes. Those taxes could result in reduced payments to certificateholders. A certificateholder not otherwise required to pay income tax in Missouri would not be required to pay Missouri income tax as a result of its mere ownership of that interest.

     Notwithstanding the foregoing, regardless of the treatment of the Class A and Class B certificates or the arrangement for federal income tax purposes, a certificateholder could be required to pay Missouri income tax if that certificateholder participated in the negotiation of the pooling and servicing agreement or otherwise developed a taxable nexus to Missouri.

     In the opinion of Missouri Tax Counsel, if the trust is not treated as an association taxable as a corporation for federal income tax purposes, the trust will not be required to pay any Missouri franchise tax imposed under Chapter 147 of the Revised Statutes of Missouri.

     Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are already required to pay tax. We recommend that you consult your own tax advisors regarding state and local income and franchise taxes.

     DUE TO THE COMPLEXITY OF FEDERAL, STATE, LOCAL AND FOREIGN RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES. FOR EXAMPLE, THIS PROSPECTUS SUPPLEMENT DOES NOT DISCUSS TAX CONSEQUENCES TO VARIOUS INVESTORS, INCLUDING BANKS AND THRIFTS, INSURANCE COMPANIES, REGULATED INVESTMENT COMPANIES, DEALERS IN SECURITIES, HOLDERS THAT WILL HOLD THE OFFERED CERTIFICATES AS A POSITION IN A "STRADDLE" FOR TAX PURPOSES OR AS A PART OF A "SYNTHETIC SECURITY" OR "CONVERSION TRANSACTION" OR OTHER INTEGRATED INVESTMENT COMPRISED OF THE OFFERED CERTIFICATES AND ONE OR MORE OTHER INVESTMENTS, FOREIGN INVESTORS, TRUSTS AND ESTATES AND PASS-THROUGH ENTITIES WITH ANY OF THESE TYPES OF INVESTORS AS EQUITY HOLDERS. FURTHER, WE DO NOT FURNISH INFORMATION IN THIS PROSPECTUS SUPPLEMENT IN THE LEVEL OF DETAIL OR WITH THE ATTENTION TO AN INVESTOR'S SPECIFIC TAX CIRCUMSTANCES THAT WOULD BE PROVIDED BY AN INVESTOR'S OWN TAX ADVISOR. ADDITIONALLY, THE DISCUSSION IS LIMITED TO THE TAX CONSEQUENCES TO INITIAL INVESTORS AND NOT TO PURCHASERS IN THE SECONDARY MARKET.

                              ERISA CONSIDERATIONS

GENERAL

     Section 406 of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 4975 of the Code, prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for that person. For example, if a plan were to acquire certificates, a prohibited transaction would arise, unless an exemption, like one of the class exemptions described below, were available, if the transferor were a disqualified person or party in interest. By its acceptance of a Class A certificate or an interest in a Class A certificate, each Class A certificateholder and owner of any beneficial interest in a Class A certificate will be deemed to represent and warrant that its purchase of the certificate will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Additional prohibited transactions could arise if the assets of the trust were deemed to constitute assets of any plan that owned certificates. The Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan to which ERISA or the Code applies, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase certificates, the trust could be deemed to hold plan assets of that Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the trust.

PLAN ASSETS AND THE AVAILABILITY OF EXEMPTIONS FOR CERTIFICATES

     The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exception") that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is

     - freely transferable;

     - part of a class of securities that is held, on completion of the public offering made hereby, by 100 or more investors independent of the trust and of one another; and

     - either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 (the "Securities Act") and the class of securities of which that security is a part is registered under the Exchange Act within 120 days, or any later time as may be allowed by the Securities and Exchange Commission, after the end of the fiscal year of the issuer during which the offering of those securities to the public occurred.

     It is expected that the Class A certificates will meet the criteria of the Publicly-Offered Securities Exception as set forth above, although no one can assure you that the 100 independent person requirement will be satisfied.

     If the certificates fail to meet the criteria of the Publicly-Offered Securities Exception and the trust's assets are deemed to include assets of Benefit Plans that are holders of certificates, transactions involving the trust and "parties in interest" or "disqualified persons" might be prohibited under
Section 406 of ERISA and Section 4975 of the Code unless an ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the receivables, under DOL interpretations the purchase of certificates by that plan could constitute a prohibited transaction.

     The underwriters currently do not expect that the Class B certificates will be held by at least 100 independent persons and, therefore, do not expect that the Class B certificates will qualify as publicly-offered securities under the Publicly-Offered Securities Exemption. Accordingly, the Class B certificates may not be acquired by:

        (a) any employee benefit plan to which ERISA applies;

        (b) any plan or other arrangement -- including an individual retirement account or Keogh plan -- to which section 4975 of the Code applies; or

        (c) any entity whose underlying assets include "plan assets" under the Plan Assets Regulation by reason of any plan's investment in the entity.

     By its acceptance of a Class B certificate or an interest therein, each Class B certificateholder and owner of a beneficial interest in the Class B certificates will be deemed to have represented and warranted that it is not an employee benefit plan, plan or arrangement to which Section 4975 of the Code applies, or other type of entity covered by clause (a), (b) or (c) of the preceding sentence.

REVIEW BY BENEFIT PLAN FIDUCIARIES

     Due to the complexity of these rules and the penalties imposed on persons involved in prohibited transactions, it is especially important that any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase certificates should consult with its own counsel regarding the potential consequences under ERISA and the Code of the Benefit Plan's acquisition and ownership of certificates. Assets of a Benefit Plan should not be invested in the certificates unless it is clear that the assets of the trust will not be plan assets.

                                  UNDERWRITING

     The transferor has agreed to sell, and Deutsche Bank Securities Inc. and the other underwriters listed below have agreed to purchase, the principal amount of the Class A and Class B certificates listed in the table below. The terms of these purchases are governed by an underwriting agreement between the transferor and Deutsche Bank Securities Inc., for itself and as representative of all underwriters.

                                                               PRINCIPAL AMOUNT OF
                        UNDERWRITERS                           CLASS A CERTIFICATES
                        ------------                           --------------------
Deutsche Bank Securities Inc. ..............................       $233,000,000
J.P. Morgan Securities Inc. ................................       $233,000,000
Banc One Capital Markets, Inc. .............................       $125,125,000
Citigroup Global Markets Inc. ..............................       $125,125,000

                                                               PRINCIPAL AMOUNT OF
                        UNDERWRITERS                           CLASS B CERTIFICATES
                        ------------                           --------------------
Deutsche Bank Securities Inc. ..............................       $11,250,000
J.P. Morgan Securities Inc. ................................       $11,250,000

     The underwriters have agreed to purchase all of the offered certificates if any of the offered certificates are purchased.

     Deutsche Bank Securities Inc., as representative of the underwriters, has advised the transferor that the underwriters propose initially to offer the Class A certificates to the public at the public offering price stated on the cover page of this prospectus supplement, and to some dealers at that price, less a concession of up to 0.090% for each Class A certificate. The underwriters may allow, and those dealers may reallow, concessions of up to 0.050% of the principal amount of the Class A certificates to some brokers and dealers. The underwriting discounts and commissions of the underwriters will be 0.150% of the principal amount of the Class A certificates.

     Deutsche Bank Securities Inc., as representative of the underwriters, has advised the transferor that the underwriters propose initially to offer the Class B certificates to the public at the public offering price stated on the cover page of this prospectus, and to some dealers at that price, less a concession of up to 0.105% for each Class B certificate. The underwriters may allow, and those dealers may reallow, concessions of up to 0.060% of the principal amount of the Class B certificates to some brokers and dealers. The underwriting discounts and commissions of the underwriters will be 0.175% of the principal amount of the Class B certificates.

     Additional offering expenses are estimated to be $750,000.

     The transferor and CDF will indemnify the underwriters against liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in this prospectus supplement, the prospectus or the related registration statement or (2) any omission or alleged omission to state a material fact required to be stated in this prospectus supplement, the prospectus or the registration statement or necessary to make the statements in this prospectus supplement, the prospectus or the related registration statement not misleading. The transferor and CDF will not, however, indemnify the underwriters against liabilities caused by any untrue statement or omission, real or alleged, made in reliance on and in conformity with information relating to and provided by any underwriter for use in this prospectus supplement, the prospectus and the registration statement.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids for the offered certificates in accordance with Regulation M under the Exchange Act.

     - Over-allotment transactions involve syndicate sales exceeding the offering size, which creates a syndicate short position.

     - Stabilizing transactions permit bids to purchase the offered certificates so long as the stabilizing bids do not exceed a specified maximum.

     - Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions.

     - Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the offered certificates originally sold by that syndicate member are purchased in a syndicate covering transaction.

     These transactions may cause the prices of the offered certificates to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor any of the underwriters represent that the underwriters will engage in any of those transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     Some or all of the net proceeds of the sale of the certificates of your series may be used to repay some or all of the outstanding amount of Series 2000-4 issued by the trust. Some of the underwriters are affiliated with banks that are standby purchasers in Series 2000-4 and are agents for investors in Series 2000-4. For a brief summary of Series 2000-4, see Annex I to this prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed on for the transferor by Naran U. Burchinow, Esq., Operations Counsel of CDF, and by Mayer, Brown, Rowe & Maw, Chicago, Illinois. Certain federal income tax matters will be passed on for the transferor by Mayer, Brown, Rowe & Maw, Chicago, Illinois. Certain legal matters and certain Missouri income tax matters will be passed on for the transferor by Bryan Cave LLP, St. Louis, Missouri. Certain legal matters will be passed on for the underwriters by McKee Nelson LLP, Washington, D.C.

                                    GLOSSARY

     Terms defined in the Glossary of the accompanying prospectus and used in this prospectus supplement without definition will have the meanings assigned to those terms in the accompanying prospectus. For the purpose of making this prospectus supplement easier to read, in many instances we have used lower case letters to describe terms that are defined in more detail in this Glossary or in the Glossary of the accompanying prospectus. All references in this prospectus supplement to any agreement will be understood to be references to that agreement as it may be amended, amended and restated or otherwise modified from time to time.

     "Accumulation Period" is defined under "Description of the Certificates -- Accumulation Period."

     "Accumulation Period Commencement Date" is defined under "Description of the Certificates -- Accumulation Period."

     "Accumulation Period Length" is defined under "Description of the Certificates -- Accumulation Period."

     "Additional Interest" for any payment date will mean an amount equal to the sum of the Class A Additional Interest, the Class B Additional Interest and the Class C Additional Interest.

     "Adjustment Date" means, for any interest period, the second London Business Day preceding that interest period; provided that for the first interest period, the Adjustment Date will be a date determined prior to the closing date.

     "Available Certificateholder Principal Collections" for any payment date means the sum of

     - principal collections for the related calendar month allocated to your series as set forth under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to Your Series";

     - the amount, if any, of non-principal collections allocated with respect to the Investor Default Amount or unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs or Class C Investor Charge-Offs;

     - the product of (a) a fraction, the numerator of which is the Series Allocation Percentage for your series and the denominator of which is the sum of the series allocation percentages for all series not in their revolving periods and (b) Miscellaneous Payments for that payment date; and

     - on the Termination Date, any funds remaining in the reserve fund, after the application of funds in the reserve fund as described under "Description of the Certificates -- Payments from the Collection Account; Reserve Fund."

     "Certificateholders' Monthly Servicing Fee" is defined under "Description of the Certificates -- Servicing Compensation and Payment of Expenses."

     "Class A Additional Interest" means, as of any payment date, an amount equal to the product of:

     - the Class A interest rate for the interest period then ended;

     - a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

     - the Class A Interest Shortfall, if any, for the previous payment date.

     "Class A Initial Invested Amount" for any date means:

     - the initial principal amount of the Class A certificates, which is set forth on the front cover page of this prospectus supplement, plus

     - the product of (a) the Class A Percentage multiplied by (b) the amount of any withdrawals from the excess funding account in connection with an increase in the Pool Balance since the closing date for your series, minus

     - the product of (a) the Class A Percentage multiplied by (b) the amount of any additions to the excess funding account in connection with a reduction in the Pool Balance since the closing date for your series.

     "Class A interest rate", for an interest period, means the applicable rate per annum set forth on the front cover of this prospectus supplement.

     "Class A Interest Shortfall" is an amount, calculated by the servicer on the determination date preceding each payment date, equal to the excess, if any, of:

     - the Class A monthly interest for the interest period applicable to that payment date; over

     - the amount which will be available to be paid to the Class A certificateholders as Class A monthly interest from the interest funding account on that payment date.

     "Class A Invested Amount" for any date means an amount equal to the result of:

     - the Class A Initial Invested Amount; minus

     - the aggregate amount of principal payments made to Class A certificateholders prior to that date; minus

     - the aggregate amount of all unreimbursed Class A Investor Charge-Offs;

     - however, the Class A Invested Amount will not be less than zero.

     "Class A Investor Charge-Off" for a payment date means the lesser of:

     - the amount, if any, by which the Class B Investor Charge-Off for that payment date would have reduced the Class B Invested Amount below zero -- that is, without giving effect to the requirement that the Class B Invested Amount not be reduced to below zero; and

     - the Class A Invested Amount on that payment date.

     "Class A monthly interest" on any payment date will be an amount equal to the product of:

     - the Class A interest rate;

     - a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360; and

     - the outstanding principal balance of the Class A certificates as of the close of business on the preceding payment date, after giving effect to all repayments of principal made to Class A certificateholders on that preceding payment date, if any, or for the first payment date, the initial principal amount of the Class A certificates.

     "Class A Percentage" means the percentage equivalent of a fraction:

     - the numerator of which is the outstanding principal balance of the Class A certificates; and

     - the denominator of which is the outstanding principal balance of all certificates of your series.

     "Class B Additional Interest" means, as of any payment date, an amount equal to the product of:

     - the Class B interest rate for the interest period then ended;

     - a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

     - the Class B Interest Shortfall, if any, for the previous payment date.

     "Class B Initial Invested Amount" for any date means:

     - the initial principal amount of the Class B certificates, which is set forth on the front cover page of this prospectus supplement, plus

     - the product of (a) the Class B Percentage multiplied by (b) the amount of any withdrawals from the excess funding account in connection with an increase in the Pool Balance since the closing date for your series, minus

     - the product of (a) the Class B Percentage multiplied by (b) the amount of any additions to the excess funding account in connection with a reduction in the Pool Balance since the closing date for your series.

     "Class B interest rate", for an interest period, is the applicable rate per annum set forth on the front cover of this prospectus supplement.

     "Class B Interest Shortfall" is an amount, calculated by the servicer on the determination date preceding each payment date, equal to the excess, if any, of:

     - the Class B monthly interest for the interest period applicable to that payment date; over

     - the amount which will be available to be paid to the Class B certificateholders as Class B monthly interest from the interest funding account on that payment date.

     "Class B Invested Amount" for any date means an amount equal to the result of:

     - the Class B Initial Invested Amount; minus

     - the aggregate amount of principal payments made to Class B certificateholders prior to that date; minus

     - the aggregate amount of all unreimbursed Class B Investor Charge-Offs;

     - however, the Class B Invested Amount will not be less than zero.

     "Class B Investor Charge-Off" for a payment date means the lesser of:

     - the amount, if any, by which the Class C Investor Charge-Off for that payment date would have reduced the Class C Invested Amount below zero -- that is, without giving effect to the requirement that the Class C Invested Amount not be reduced to below zero; and

     - the Class B Invested Amount for that payment date.

     "Class B monthly interest" on any payment date will be an amount equal to the product of:

     - the Class B interest rate;

     - a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360; and

     - the outstanding principal balance of the Class B certificates as of the close of business on the preceding payment date, after giving effect to all repayments of principal made to Class B certificateholders on that preceding payment date, if any, or for the first payment date, the initial principal amount of the Class B certificates.

     "Class B Percentage" means the percentage equivalent of a fraction:

     - the numerator of which is the outstanding principal balance of the Class B certificates; and

     - the denominator of which is the outstanding principal balance of all certificates of your series.

     "Class C Additional Interest" means, as of any payment date, an amount equal to the product of:

     - the Class C interest rate for the interest period then ended;

     - a fraction the numerator of which is the actual number of days in that interest period and the denominator of which is 360; and

     - the Class C Interest Shortfall, if any, for the previous payment date.

     "Class C Initial Invested Amount" for any date means:

     - the initial principal amount of the Class C certificates, plus

     - the product of (a) the Class C Percentage multiplied by (b) the amount of any withdrawals from the excess funding account in connection with an increase in the Pool Balance since the closing date for your series, minus

     - the product of (a) the Class C Percentage multiplied by (b) the amount of any additions to the excess funding account in connection with a reduction in the Pool Balance since the closing date for your series.

     "Class C interest rate", for an interest period, is a rate per annum equal to LIBOR plus the percentage specified in the supplement for your series.

     "Class C Interest Shortfall" is an amount, calculated by the servicer on the determination date preceding each payment date, equal to the excess, if any, of:

     - the Class C monthly interest for the interest period applicable to that payment date; over

     - the amount which will be available to be paid to the Class C certificateholders as Class C monthly interest from the interest funding account on that payment date.

     "Class C Invested Amount" for any date means an amount equal to the result of:

     - the Class C Initial Invested Amount; minus

     - the aggregate amount of principal payments made to Class C certificateholders prior to that date; minus

     - the aggregate amount of all unreimbursed Class C Investor Charge-Offs;

     - however, the Class C Invested Amount will not be less than zero.

     "Class C Investor Charge-Off" for a payment date will be calculated as follows:

     - If on that payment date, after giving effect to the allocations, payments, withdrawals and deposits to be made on that payment date, the balance of the reserve fund exceeds zero, then the Class C Investor Charge-Off will be zero for that payment date.

     - If on that payment date, after giving effect to the allocations, payments, withdrawals and deposits to be made on that payment date, the balance of the reserve fund is zero, then the Class C Investor Charge-Off for that payment date will equal the lesser of the Deficiency Amount for that payment date and the Investor Default Amount for that payment date.

     "Class C monthly interest" on any payment date will be an amount equal to the product of:

     - the Class C interest rate;

     - a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360; and

     - the outstanding principal balance of the Class C certificates as of the close of business on the preceding payment date, after giving effect to all repayments of principal made to Class C certificateholders on that preceding payment date, if any, or for the first payment date, the initial principal amount of the Class C certificates.

     "Class C Percentage" means the percentage equivalent of a fraction:

     - the numerator of which is the outstanding principal balance of the Class C certificates; and

     - the denominator of which is the outstanding principal balance of all certificates of your series.

     "Code" is defined under "Federal Income Tax Considerations -- Overview."

     "Concentration Limit Percentage" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

     "Controlled Accumulation Amount" will mean the quotient obtained by dividing the Invested Amount as of the determination date on which the Accumulation Period Length is determined (after that giving effect to any changes therein on that date) by the number of months comprising the Accumulation Period Length.

     "Controlled Deposit Amount" will mean, for any payment date with respect to the Accumulation Period, the excess, if any, of (i) the product of the Controlled Accumulation Amount and the number of payment dates from and including the first payment date during the Accumulation Period through and including that payment date over (ii) the sum of amounts on deposit in the excess funding account and the principal funding account, in each case before giving effect to any withdrawals from or deposits to those accounts on the applicable payment date.

     "Dealer" is defined under "The Accounts -- General."

     "Dealer Concentration Limit" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

     "Dealer Overconcentration" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

     "Dealer Overconcentration Series" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

     "Defaulted Amount" on any determination date means an amount, which will not be less than zero, equal to:

     - the amount of Principal Receivables that became Defaulted Receivables during the preceding calendar month; less

     - the full amount of those Defaulted Receivables for that calendar month which may be reassigned to the transferor or purchased by the servicer unless certain events of bankruptcy, insolvency, or receivership have occurred regarding either of the transferor or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables.

     "Deficiency Amount" with respect to a payment date (the "current payment date") is an amount, determined by the servicer on the related determination date, as the amount, if any, by which

        (1) the sum of

           (a) the Monthly Interest for the current payment date,

           (b) any Monthly Interest for any prior payment dates not distributed to the certificateholders of your series on a prior payment date,

           (c) Additional Interest, if any, for the current payment date and any Additional Interest for any prior payment date not distributed to the certificateholders of your series on that prior payment date, but only to the extent permitted by applicable law,

           (d) the Certificateholders' Monthly Servicing Fee for the current payment date,

           (e) the Investor Default Amount for the current payment date, and

           (f) the Series Allocation Percentage (for your series) of the amount of any Adjustment Payment for the related calendar month that has not been deposited in the collection account as required under the pooling and servicing agreement; exceeds

        (2) the sum of non-principal collections allocated to your series for the current payment date, plus any Investment Proceeds for the current payment date.

     "Early Amortization Events" is defined under "Description of the Certificates -- Early Amortization Events."

     "Early Amortization Period" is defined under "Description of the Certificates -- Early Amortization Period."

     "ERISA" is defined under "ERISA Considerations."

     "Excess Funding Account" is defined under "Description of the Certificates -- Excess Funding Account."

     "Excess Principal Collections" means the amounts described as Excess Principal Collections under "Description of the Certificates -- Payments from the Collection Account; Reserve Fund -- Principal Collections."

     "Expected Final Payment Date" has the meaning set forth on the front cover page of this prospectus supplement (or, if such day is not a business day, the next business day will be the Expected Final Payment Date).

     "Floating Allocation Percentage" for any calendar month means the percentage equivalent, which will never exceed 100%, of a fraction:

     - the numerator of which is the Invested Amount as of the last day of the immediately preceding calendar month; and

     - the denominator of which is the Unconcentrated Pool Balance as of that last day.

     Notwithstanding the foregoing, for the calendar month in which the closing date for your series occurs, the Floating Allocation Percentage will mean the percentage equivalent of a fraction:

     - the numerator of which is the sum of the initial principal balances of the certificates of your series; and

     - the denominator of which is the Unconcentrated Pool Balance on the last day of the calendar month immediately preceding the closing date.

     "GE Capital" is defined under "GE Capital Corporation."

     "GECS" is defined under "General Electric Capital Services, Inc."

     "Initial Invested Amount" means the sum of the Class A Initial Invested Amount, the Class B Initial Invested Amount and the Class C Initial Invested Amount.

     "Initial Servicer" means CDF.

     "Interest Funding Account" is defined under "Description of the Certificates -- Interest Funding Account."

     "Interest Period" is defined under "Summary -- The Securities -- Interest Payments."

     "Invested Amount" means for any date the sum of:

     - the Class A Invested Amount;

     - the Class B Invested Amount; and

     - the Class C Invested Amount.

     "Investment Proceeds" for any payment date means an amount equal to the sum of:

     - the investment earnings, net of losses and investment expenses, on the related determination date on funds on deposit in the interest funding account, the principal funding account, the excess funding account, the reserve fund and the yield supplement account; and

     - the Series Allocation Percentage for your series of investment earnings, net of losses and investment expenses, credited to the collection account on the related determination date relating to funds held in the collection account.

     "Investor Default Amount" means, for any payment date, an amount equal to the product of:

     - the Defaulted Amount for the preceding calendar month, after giving effect to any allocation of any portion of that Defaulted Amount to the Dealer Overconcentration Series, and

     - the Floating Allocation Percentage for the preceding calendar month.

     "IRS" is defined under "Federal Income Tax Considerations -- Overview."

     "LIBOR" means, for any interest period, the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the related Adjustment Date which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or other such page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 A.M., London time, on the date of calculation as determined by the trustee of the trust. If at least two offered rates appear on Telerate Page 3750, LIBOR will be the arithmetic mean -- rounded upwards, if necessary, to the nearest seven decimals -- of those offered rates.

     If fewer than two offered rates appear, LIBOR for the interest period will be determined at approximately 11:00 A.M., London time, on the Adjustment Date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the trustee of the trust and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in that market at that time.

     - The trustee of the trust will request the principal London office of each of those banks to provide a quotation of its rate.

     - If at least two of the banks quote rates to the trustee, LIBOR will be the arithmetic mean -- rounded upwards, if necessary, as aforesaid -- of those quotations.

     - If fewer than two of the banks quote rates to the trustee, LIBOR for that interest period will be the arithmetic mean -- rounded upwards, if necessary, as aforesaid -- of the rates quoted at approximately 11:00 A.M., New York City time, on the Adjustment Date by three major banks in New York, New York selected by the trustee of the trust for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than US $1,000,000 and that is representative for a single transaction in that market at that time.

     - However, if the banks selected are not providing quotations as mentioned in the previous sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.

     "Limited Partnership" means Deutsche Floorplan Receivables, L.P., which intends to change its name to CDF Floorplan Receivables, L.P.

     "London Business Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "Monthly Interest" for any payment date will mean an amount equal to the sum of the Class A monthly interest, the Class B monthly interest and the Class C monthly interest.

     "Monthly Payment Rate" for a calendar month is the percentage equivalent of a fraction:

     - the numerator of which is the Principal Collections, without excluding the Discount Portions, collected during that calendar month; and

     - the denominator of which is the aggregate balance of the Principal Receivables -- without deducting the Discount Portions -- as of the beginning of that calendar month.

     "Monthly Principal" for any payment date relating to the Accumulation Period or any Early Amortization Period for your series will equal the Available Certificateholder Principal Collections for that payment date. However,

     - for each payment date with respect to the Accumulation Period, Monthly Principal, at the option of the transferor, may be increased to include amounts otherwise payable or distributable to the transferor or may be limited to the Controlled Deposit Amount for that payment date; and

     - Monthly Principal will not exceed the aggregate outstanding principal balances of the certificates of your series.

     "Monthly Servicing Fee" for your series has the meaning set forth in "Description of the Certificates -- Servicing Compensation and Payment of Expenses."

     "Overconcentrated Dealer" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

     "Overconcentration Percentage" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

     "Payment Date" is defined under "Summary -- The Securities -- Payment
Dates."

     "Principal Allocation Percentage" for any calendar month means the percentage equivalent, which will never exceed 100%, of a fraction:

     - the numerator of which is the Invested Amount as of the last day of the Revolving Period; and

     - the denominator of which is the Unconcentrated Pool Balance as of the last day of the immediately preceding calendar month.

     "Principal Funding Account" is defined under "Description of the Certificates -- Principal Funding Account."

     "Receivables Balances" has the meaning set forth under "The
Accounts -- General."

     "Record Date", with respect to any payment date, means either (i) for so long as the Class A certificates and Class B certificates are maintained in book-entry form, the close of business on the day preceding such payment date, or (ii) if definitive certificates have been issued pursuant to the pooling and servicing agreement, the last day of the month preceding the month in which such payment date occurs.

     "Required Participation Percentage" means for your series, 105%; provided, however, that the transferor may, upon 10 days' prior notice to the trustee of the trust, each Rating Agency and any Enhancement Provider, reduce the Required Participation Percentage to a percentage which will not be less than 100%; provided, however, that the Rating Agency Condition is satisfied.

     "Reserve Fund" is defined under "Description of the Certificates -- Payments from the Collection Account; Reserve Fund."

     "Reserve Fund Deposit Amount" means, with respect to any payment date, the amount, if any, by which the Reserve Fund Required Amount for that payment date exceeds the amount on deposit in the reserve fund after giving effect to any withdrawals from the reserve fund on that payment date.

     "Reserve Fund Required Amount" means, for any payment date, an amount equal to the product of:

     - 3.5%; and

     - the aggregate outstanding balance of the certificates of your series as of that payment date -- after giving effect to any change in that aggregate outstanding balance on that payment date.

     "Revolving Period" is defined under "Description of the Certificates -- Revolving Period."

     "Series Allocation Percentage" for your series means, for any calendar month, the percentage equivalent of a fraction:

     - the numerator of which is the Invested Amount as of the last business day of the calendar month immediately preceding that calendar month; and

     - the denominator of which is the Trust Invested Amount on that last business day.

     "Servicer Advance" is defined under "Description of the Certificates -- Servicer Advances."

     "Servicing Fee" means the sum of the Monthly Servicing Fees for all series.

     "Specified Party" means any of the transferor, GE Capital, the Limited Partnership, the servicer, CDF, if it is not the servicer, GECS, so long as CDF is an Affiliate of GECS, or, if GECS has merged or consolidated with another person, the surviving person (but only so long as CDF is an Affiliate of the surviving person), or any other person which is the direct, controlling shareholder of CDF.

     "Termination Date" for your series is defined under "Summary -- The Securities -- Termination Date."

     "Three Month Net Loss Ratio" means the ratio, expressed as a percentage, of:

     - the average for each month of the net losses on the receivables, exclusive of the Ineligible Receivables, owned by the trust -- that is, gross losses less recoveries on the receivables, including, without limitation, recoveries from collateral security in addition to recoveries from the products, recoveries from Manufacturers and insurance proceeds -- during any three consecutive calendar months, to

     - the average of the month-end aggregate balances of those receivables -- without deducting the Discount Portion -- for that three-month period.

     "Transferor Amount" for any payment date means the amount described in clause (9) under "Description of the Certificates -- Payments from the Collection Account; Reserve Fund -- Non-Principal Collections."

     "Transferor's Participation Amount" means, at any time of determination, an amount equal to (a) the Pool Balance at the time minus (b) the sum of the Invested Amount for your series plus the invested amounts of all other outstanding series (other than the Dealer Overconcentration Series, which will not be considered to have an invested amount) at the time.

     "Treasury" means the United States Department of the Treasury.

     "Trust Portfolio" is defined under "The Accounts -- General."

     "Unconcentrated Percentage" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

     "Unconcentrated Pool Balance" is defined under "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series."

                                    ANNEX I

                                  OTHER SERIES

     This Annex I sets forth certain information regarding other series (excluding the Dealer Overconcentration Series) that are outstanding or are expected to be outstanding at the date of the issuance of your series.

SERIES 2000-2 CERTIFICATES
Initial principal balance....................  $500,000,000
Payment dates................................  The fifteenth day of each month (or, if that day is not a business day, the next business
                                               day)
Expected final payment date..................  April 2005 payment date
Series termination date......................  April 2007 payment date
SERIES 2000-4 CERTIFICATES
Initial principal balance....................  $1,000,000,000
Outstanding principal balance as of March 31,
  2003.......................................  $1,000,000,000
Payment dates................................  Varies; certain types of funding tranches provide for monthly payments; others can
                                               provide for payment more or less frequently
Commitment termination date..................  July 24, 2003
Series termination date......................  July 2005 payment date
SERIES 2003-2 CERTIFICATES
Initial principal balance....................  $1,000,000,000
Payment dates................................  The fifteenth day of each month (or, if that day is not a business day, the next business
                                               day)
Expected final payment date..................  April 2006 payment date
Series termination date......................  April 2008 payment date

                                   PROSPECTUS

                        DISTRIBUTION FINANCIAL SERVICES
                             FLOORPLAN MASTER TRUST
                                     ISSUER

                             CDF FINANCING, L.L.C.
                                   TRANSFEROR

                           GE COMMERCIAL DISTRIBUTION
                              FINANCE CORPORATION
                                    SERVICER

                           ASSET BACKED CERTIFICATES

     CONSIDER CAREFULLY THE DISCUSSION UNDER "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

     The certificates will represent interests in the trust only and will not represent interests in or obligations of the transferor, the servicer, General Electric Capital Corporation, or any other person or entity. This prospectus and the accompanying prospectus supplement together constitute the full prospectus for the certificates of your series.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

     The trust --

     - may periodically issue asset backed certificates in one or more series with one or more classes; and

     - will own --

     - receivables generated from time to time in a portfolio of revolving credit arrangements with dealers, manufacturers or distributors to finance inventory or other assets;

     - payments due on those receivables; and

     - other property described in this prospectus and in the accompanying prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 April 8, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which describes specific terms of your series of certificates.

     IF THE TERMS OF YOUR SERIES OF CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the certificates in any jurisdiction where the offer is not permitted. We do not assert the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     Some terms used in this prospectus are defined under the caption "Glossary" beginning on page 42 in this prospectus.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
SUMMARY.....................................................     1
  Transferor................................................     1
  Limited Partnership.......................................     1
  Originator of the Receivables.............................     1
  Servicer..................................................     1
  Trustee...................................................     1
  The Trust.................................................     1
  The Certificates..........................................     1
  The Trust Assets..........................................     1
  Tax Status................................................     2
  ERISA Considerations......................................     2
  Risk Factors..............................................     2
RISK FACTORS................................................     3
  Bankruptcy of CDF, the Limited Partnership or the
     Transferor Could Result in Delays and Reductions in
     Payments on the Certificates...........................     3
  Prior Interests in Receivables Could Result in Delays and
     Reductions in Payments on the Certificates.............     5
  Commingling by the Servicer May Result in Delays and
     Reductions in Payments on the Certificates.............     5
  Insolvency Laws May Adversely Affect the Collection of
     Receivables............................................     5
  Lack of Security Interest Could Result in Delays and
     Reductions in Payments on the Certificates.............     5
  Reduced Collections or Originations of Receivables Could
     Result in Early Repayment, Delayed Payment or Reduced
     Payment of the Certificates............................     6
  Potential Delays and Reductions in Payments on
     Certificates Due to Addition of Accounts...............     7
  Potential Delays and Reductions in Payments on
     Certificates Due to Removal of Accounts................     7
  Potential Delays and Reductions in Payments on
     Certificates Due to Dependence of the Trust on CDF.....     7
  Potential Delays and Reductions in Payments on
     Certificates Due to Decrease in Sales of Products......     8
  Potential Delays and Reductions in Payments on the
     Certificates Due to Dealer Default, Dealer Fraud or
     Manufacturer Default...................................     8
  You May Not Be Able to Influence Actions of the Trust.....     8
  The Existence or Issuance of Additional Series May Result
     in Delays and Reductions in Payments on Certificates...     9
  Possible Delays and Reductions in Payments on Certificates
     Due to Priority Differences Among the Classes..........     9
  Potential Delays and Reductions in Payments on
     Certificates Due to the Ability of the Servicer to
     Change Payment Terms...................................     9
  Possible Delays and Reductions in Payments on Certificates
     Due to Adjustments in the Amounts of the Receivables...     9
  You Will Not Receive Physical Certificates Representing
     the Certificates of Your Series........................    10

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
CDF FLOORPLAN RECEIVABLES, L.P. AND CDF FLOORPLAN
  RECEIVABLES, INC. ........................................
  CDF Floorplan Receivables, L.P............................    11
  CDF Floorplan Receivables, Inc............................    11
CDF FINANCING, L.L.C........................................    11
THE TRUST...................................................    11
USE OF PROCEEDS.............................................    12
THE DEALER FINANCING BUSINESS OF CDF........................    12
  General...................................................    12
  Credit Underwriting Process...............................    13
  Creation of Floorplan Receivables.........................    13
  Payment Terms.............................................    14
  Vendor Agreements with Manufacturers......................    15
  Billing Procedures........................................    16
  Dealer Monitoring.........................................    16
  Realization on Receivables................................    16
  Charge-Off Policy.........................................    16
  Asset Based Receivables...................................    17
  Participation Arrangements................................    17
DESCRIPTION OF THE CERTIFICATES.............................    18
  General...................................................    18
  Principal and Interest on the Certificates................    18
  Book-Entry Registration...................................    19
  Definitive Certificates...................................    22
  Supplemental Certificates.................................    23
  New Issuances.............................................    23
  Uncertificated Series.....................................    24
  Representations and Warranties............................    24
  The Overconcentration Amount..............................    27
  Addition of Accounts......................................    28
  Removal of Accounts; Transfers of Participations..........    28
  Collection Account........................................    29
  Allocations Among Series..................................    29
  Discount Factor...........................................    30
  Allocation of Collections; Deposits in Collection
     Account................................................    30
  Termination...............................................    31
  Indemnification...........................................    31
  Collection and Other Servicing Procedures.................    32
  Servicer Covenants........................................    32
  Servicing Compensation....................................    33
  Certain Matters Regarding the Servicer....................    33
  Servicer Default..........................................    33
  Evidence as to Compliance.................................    33

                                                               PAGE
                                                               ----
  Amendments................................................    34
  Limitation on Suits and Bankruptcy Filing.................    35
  The Trustee...............................................    36
DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE
  AGREEMENT BETWEEN CDF AND THE LIMITED PARTNERSHIP.........    36
  Sale or Transfer of Receivables...........................    37
  Representations and Warranties............................    37
  Cessation of Sales of Receivables; Termination............    39
DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE
  AGREEMENT BETWEEN THE LIMITED PARTNERSHIP AND THE
  TRANSFEROR................................................    39
  Sale or Transfer of Receivables...........................    39
  Representations and Warranties............................    40
  Cessation of Sales of Receivables; Termination............    40
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES....................    40
  Transfer of Receivables...................................    40
  Certain Matters Relating to Bankruptcy....................    40
LEGAL MATTERS...............................................    41
REPORTS TO CERTIFICATEHOLDERS...............................    41
WHERE YOU CAN FIND MORE INFORMATION.........................    41
GLOSSARY....................................................    42
EXHIBIT A: GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES..................................    53
  Initial Settlement........................................    53
  Secondary Market Trading..................................    53
  U.S. Federal Income Tax Documentation Requirements........    55

                                    SUMMARY

     This summary highlights selected information from this document. This summary does not contain all of the information that you need to consider in making your investment decision and is qualified by the more complete descriptions contained in this prospectus and the accompanying prospectus supplement. To understand all of the terms of an offering of the certificates, you should read carefully this entire prospectus and the accompanying prospectus supplement, including the information under "Risk Factors" in this prospectus and the accompanying prospectus supplement.

Transferor.................  CDF Financing, L.L.C., a Delaware limited liability company.

Limited Partnership........  Deutsche Floorplan  Receivables, L.P.,  a  Delaware
                             limited partnership which intends to change its name to CDF Floorplan Receivables, L.P.

Originator of the
Receivables................  GE  Commercial  Distribution  Finance   Corporation
                             ("CDF"), which

                             - is  a party to revolving credit arrangements that
                               give rise to receivables; and

                             - transfers receivables to the Limited  Partnership
                               pursuant to a receivables contribution and sale agreement (and those receivables, in turn, are transferred by the Limited Partnership to the transferor).

                             Affiliates of CDF may originate receivables that are transferred to the Limited Partnership, transferred by the Limited Partnership to the transferor, and transferred by the transferor to the trust. All references in this prospectus or the prospectus supplement to CDF in its capacity as the originator of receivables should be understood to include any affiliate of CDF that originates receivables that are transferred to the transferor.

Servicer...................  CDF.

Trustee....................  Wilmington Trust Company, as the trustee under  the
                             Pooling and Servicing Agreement.

The Trust..................  Distribution  Financial  Services  Floorplan Master
                             Trust. The trust was formed pursuant to a pooling and servicing agreement among the transferor, the servicer and the trustee of the trust. The trust is a master trust and will engage in the following activities:

                             - acquiring and holding receivables;

                             - issuing the certificates; and

                             - activities which are incidental to or relating to
                               the foregoing.

The Certificates...........  Each   prospectus  supplement   will  describe  the
                             certificates that  are being  offered to  investors
                             pursuant to that prospectus supplement. The offered
                             certificates  will include  one or  more classes of
                             certificates issued pursuant to a supplement to the
                             pooling and  servicing agreement.  This  prospectus
                             and    the   accompanying   prospectus   supplement
                             sometimes refer to the certificates issued pursuant to a supplement as a series. This prospectus and the accompanying prospectus supplement may offer fewer than all classes of a series. The transferor may retain one or more classes of a series and may sell one or more classes of a series in private placements.

The Trust Assets...........  The assets of the trust include receivables generated from time to time under revolving credit arrangements that we call accounts. The accounts are not transferred by CDF to the Limited Partnership or by the

                             Limited Partnership to the transferor or by the transferor to the trust. The accounts are identified in a computer file or microfiche or written list delivered from time to time to the trustee of the trust in accordance with the pooling and servicing agreement.

                             The assets of the trust also include all of the transferor's right, title and interest in:

                             - security interests purporting  to secure  payment
                               of the receivables, and all agreements or arrangements supporting or securing payment of the receivables;

                             - documents,  books  and  records  relating  to the
                               receivables; and

                             - monies due or to become due on the foregoing.

                             The transferor may add or remove accounts from time to time.

Tax Status.................  The   related   prospectus   supplement    contains
                             information   concerning  the  application  of  the
                             federal income tax laws, including whether the certificates offered by that prospectus supplement will be characterized as indebtedness for federal income tax purposes.

ERISA Considerations.......  The    related   prospectus   supplement   contains
                             information concerning whether the certificates offered by that prospectus supplement are eligible for purchase by employee benefit plans.

Risk Factors...............  You should  consider the  matters set  forth  under
                             "Risk   Factors"  beginning  on   page  3  of  this
                             prospectus.

                                  RISK FACTORS

     In addition to the other information contained in this prospectus and the prospectus supplement, you should consider the following risk factors, and the "Risk Factors" set forth in the prospectus supplement, in deciding whether to purchase certificates. The disclosures below and in the "Risk Factors" set forth in the prospectus supplement summarize material risks of investing in the certificates. The summary does not purport to be complete; to fully understand and evaluate it, you should also read the rest of this prospectus and the related prospectus supplement.

BANKRUPTCY OF CDF, THE LIMITED PARTNERSHIP OR THE TRANSFEROR COULD RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE CERTIFICATES

     CDF has warranted to the Limited Partnership in the receivables contribution and sale agreement between CDF and the Limited Partnership that the receivables contribution and sale agreement or the related assignment constitutes a valid sale, transfer and assignment to the Limited Partnership of all right, title and interest of CDF in the receivables. However, if CDF were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of CDF, or CDF as debtor in possession, may take the position that the transfer of the receivables to the Limited Partnership should be characterized as a pledge of the receivables. If so, the trustee for the trust would be required to go through bankruptcy court proceedings to establish its rights to collections on the receivables in the trust, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in delays and reductions in payments on your certificates.

     The Limited Partnership has warranted to the transferor in the receivables contribution and sale agreement between the Limited Partnership and the transferor that the receivables contribution and sale agreement or the related assignment constitutes a valid sale, transfer and assignment to the transferor of all right, title and interest of the Limited Partnership in the receivables. However, if the Limited Partnership were to become a debtor in a bankruptcy case, a bankruptcy trustee or creditor of the Limited Partnership, or the Limited Partnership as debtor in possession, may take the position that the transfer of the receivables to the transferor should be characterized as a pledge of the receivables. If so, the trustee for the trust would be required to go through bankruptcy court proceedings to establish its rights to collections on the receivables in the trust, and, if the transfer were held to be a pledge, to establish the amount of claims secured by the pledge. These proceedings could result in delays and reductions in payments on your certificates.

     Likewise, if the transferor were to become a debtor in a bankruptcy case and a bankruptcy trustee or creditor of the transferor, or the transferor as debtor in possession, were to take the position that the transfer of the receivables from the transferor to the trust should be characterized as a pledge of those receivables, then delays and reductions in payments on your certificates could result.

     Payments made by CDF pursuant to the applicable receivables contribution and sale agreement, the pooling and servicing agreement or the supplement for your series, or by the Limited Partnership pursuant to the applicable receivables contribution and sale agreement, or by the transferor pursuant to the pooling and servicing agreement or the supplement for your series, may be recoverable by CDF, the Limited Partnership or the transferor, as applicable, as debtor in possession, or by a creditor or a bankruptcy trustee of CDF, the Limited Partnership or the transferor, as a preferential transfer from CDF, the Limited Partnership or the transferor, as applicable, if those payments are made within one year prior to the filing of a bankruptcy case relating to CDF, the Limited Partnership or the transferor.

     If the transferor, the servicer or CDF were to become the subject of bankruptcy proceedings, an early amortization event would occur for all outstanding series.

     - The bankruptcy of the transferor will result in the trustee of the trust selling the receivables unless holders of more than 50% of the aggregate unpaid principal amount of each class of outstanding certificates, and each holder of a certificate issued in exchange for part of the transferor's interest in the trust, instruct the trustee of the trust not to sell the receivables.

     - You will suffer a loss if the sale of the receivables produced insufficient net proceeds to pay you in full.

     A bankruptcy court may have the power:

     - regardless of the terms of the relevant agreements or the instructions of certificateholders, (a) to prevent the beginning of an early amortization period, (b) to prevent the early sale of the receivables and termination of the trust, (c) to require new receivables to continue being transferred to the trust (d) to prevent the transfer of receivables to the trust, (e) to prevent the addition or removal of accounts, or (f) to prevent the transferor, the Limited Partnership, CDF or the servicer from making any payments contemplated by this prospectus or the accompanying prospectus supplement.

     There is a time delay between the servicer's receipt of collections and its deposit of those collections in a deposit account of the trust. If the servicer becomes a debtor in a bankruptcy case, the trustee's claim to collections in the servicer's possession at the time of the bankruptcy filing would not be perfected. In this event, delays and reductions on your certificates may occur.

     If the servicer becomes a debtor in a bankruptcy case, the bankruptcy court would have the power to prevent the appointment of a new servicer. If the servicer becomes a debtor in a bankruptcy case, the ability of the servicer to service the receivables could be impaired by its bankruptcy and its actions would be supervised by a court, which could cause delays and reductions in payments on your certificates.

     In addition, in a case decided by the United States Court of Appeals for the Tenth Circuit in 1993, the court said, in effect, that receivables transferred by a seller to a buyer would remain property of the debtor's bankruptcy estate. If, following a bankruptcy of CDF or the Limited Partnership or the transferor, a court were to follow the reasoning of the court in that case, delays and reductions in payments on your certificates could result.

     The transferor has agreed to take steps in order to reduce the likelihood that the assets and liabilities of the transferor would be consolidated in a bankruptcy proceeding with those of CDF or the Limited Partnership. However, we cannot assure you that a court would refrain from consolidating the assets and liabilities of the transferor with those of CDF or the Limited Partnership or another person in a bankruptcy or similar proceeding. If the assets and liabilities of the transferor were consolidated into the bankruptcy or insolvency estate of CDF or the Limited Partnership or any other person, delays and reductions in payments on your certificates could result.

     The receivables contribution and sale agreement between CDF and the Limited Partnership provides that upon the occurrence of one or more specified early amortization events, CDF will stop selling receivables to the Limited Partnership, except as otherwise provided in the receivables contribution and sale agreement. The receivables contribution and sale agreement between the Limited Partnership and the transferor provides that upon the occurrence of one or more specified early amortization events, the Limited Partnership will stop selling receivables to the transferor, except as otherwise provided in the receivables contribution and sale agreement. The pooling and servicing agreement provides that upon the occurrence of one or more specified early amortization events, the transferor will stop transferring receivables to the trust. If CDF stops selling receivables to the Limited Partnership, or the Limited Partnership stops selling receivables to the transferor, or the transferor stops transferring receivables to the trust, and the servicer allocates collections to receivables that are not part of the trust, delays and reductions in payments on your certificates would occur.

     In addition, if an insolvency event were to occur involving CDF, any delayed funding receivables that had not yet been funded may not become funded and may be executory contracts that can be disaffirmed by the trustee-in-bankruptcy of CDF, in which case the related dealers would no longer be obligated to pay those delayed funding receivables, which the trust has already treated as part of the trust assets and in respect of which funds have been paid to the transferor, and the trust would suffer a loss on those receivables. A delayed funding receivable is a receivable for which the related floorplan agreement permits CDF to delay payment of the purchase price of the related product to the manufacturer for a specified period after the invoice date for the product.

     Under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the transferor, the Limited Partnership and the trustee in the receivables to the rights of creditors of CDF if a court were to find, among other things, that CDF received less than reasonably equivalent value or fair consideration for those receivables. In addition, under federal or state fraudulent transfer laws, a court could, among other things, subordinate the rights of the transferor and the trustee in the receivables to the rights of creditors of the Limited Partnership if a court were to find, among other things, that the Limited Partnership received less than reasonably equivalent value or fair consideration for those receivables.

PRIOR INTERESTS IN RECEIVABLES COULD RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE CERTIFICATES

     The receivables contribution and sale agreement between CDF and the Limited Partnership provides for the transfer of receivables by CDF to the Limited Partnership. The receivables contribution and sale agreement between the Limited Partnership and the transferor provides for the transfer of receivables by the Limited Partnership to the transferor. The pooling and servicing agreement provides for the transfer of receivables by the transferor to the trust. However, a court could conclude that the government or other persons or entities have a lien or other interest in the receivables with priority over the interest of the transferor and the trust in the receivables. Claims of the government or other persons or entities in the receivables could result in delays and reductions in payments on your certificates.

     For example, if a court concludes that the transfer by CDF to the Limited Partnership, or the transfer by the Limited Partnership to the transferor, or the transfer by the transferor to the trust, is only a grant of a security interest in the receivables, some liens on the property of CDF, the Limited Partnership or the transferor arising before new receivables come into existence may take priority over, and may be entitled to be paid before, the interest of the transferor or the trust in those receivables. Those liens include a tax or government lien or other liens permitted under the law without the consent of CDF, the Limited Partnership or the transferor.

     Various circumstances could result in the Limited Partnership or the transferor or the trust failing to have a perfected interest in the receivables. See "Certain Legal Aspects of the Receivables -- Transfer of Receivables."

COMMINGLING BY THE SERVICER MAY RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE CERTIFICATES

     The pooling and servicing agreement allows the servicer to retain collections on the receivables. So long as rating agencies that have rated outstanding series have approved of the retention of collections by the servicer, the servicer does not have to deposit collections into the collection account until the related payment date. The servicer is currently retaining collections on the receivables and will not deposit collections into the collection account for any calendar month until the related payment date.

     Until the servicer deposits payments on the receivables into the collection account, the servicer may use those funds for its own benefit and will not segregate those funds from its own assets, and the proceeds of any investment of those funds will accrue to the servicer. The servicer will pay no fee to the trust or any certificateholder for any use by the servicer of collections on the receivables. If the servicer became insolvent, the servicer's failure to deposit collections in the collection account may result in delays and reductions in payments on your certificates.

INSOLVENCY LAWS MAY ADVERSELY AFFECT THE COLLECTION OF RECEIVABLES

     If a dealer becomes bankrupt or insolvent, federal and state bankruptcy and debtor relief laws may result in delays and reductions in payments due on those receivables and, in turn, could result in delays and reductions in payments on your certificates.

LACK OF SECURITY INTEREST COULD RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON THE CERTIFICATES

     The transferor has represented and warranted in the pooling and servicing agreement that each receivable is at the time of creation generally secured by a first priority perfected security interest in the related product or account receivable securing that receivable.

     - However, receivables arising in an account for which the payment terms are on a scheduled payment plan basis and whose maximum credit limit is at or below $250,000 need not be secured by a first priority security interest if the account was in the trust at or before March 1994.

     - Notwithstanding the foregoing, a receivable need not be secured by a first priority security interest if the rating agencies rating the outstanding series have confirmed that the absence of a first priority security interest will not result in a reduction or withdrawal of the ratings of the outstanding series or classes of series rated by those rating agencies. The failure of receivables to be secured by a first priority security interest as described above will not constitute a breach of the transferor's representation and warranty as to perfection matters.

     - Even if a receivable is secured by a product held by a dealer, CDF's security interest in the product will terminate at the time that the product is sold. If the dealer is not required to remit, or fails to remit, to CDF amounts owed on products that have been sold, the related receivables will no longer be secured by the products. As a result, delays or reductions in the amounts of collections on the related receivables could occur and, in turn, delays and reductions in payments on your certificates could occur.

REDUCED COLLECTIONS OR ORIGINATIONS OF RECEIVABLES COULD RESULT IN EARLY REPAYMENT, DELAYED PAYMENT OR REDUCED PAYMENT OF THE CERTIFICATES

     You may suffer delays and reductions in payments on your certificates because of the performance of the dealers or the receivables.

     - The receivables arising from the purchase of inventory are generally payable by dealers either after retail sale of the related product or, in some cases, in accordance with a predetermined schedule whether or not the product has been sold. The timing of sales of products is uncertain and varies depending on the product type.

     - We refer to receivables payable in accordance with a predetermined schedule, regardless of whether the product has been sold, as scheduled payment plan receivables. If products securing scheduled payment plan receivables sell more quickly than anticipated, then the receivables may, from time to time, not be secured by products. Conversely, when products sell more slowly than anticipated, scheduled payment plan receivables may have the benefit of excess inventory collateral. We cannot assure you that the collateral for any receivable would be of sufficient value, if repossessed or sold, to repay that receivable.

     - The relative portions of the trust's pool of receivables made up of receivables secured by products and receivables secured by other assets may vary over time and cannot be predicted. The mix of products securing receivables may also be expected to vary over time and cannot be predicted. As a result, it is possible that the credit quality of the receivables in the trust, as a whole, may decline as a result of the addition of additional receivables.

     - We cannot assure you that there will be additional receivables created under the accounts or that any particular pattern or amount of dealer repayments will occur. Payments of principal on the certificates depends on dealer repayments. By way of example, collections during the accumulation period described in the related prospectus supplement may not be sufficient to fully amortize your certificates on the date referred to in the prospectus supplement.

     - Reductions in the amount or frequency of payments by dealers could result in delays and reductions in payments to you.

     In addition, a significant decline in the amount of receivables generated could cause an early amortization event and could result in payment of your certificates sooner than expected.

     A discount factor will be applied to the receivables in order to increase the amount of what we call non-principal collections.

     Reductions in the payment rate by dealers will result in a reduction in the amount of non-principal collections, which in turn will reduce the amounts available to pay interest on the certificates, to pay the servicing fee and to cover defaults and delinquencies on the receivables.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO ADDITION OF ACCOUNTS

     You may suffer delays and reductions in payments on your certificates because of the addition of accounts from the trust.

     - The transferor may, and in some cases will be obligated by the terms of the pooling and servicing agreement to, designate additional accounts, the receivables in which will be conveyed to the trust.

     - Additional accounts may include accounts originated under criteria different from those which were applied to previously designated accounts. Additional accounts may also provide financing for products of types different from those included in the trust at or prior to the time that your series is issued.

     - Additional accounts designated in the future may not be of the same credit quality, and may not relate to the same types of products, as previously designated accounts. If additional accounts are not of the same credit quality as previously designated accounts or if new product types that secure the receivables in new accounts do not provide security that is as favorable as that provided by existing product types, then delays and reductions in payments on your certificates could result.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO REMOVAL OF ACCOUNTS

     You may suffer delays and reductions in payments on your certificates because of the removal of accounts from the trust.

     - The transferor may, and in some cases will be obligated by the terms of the pooling and servicing agreement to, remove accounts from the trust. The pooling and servicing agreement contemplates that receivables in those accounts will remain in the trust unless the applicable account was an ineligible account at the time it was originally designated as an account.

     - Following the removal of an account, some receivables relating to the account will be outside of the trust and other receivables relating to the account may remain in the trust.

     - If the servicer applies collections relating to an account to receivables that are outside of the trust rather than to receivables that remain in the trust, then delays and reductions in payments on your certificates could occur.

     - The pooling and servicing agreement provides for some conditions precedent to be satisfied prior to the transferor's removal of eligible accounts from the trust. However, the removal of eligible accounts may result in delays and reductions in payments on your certificates.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO DEPENDENCE OF THE TRUST ON CDF

     You may suffer delays and reductions in payments on your certificates if CDF does not generate a sufficient level of receivables or if CDF does not perform its obligations as servicer or otherwise under the pooling and servicing agreement, the supplements or the receivables contribution and sale agreement.

     - The trust depends entirely on CDF to generate new receivables. CDF competes with various other financing sources, including independent finance companies, manufacturer-affiliated finance companies and banks, which are in the business of providing financing arrangements to dealers. Competition from other financing sources may result in a reduction in the amount of receivables generated by CDF. We cannot assure you that CDF will continue to generate receivables at the same rate as in prior years. A reduction in the amount of receivables generated by CDF may result in delays and reductions in payments on your certificates.

     - In addition, if CDF were to cease acting as servicer or to fail to perform its obligations as servicer, delays in processing payments on the receivables and in processing information relating to the trust and its assets could occur and could result in delays and reductions in payments to you.

     - Pursuant to the pooling and servicing agreement, the transferor agrees to repurchase receivables or the certificateholders' interest in the trust upon certain breaches of specified representations and warranties. However, the transferor may be unable to fulfill those obligations unless it receives a corresponding payment from the Limited Partnership pursuant to the receivables contribution and sale agreement between the Limited Partnership and the transferor.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO DECREASE IN SALES OF PRODUCTS

     You may suffer delays or reductions in payments on your certificates due to decreased sales of the products relating to the receivables.

     - The ability of CDF to generate new receivables, and a dealer's ability to make payments on the receivables, will depend on the sales of the products relating to those receivables. A variety of social and economic factors will affect the level of sales of products relating to the receivables, including national and regional unemployment levels and levels of economic activity in general, interest rates and consumer perceptions of economic conditions.

     - A reduction in sales of products of the type that secure receivables would reduce payments to the trust, which, in turn, could result in delays and reductions in payments to you.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON THE CERTIFICATES DUE TO DEALER DEFAULT, DEALER FRAUD OR MANUFACTURER DEFAULT

     If a dealer fails to perform its obligations relating to the receivables, or if a dealer commits fraud, delays and reductions in payments on your certificates could occur. A dealer may misrepresent various matters to CDF, including, without limitation, the dealer's financial condition or the existence or value of accounts receivable or other collateral for receivables owed by the dealer. This type of misrepresentation may be intentional, or fraudulent. Fraud by a dealer may result in delays and reductions in payments on the applicable receivables, which could result in delays and reductions in payments on your certificates.

     Payment of receivables may depend on the performance of repurchase obligations by manufacturers as described under "The Dealer Financing Business of CDF -- Vendor Agreements with Manufacturers." To the extent that the amount of manufacturer's repurchase obligation is less than the amount owed by the dealer to CDF, or if a manufacturer does not fulfill its repurchase obligations, then delays and reductions in payments on your certificates could occur.

     In administering the receivables, the servicer may exercise a right of set-off in a vendor agreement against a manufacturer that becomes insolvent. It is possible that the exercise of a right of set-off may take the form of not funding a delayed funding receivable owned by the trust and applying the funds toward an obligation of the manufacturer in respect of a receivable owned by CDF or one of its affiliates. The dealer obligated under that delayed funding receivable may in turn take the position that CDF has failed to perform its obligation under the delayed funding receivable and, consequently, that it is discharged from its obligation to pay that delayed funding receivable.

YOU MAY NOT BE ABLE TO INFLUENCE ACTIONS OF THE TRUST

     You may be unable to influence or otherwise control the actions of the trust, and, as a result, you may be unable to stop actions that are adverse to you.

     - Certificateholders of any series or any class within a series may need the approval or consent of other certificateholders, whether in the same or a different series, to take or direct various actions, including amending the pooling and servicing agreement and directing the transferor to purchase the certificateholders' interest in the trust.

     - In addition, following the occurrence of an insolvency event involving the transferor, action by the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of each class of each series, and by any holder of a certificate representing a portion of the transferor's interest in the trust, will be required in order to direct the trustee not to sell or otherwise liquidate the receivables.

     - The interests of the certificateholders of any class or series may not coincide with your interests, making it more difficult for you to achieve your desired results in a situation requiring the consent or approval of other certificateholders.

     - In addition, the transferor, the servicer and the trustee may amend the pooling and servicing agreement or the supplement for your series without your consent in the circumstances described in this prospectus.

     Any of the foregoing could result in a delay or reduction in payments on your certificates.

THE EXISTENCE OR ISSUANCE OF ADDITIONAL SERIES MAY RESULT IN DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES

     The existence or issuance of other series could result in delays or reductions in payments on your series. The trust has issued series before issuing your series. The trust is expected to issue additional series -- which may be represented by different classes within a series -- from time to time without your consent. The terms of any series may be different from your series. Some series may be in accumulation or amortization periods while your series is in a revolving period; principal collections will be paid to those series while your series is not receiving principal payments. It is a condition to the issuance of each new series that each rating agency, if any, that has rated an outstanding series confirm in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating. However, a ratings confirmation does not guarantee that the timing or amount of payments on your series will remain the same.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO PRIORITY DIFFERENCES AMONG THE CLASSES

     Each class of certificates of a series may have a different priority in the ranking of payments of principal and interest. Because of this priority structure, if you hold a class that is paid later than another class, you bear more risk of delay and loss than holders of prior classes and you could experience delays and reductions in payments on your certificates.

POTENTIAL DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO THE ABILITY OF THE SERVICER TO CHANGE PAYMENT TERMS

     The servicer will have the right to change the terms of the receivables without your consent -- including payment terms, finance charges and other fees it charges. Changes in relevant law, changes in the marketplace or business practice could lead the servicer to change the terms of the receivables, which could result in delays and reductions in payments on your certificates.

POSSIBLE DELAYS AND REDUCTIONS IN PAYMENTS ON CERTIFICATES DUE TO ADJUSTMENTS IN THE AMOUNTS OF THE RECEIVABLES

     If the servicer adjusts the amount of a receivable because of a rebate, refund, credit adjustment or billing error, or because the receivable relates to a product which was refused or returned by a dealer, the pooling and servicing agreement does not require a payment to be made to the trust for that adjustment unless, as described in the definition of "Adjustment Payment" in the Glossary, the pool balance would be reduced to less than a specified amount, in which case the transferor must make a payment equal to that deficiency. We cannot assure you that the transferor would be able to make that payment. Downward adjustments by the servicer in the amounts of the receivables may result in delays and reductions in payments on your certificates.

YOU WILL NOT RECEIVE PHYSICAL CERTIFICATES REPRESENTING THE CERTIFICATES OF YOUR SERIES

     Your ownership of the certificates will be registered electronically through DTC, Clearstream, or Euroclear, and you will not receive a physical certificate except in certain limited circumstances. The lack of physical certificates could:

     - cause you to experience delays in receiving payments on the certificates because the trustee of the trust will be sending payments on the certificates owned by you through DTC instead of directly to you;

     - limit or prevent you from using your certificates as collateral; and

     - hinder your ability to resell your certificates or reduce the price that you receive for them.

     For definitions of some of the terms used in this prospectus, see the "Glossary" of this prospectus.

                        CDF FLOORPLAN RECEIVABLES, L.P.
                      AND CDF FLOORPLAN RECEIVABLES, INC.

CDF FLOORPLAN RECEIVABLES, L.P.

     Deutsche Floorplan Receivables, L.P., which intends to change its name to CDF Floorplan Receivables, L.P. (the "Limited Partnership"), is a limited partnership formed under the laws of the State of Delaware, of which CDF FRI, is the general partner and CDF is the limited partner. The limited partnership interest of CDF in the Limited Partnership constitutes ninety-nine percent (99%) of the total partnership interests in the Limited Partnership, with the remaining one percent (1%) owned by the general partner. The principal executive office of the Limited Partnership is located at 655 Maryville Centre Drive, St. Louis, Missouri 63141, telephone number (314) 523-3000.

     If Additional Accounts are added to the trust, CDF may make contributions of capital to the Limited Partnership to fund a portion of the purchase price of the receivables arising in Additional Accounts.

CDF FLOORPLAN RECEIVABLES, INC.

     Deutsche Floorplan Receivables, Inc., which intends to change its name to CDF Floorplan Receivables, Inc. ("CDF FRI"), is a wholly-owned subsidiary of CDF and was incorporated in the State of Nevada in 1993.

     The principal executive offices of CDF FRI are located at Bank of America Plaza, 300 South Fourth Street, Suite 1100, Las Vegas, Nevada 89101. The telephone number of those offices is (702) 385-1668.

                             CDF FINANCING, L.L.C.

     CDF Financing, L.L.C. is a limited liability company formed under the laws of the State of Delaware. In this prospectus and the accompanying prospectus supplement. CDF Financing, L.L.C. is sometimes referred to as the "transferor". CDF Financing, L.L.C. is owned by its two members, which are the Limited Partnership and GECS.

     The transferor was organized for limited purposes, which include acquiring receivables from the Limited Partnership. The certificate of formation of the transferor and the limited liability company agreement of the transferor, each as in effect at the time the registration statement became effective, were attached as exhibits to the registration statement.

     The principal executive office of the transferor is located at 655 Maryville Centre Drive, St. Louis, Missouri 63141. The telephone number of that office is (314) 523-3000.

                                   THE TRUST

     The trust was formed in accordance with the laws of the State of New York pursuant to the pooling and servicing agreement. The trust is not a statutory business trust. The trust was formerly known as Deutsche Floorplan Receivables Master Trust. The property of the trust will consist of:

     - receivables generated in any accounts designated from time to time in accordance with the terms of the pooling and servicing agreement, excluding: (a) receivables paid or charged off; (b) receivables arising after the removal date in any accounts that are removed from the trust from time to time; and (c) any undivided interest in the receivables in some accounts that have been transferred to a third party as described in this prospectus under "The Dealer Financing Business of CDF -- Participation Arrangements";

     - the transferor's rights and remedies under the receivables contribution and sale agreement between the transferor and the Limited Partnership;

     - all monies due or to become due in respect of the receivables in the trust;

     - funds on deposit in certain accounts of the trust; and

     - all of the transferor's right, title and interest in the Collateral Security relating to receivables in the trust

     The property of the trust may include Enhancements for the benefit of a particular series. Your series will not have any interest in any Enhancements provided for the benefit of any other series.

                                USE OF PROCEEDS

     The net proceeds from the sale of each series will be paid to the transferor as consideration for the transfer of receivables to the trust. The transferor may deposit some of those proceeds into one or more accounts or reserve funds for the benefit of a particular series. The transferor may use some or all of the net proceeds from the sale of a series to pay in whole or in part the outstanding principal balance of any series and any other amounts payable to any series. The transferor may also use the net proceeds from the sale of a series for general operating purposes, including the payment of those proceeds to its members, which are GECS and the Limited Partnership. Each of GECS and the Limited Partnership may use the proceeds it receives to repay inter-company debt and for other general corporate purposes.

                      THE DEALER FINANCING BUSINESS OF CDF

GENERAL

     The receivables sold or to be sold to the transferor have been or will generally be selected from extensions of credit made by CDF to Dealers in the Floorplan Business, the Accounts Receivable Business and the Asset Based Lending Business.

     The products financed within the Floorplan Business may include, among others:

     - computers and related equipment;

     - recreational vehicles;

     - boats and boat motors;

     - consumer electronics and appliances;

     - keyboards and other musical instruments;

     - industrial and agricultural equipment;

     - snowmobiles; and

     - motorcycles.

     The types of products financed may change over time.

     The Floorplan Receivables are generally secured by the products being financed and, in limited cases, by other personal property, personal guarantees, mortgages on real estate, assignments of certificates of deposit, or letters of credit. The amounts of the advances are generally equal to 100% of the invoice price of the product, less a discount, if applicable.

     The A/R Receivables are secured by accounts receivable owed to the Dealer against which an extension of credit was made and, in limited cases, by other personal property, mortgages on real estate, assignments of certificates of deposit or letters of credit. The accounts receivable which are pledged to CDF as collateral may or may not be secured by collateral. The amount advanced by CDF generally does not exceed 80%-85% of the amount of the accounts receivable that the applicable dealer represents and warrants meet criteria specified in the agreement between CDF and that dealer.

     Occasionally, specific transactions under the Accounts Receivable Business are documented as sales of receivables to CDF.

     Both Floorplan Receivables and A/R Receivables are generally full recourse obligations of the related Dealer.

     CDF services its receivables from its principal office in St. Louis, Missouri. CDF originates its receivables from its principal office in St. Louis, Missouri and in branch offices located in other parts of the United States. The number and location of these originating offices may change from time to time. In the future, receivables in the trust may include receivables originated by affiliates of CDF, if the Rating Agency Condition is satisfied as to the designation of the affiliate as an approved affiliate. References in this prospectus to originations by CDF will be deemed to include originations by any affiliate of CDF if the Rating Agency Condition has been satisfied regarding the affiliate.

CREDIT UNDERWRITING PROCESS

     A Dealer requesting the establishment of a credit line with CDF is required to submit an application and financial information, including audited or unaudited financial statements and, in some cases, tax returns. CDF attempts to talk to, or receive reference letters from, several of the applicant's current creditors and may also obtain a credit agency report on the applicant's credit history. In addition to that financial information and credit information, CDF will consider the following factors:

     - the reason for the request for the extension of credit;

     - the need for the credit line;

     - the products to be financed and the financial status of the manufacturer of those products, if any, that would enter into a related Vendor Agreement; and

     - the experience of the Dealer's management.

     The determination of whether to extend credit and of the amount to be extended is based on a weighing of the above factors. The Dealer credit underwriting process of CDF also involves the use of a system that CDF refers to as the "enterprise credit system". The enterprise credit system employs artificial intelligence technology to simulate the analytical approach of senior underwriting personnel. By utilizing a standardized review process to analyze credit information, CDF believes that the enterprise credit system adds greater consistency to underwriting decisions across geographic areas and product lines. While all Dealer applications are processed through the enterprise credit system, CDF does not use the enterprise credit system as a credit scoring system that results in a numerical score that approves or disapproves the extension of credit or that indicates what amount of credit may be extended.

     The size and risk weighting of a credit line to a Dealer determines who in CDF or above CDF must approve the credit line.

     - Extensions of credit lines of more than $50,000,000 if secured and $7.5 million if unsecured require approval by GE Capital.

     CDF reviews individual Dealer credit limits:

     - prior to any increase in the credit limit for that Dealer;

     - generally every 12 to 18 months; and

     - after becoming aware that the Dealer is experiencing financial difficulties or is in default of its obligations under its agreement with CDF.

CREATION OF FLOORPLAN RECEIVABLES

     The Floorplan Business is typically documented by an agreement between CDF and the Dealer which provides for both the extension of credit and a grant of security interest.

     - The agreement generally is for an unspecified period of time and creates a discretionary line of credit, which CDF may terminate at any time in its sole discretion. However, termination of a line of credit may be limited by prevailing standards of commercial reasonableness and good faith, which may require commercially reasonable notice and other accommodations by CDF.

     - After the effective date of termination, CDF is under no obligation to continue to provide additional financing, but, absent default by the Dealer, the then current outstanding balance will be repayable in accordance with the Pay-as-Sold or Scheduled Payment Plan terms of that Dealer's program with CDF, as described below.

     - Receivables may be accelerated upon default by the Dealer following any notice or cure period negotiated with the Dealer.

     In the Floorplan Business, advances made for the purchase of inventory are most commonly arranged in the following manner. The Dealer will contact the Manufacturer and place a purchase order for a shipment of inventory. If the Manufacturer has been advised that CDF is the Dealer's inventory financing source, the Manufacturer will contact CDF to obtain an approval number for the purchase order. At the time of that request, CDF will determine whether:

     - the Manufacturer is in compliance with its Vendor Agreement, if applicable;

     - the Dealer is in compliance with its program with CDF, if applicable; and

     - the purchase order is within the Dealer's credit limit.

     If so, CDF will issue an approval number to the Manufacturer.

     The Manufacturer will then ship the inventory to the Dealer and directly submit its invoice for the purchase order to CDF for payment. Interest or finance charges normally begin to accrue on the Dealer's account as of the invoice date. The proceeds of the loan being made by CDF to the Dealer are paid directly to the Manufacturer in satisfaction of the invoice price.

     CDF will negotiate with each Manufacturer whether to pay the loan proceeds reflecting the invoice immediately or following a mutually agreed delay. Typically, funding delays will range from a few days to up to 30 days, and in some cases ranges up to 90 days, after the date of the invoice. These Delayed Funding Receivables will be transferred to the trust on the date of the invoice, and will be treated as part of the Pool Balance and the trust will release funds to the transferor relating to Delayed Funding Receivables even though the Delayed Funding Receivables are not funded by CDF until a later time -- that is, when CDF pays the advance to the Manufacturer in payment of the invoice price.

     CDF and the Manufacturer may also agree that CDF may discount the invoice price of the inventory ordered by the Dealer. Under this arrangement, the Manufacturer will deem itself paid in full when it receives the discounted amount. Typically, in exchange for the float and income permitted by the payment delay and/or the discount, CDF will agree to provide the Manufacturer's Dealers with reduced interest, or perhaps no interest, for some period of time. Thus, the Dealer's financing program may provide for so-called "interest free" or "free flooring" periods during which no interest or finance charges will accrue on the receivables owed by that Dealer.

PAYMENT TERMS

     CDF's Floorplan Business provides two basic payment terms to Dealers:

     - Pay-as-Sold; or

     - Scheduled Payment Plan.

     Under a "Pay-as-Sold" program, the Dealer is obligated to pay interest or finance charges monthly, but principal repayment on any particular item of inventory financed by CDF is due and payable only at the time of sale of that item by the Dealer or at a predetermined maturity date. On occasion, CDF may require particular Dealers to begin repaying principal in installments if the unit has not been sold within a specified period of time. These payments are referred to as "curtailments." Even if a curtailment schedule has not yet elapsed, the outstanding balance owing on that unit will be payable in full if the unit is sold. Pay-as-Sold programs are principally offered in the motorcycle, recreational vehicle, boat and motor, agricultural equipment, and other product lines in which the individual inventory price is relatively high and the product inventory turn is relatively slow.

     "Scheduled Payment Plans", in contrast, require that principal be repaid in accordance with a particular schedule. Depending upon the product line and the particular inventory turns of the individual Dealer, the majority of these payment terms are generally no longer than 90 days. Under a Scheduled Payment Plan, the Dealer is obligated to make payments in accordance with an agreed on schedule, regardless of when the item of inventory is actually sold. CDF offers Scheduled Payment Plans principally in the computer, consumer electronics and other product lines where the individual inventory price is relatively low, and the product inventory turnover is relatively fast.

     In the case of A/R Receivables, the Dealer is obligated to pay interest or finance charges monthly. Principal repayment is due at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible Accounts Receivable at negotiated advance rates.

     In the case of Asset Based Receivables, interest is payable monthly, while principal is payable at the end of the term of the credit facility, or, if earlier, when and to the extent principal outstandings exceed eligible collateral at negotiated advance rates.

VENDOR AGREEMENTS WITH MANUFACTURERS

     In the Floorplan Business, CDF will provide financing for products for a particular Dealer, in most instances, only if CDF has also entered into a Vendor Agreement with the Manufacturer of the product. Pursuant to a Vendor Agreement, the Manufacturer will agree, among other matters, to purchase from CDF those products sold by the Manufacturer to a Dealer and financed by CDF if CDF acquires possession of the products pursuant to repossession, voluntary surrender, or other circumstances. This arrangement reduces the time, expense and risk normally associated with a secured lender's disposition of collateral.

     The terms of repurchase obligations of Manufacturers may vary, both by industry and by Manufacturer.

     - In some instances, the Manufacturer will be obligated to repurchase the product for a price equal to the unpaid principal balance owed by the Dealer for the product in question whenever CDF acquires possession of that product.

     - Different terms may be negotiated by Manufacturers with CDF. The terms may provide for a smaller purchase price, or a purchase price which declines over time, or time periods beyond which no obligation to purchase by the Manufacturer will apply.

     - Some Vendor Agreements may also eliminate the repurchase obligation or reduce the purchase price payable by the Manufacturer, depending on the condition of the inventory acquired by CDF.

     In determining whether to include a Manufacturer's products in its Floorplan Business, CDF considers:

     - the Manufacturer's financial status;

     - its number of years in the business;

     - the number of years the product has been sold; and

     - whether its products are sold nationally or in a limited area.

     In general, a more favorable determination by CDF of those factors will increase the amount of Dealer outstanding payables to CDF that CDF will allow. CDF generally reviews Manufacturers annually in the case of Manufacturers whose Dealers have outstanding payables to CDF of more than $2,000,000, and less frequently in the case of other Manufacturers.

BILLING PROCEDURES

     At the beginning of each month CDF sends to each account obligor a billing statement for the interest, if any, and any other non-principal charges accrued or arising in the prior month. Payment is generally due in respect of that statement by the 15th of that month.

DEALER MONITORING

     CDF performs inventory inspections in connection with Pay-as-Sold financing programs in order to physically verify the collateral used to secure a Dealer's loan, check the condition of the inventory, account for any missing inventory and collect funds due to CDF. The inventory inspection, or "floorcheck," is one of the key tools for monitoring inventory financed by CDF on Pay-as-Sold terms.

     - Floorchecks are usually performed every 30-45 days.

     - Floorchecks are performed by field service representatives who are specially trained to audit Dealer inventory. CDF has developed a computerized field audit communications network providing field service representatives with timely and accurate inventory reports on the day of inspection. Any discrepancies in a Dealer's inventory or payment schedule, or other problems discovered by a field service representative, are reported to CDF management.

     Floorchecks generally are not performed on Dealers on Scheduled Payment Plans or in the Accounts Receivables Business. However, CDF conducts field audits, during which an accounts receivable auditor reviews certain books and records of an A/R Receivables Dealer. The audits are performed generally on a quarterly basis. Any deficiencies revealed during the audit are discussed with the Dealer and reported to appropriate CDF management.

REALIZATION ON RECEIVABLES

     If a Dealer has defaulted on its obligations to CDF under the related financing agreement:

     - After learning of the default, CDF generally makes contact with the Dealer to determine whether it can develop a workout arrangement with the Dealer to cure all defaults. If disputes with the Dealer exist, those disputes may be submitted to arbitration.

     - After expiration of any and all applicable notice and cure periods that may have been agreed to between CDF and that Dealer, CDF may declare the Dealer's obligations immediately due and payable and enforce all of its legal rights and remedies, including commencement of proceedings to foreclose on any collateral, limited by the prevailing standards of commercial reasonableness and good faith.

     - In the case of A/R Receivables, CDF attempts to collect directly from the obligors on the accounts receivable; for some accounts relating to A/R Receivables, CDF will already control the collection of accounts receivable through the use of lockboxes.

     - If a Manufacturer is obligated to repurchase the collateral under a Vendor Agreement as described above under "-- Vendor Agreements with Manufacturers," and if CDF has recovered the collateral, then CDF will arrange for the collateral to be delivered to the related Manufacturer.

     CDF may be unable to recover some or all of the amount owing on a receivable. For some historical information as to loss experience in the total U.S. portfolio of CDF, see "The Accounts -- Loss Experience" in the prospectus supplement.

CHARGE-OFF POLICY

     CDF's charge-off policy is based on SAU/NSF aging.

     - Pay-as-Sold receivables which are coded as SAU or NSF are charged off at the end of the month in which those receivables have been so coded for at least 181 days.

     - For delinquent Scheduled Payment Plan receivables, CDF performs inventory inspections to evaluate its collateral position with the related Dealer as described above under "-- Dealer Monitoring." If the inspection reveals an uncollateralized position, the shortage is coded SAU and will be charged off on or before 181 days after being coded as SAU.

     - For A/R Receivables and Asset Based Receivables, CDF will assess the credit and establish a specific reserve if it believes that one is appropriate, e.g. the overadvance or shortfall will not be cured.

ASSET BASED RECEIVABLES

     Asset Based Receivables arise from asset based revolving credit facilities provided to some Dealers.

     - These facilities typically involve a revolving line of credit, often for a contractually committed period of time, pursuant to which the borrower may draw the lesser of the maximum amount of the line of credit or a specifically negotiated loan availability amount. The loan availability amount is determined by multiplying agreed advance rates against the value of certain types of assets.

     - In these facilities, CDF will most typically lend against finished inventory and parts which the Dealer represents are subject to a perfected security interest in favor of CDF and otherwise in compliance with specified standards. CDF will also lend in accordance with an advance rate against the Dealer's accounts receivable.

     - CDF's asset based revolving credit facilities are usually secured by the assets which constitute the borrowing base against which the loan availability amount is calculated and, occasionally, by other personal property, mortgages or other assets of the borrower. Asset Based Receivables normally are not supported by a Vendor Agreement with a Manufacturer.

PARTICIPATION ARRANGEMENTS

     From time to time CDF will enable other financing sources to participate in certain of its credit facilities.

     - Pursuant to a typical Participation Agreement, the documentation for the underlying line of credit will remain in the name of CDF, as lender. In a separate contractual arrangement with CDF, the participant will agree to provide a portion of the funding for that facility in exchange for an agreed interest rate and repayment of the principal amount of the portion funded. Occasionally, fees and other charges may also be shared with the participant. Losses and recoveries from defaulted accounts are shared with the participants in proportion to their share of the fundings.

     - In some situations, if participants cease to participate, the size of the credit facility may be reduced.

     - The receivables to be sold by CDF to the Limited Partnership, transferred by the Limited Partnership to the transferor, and transferred in turn by the transferor to the trust, may include the non-participated portion of receivables in which Participation Interests have been created.

     - In addition, Participation Interests in receivables may be created after those receivables have been transferred to the trust. Amounts payable by the related dealers that are allocable to Participation Interests will not be part of the receivables and will not belong to the trust. Participation Interests may be transferred to one or more third parties.

     - In addition, CDF may, from time to time, enter into syndicated credit facilities, pursuant to which multiple lenders, including CDF, will jointly establish a credit facility administered by a lender agent. Under these facilities, CDF and its co-lenders will agree, pursuant to the terms of the loan agreement with the borrower, to provide a portion of the overall credit facility up to their respective maximum commitment amounts. In return, CDF and its co-lenders generally share in the interest and principal payments and other fees and charges on a pro rata basis.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series will be issued pursuant to the pooling and servicing agreement, as supplemented by the supplement for that series. The pooling and servicing agreement, in the form in effect at the time that the registration statement became effective, and a form of supplement have been filed as exhibits to the Registration Statement of which this prospectus is a part. A copy of the supplement relating to a series will be filed with the Securities and Exchange Commission following issuance of the related series. The following summary describes certain terms of the pooling and servicing agreement and supplement, but it does not purport to be complete and is qualified in its entirety by reference to the pooling and servicing agreement and each supplement. See also "Description of the Certificates" in the prospectus supplement.

     The certificates will represent undivided interests in the trust representing the right to receive from the trust funds up to, but not more than the amounts required to make payments on the certificates.

     Each class of certificates offered by this prospectus and the related prospectus supplement will initially be represented by one or more certificates registered in the name of the nominee of DTC, except as set forth below. The offered certificates will be available for purchase in minimum denominations of $1,000 and integral multiples in book-entry form. The transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the offered certificates. No certificate owner will be entitled to receive a certificate representing that person's beneficial interest in the offered certificates. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus, all references in this prospectus or the prospectus supplement to actions by certificateholders will refer to actions taken by DTC on instructions from its participants, and all references in this prospectus or the prospectus supplement to payments, notices, reports and statements to holders or certificateholders will refer to payments, notices, reports and statements to Cede & Co., as the registered holder of the offered certificates. See
"-- Book-Entry Registration" and "-- Definitive Certificates" below.

PRINCIPAL AND INTEREST ON THE CERTIFICATES

     The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest, and any other payments, if so specified in the related prospectus supplement, on each class of certificates will be described in the related prospectus supplement. Each prospectus supplement will specify the dates on which payments will be payable, which may be monthly, quarterly or otherwise.

     The right of holders of any class of certificates to receive payments of principal and interest, and any other payments, if so specified in the related prospectus supplement, may be senior or subordinate to the rights of holders of any other class or classes of certificates of the series, as described in the related prospectus supplement. If provided in the related prospectus supplement, a series may include one or more classes of certificates entitled to (a) principal payments with disproportionate, nominal or no interest payments, or
(b) interest payments with disproportionate, nominal or no principal payments. Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of certificates, or any combination of the foregoing. The related prospectus supplement will specify the interest rate or the method for determining the interest rate for each class of certificates of a given series. One or more classes of certificates of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement.

     In the case of a series of certificates which includes two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest of each class, if any, will be set forth in the related prospectus supplement.

     One or more classes of a series of certificates may be entitled to receive principal payments prior to the receipt of principal payments by other classes of that series.

     One or more classes of a series of certificates may have principal payment schedules which are fixed or based on targeted schedules derived by assuming differing prepayment rates. One or more classes of the related series of certificates may be designated to receive principal payments on a payment date only if principal payments have been made to another class of certificates, and to receive any excess payments over the amount required to be paid to another class of certificates.

BOOK-ENTRY REGISTRATION

     Certificate owners may hold their interests in the offered certificates through DTC, in the United States, or Clearstream or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the offered certificates. Clearstream and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised us and the underwriters that it is:

     - a limited-purpose trust company organized under the New York Banking Law;

     - a "banking organization" within the meaning of the New York Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream system and participants on the Euroclear System will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream or Euroclear cash account until the business day following settlement in DTC.

     Purchases of offered certificates under the DTC system must be made by or through DTC participants, which will receive a credit for the offered certificates on DTC's records. The ownership interest of each actual certificate owner is in turn to be recorded on the DTC participants' and indirect participants' records. Certificate owners will not receive written confirmation from DTC of their purchase. However, certificate owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the certificate owner entered into the transaction. Transfers of ownership interests in the offered certificates are to be accomplished by entries made on the books of DTC participants acting on behalf of certificate owners. Certificate owners will not receive certificates representing their ownership interest in offered certificates unless use of the book-entry system for the offered certificates is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the offered certificates; DTC's records reflect only the identity of the DTC participants to whose accounts the offered certificates are credited, which may or may not be the actual beneficial owners of the certificates. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to certificate owners will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the offered certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the offered certificates are credited on the record date, identified in a listing attached the proxy.

     Principal and interest payments on the offered certificates will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Payments by DTC participants to certificate owners will be governed by standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time. These payments will be the responsibility of the DTC participant and not of DTC, the trustee of the trust or the transferor. Payment of principal and interest to DTC is the responsibility of the trustee of the trust, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to certificate owners is the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for the offered certificates at any time by giving notice to the transferor or the trustee of the trust. Under these circumstances, if a successor securities depository is not obtained, definitive certificates are required to be printed and delivered. The transferor and, after the occurrence of a Servicer Default, a specified percentage of each class of certificate owners the certificates of which are registered in the name of DTC's nominee may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, definitive certificates will be delivered to certificate owners. See "-- Definitive Certificates."

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. In January 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". In January 2000, New CI was renamed "Clearstream International, societe anonyme", Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

     In January 2000, DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking": the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

     Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in various currencies, including United States dollars.

     Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as that is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and the Euroclear System.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates. Transactions may be settled in various currencies, including United States dollars.

     The Euroclear System ("Euroclear System" or "Euroclear") is operated by Euroclear Bank S.A./N.V., the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

     Euroclear participants include banks -- including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Payments on the offered certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder on behalf of a Clearstream participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to affect these actions on its behalf through DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

     Certificates issued in fully registered, certificated form are referred to in this prospectus as "definitive certificates". If certificates of a class or series have been registered in the name of DTC or its nominee, then those certificates will be issued as definitive certificates, rather than to DTC or its nominee, only if:

     - the transferor advises the trustee of the trust in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository regarding the offered certificates, as applicable, and the trustee of the trust or the transferor is unable to locate a qualified successor;

     - the transferor, at its option, elects to terminate the book-entry system through DTC regarding the applicable class or series; or

     - after the occurrence of a Servicer Default, certificate owners representing not less than 50% of the aggregate unpaid principal amount of the affected class or series the certificates of which are registered in the name of DTC or its nominee advise in writing both the trustee of the trust and DTC through DTC's clearing agency participants that the continuation of a book-entry system through DTC is no longer in the best interests of those certificate owners.

     If any of these events occurs, the pooling and servicing agreement contemplates that the trustee of the trust will notify all certificate owners, through DTC, of the occurrence of the applicable event and of the availability of definitive certificates. At the time of surrender by DTC of the certificate or certificates representing the outstanding certificates and instructions for re-registration, the trustee will issue those certificates, as applicable, in the form of definitive certificates, and thereafter the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

     Payments of principal of and interest on the offered certificates will be made by the trustee directly to holders of certificates in accordance with the procedures set forth in this prospectus and under "Description of the Certificates -- Payments" in the prospectus supplement.

     - Payments on each payment date will be made to holders in whose names the certificates were registered at the close of business on the related Record Date.

     - Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the trustee of the trust.

     - The final payment on any certificate, whether definitive certificates or the certificate or certificates registered in the name of DTC or its nominee representing the certificates, however, will be made only after presentation and surrender of the certificate on the final payment date at the office that is specified in the notice of final payment to certificateholders. The trustee of the trust will provide that notice to registered certificateholders not later than the fifth day of the month of the final payment.

     - The trustee of the trust will pay to the transferor any monies held by it for the payment of principal or interest that remain unclaimed for two years after that notice. After that payment to the transferor, certificateholders entitled to the money must look to the transferor for payment as general creditors unless an applicable abandoned property law designates another person.

     Registered certificates will be transferable or exchangeable at the office of the trustee of the trust or at the office of any paying and transfer agent. The trustee of the trust is not required to register the transfer of or exchange any certificate for a period of 15 days preceding the due date for any payment with respect to that certificate. The trustee of the trust will not impose a service charge for any registration of transfer or exchange, but the trustee of the trust may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SUPPLEMENTAL CERTIFICATES

     The transferor owns a certificate evidencing the interest in the trust that is not allocated to the interests of the outstanding series. The pooling and servicing agreement provides that the transferor may exchange a portion of this transferor's certificate for a new transferor's certificate and a supplemental certificate for transfer to a person designated by the transferor; provided that:

     - the transferor will, after giving effect to the transfer, have an interest in the Pool Balance of not less than 2% of the Pool Balance,

     - the transferor will have delivered to the trustee, each rating agency and any Enhancement Provider a Tax Opinion regarding that transfer and exchange, and

     - the Rating Agency Condition has been satisfied.

     The transferor's interest in the trust is not being offered by this prospectus or any prospectus supplement.

NEW ISSUANCES

     The pooling and servicing agreement provides that, pursuant to one or more supplements, the transferor may cause the trustee of the trust to issue one or more new series. The supplement will specify, among other things, one or more of the following types of terms for the applicable series (the "Principal Terms"), not all of which will necessarily be applicable to each series:

     - the name or designation for the series;

     - its initial principal amount, if applicable;

     - the interest rate or rates applicable to the certificates of a series, or the method for determining the interest rate or rates;

     - a date on which it will begin its accumulation period, amortization period or controlled amortization period, if any;

     - the method for allocating collections to certificateholders of that series;

     - the monthly servicing fee;

     - the Enhancement Provider and terms of any Enhancement, if applicable, for the series;

     - if applicable, the terms on which the certificates of that series may be exchanged for certificates of another series, be repurchased, redeemed in an optional redemption or mandatory redemption or be remarketed to other investors;

     - the series termination date; and

     - any other terms permitted or not prohibited by the pooling and servicing agreement.

     The transferor may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act of 1933 or exempt from registration thereunder, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the pooling and servicing agreement.

     The terms of your series may be different than the terms of another series. We cannot assure you that the terms of your series will be as favorable as the terms of any other series. Each series may have, but need not have, an amortization period or accumulation period which may have a different length and begin on a different date than the amortization period or accumulation period for any other series. Further, one or more series may be in early amortization periods or accumulation periods while other series are not. Thus, certain series may be amortizing or accumulating principal, while other series are not amortizing or accumulating principal. Also, different series may have the benefits of different forms of Enhancement issued by the same or different entities. A series need not have an accumulation period.

     The trustee of the trust will hold each form of Enhancement only on behalf of the series, or a particular class within a series, to which it relates. Your series will not have any interest in any Enhancements provided for the benefit of any other series. The transferor may specify different interest rates and monthly servicing fees for each series, or a particular class within a series. In addition, the transferor may vary between series, or classes within a series, the terms on which a series, or classes within a series, may be repurchased or redeemed.

     A new series may be issued at any time if the conditions specified in the pooling and servicing agreement are satisfied.

     The trust may issue one or more series that represent an interest in a limited portion of the trust assets. For example, the trust may issue a series that represents an interest only in the portions of some or all of the receivables that exceed specified concentration limits.

UNCERTIFICATED SERIES

     Notwithstanding the references in this prospectus and the prospectus supplement to certificates of a series, any series may be issued in uncertificated form -- that is, without being evidenced by a certificate of any kind. This is in addition to, and not the same as, the fact that certificates of a series may be issued in book-entry form and held through DTC, Clearstream or the Euroclear System.

     All references in this prospectus or the related prospectus supplement (a) to a series of certificates will be deemed to refer also to an uncertificated series, and (b) to certificateholders of a series will be deemed to refer also to the holder or holders of an uncertificated series.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the pooling and servicing agreement, the transferor represents and warrants that:

     - Each receivable and all other trust assets existing on the closing date for the series issued in 1993 or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the trust free and clear of any lien.

     - With respect to each receivable and all other trust assets existing on the closing date for the series issued in 1993 or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by the transferor in connection with the conveyance of that receivable or other trust assets to the trust have been duly obtained, effected or given and are in full force and effect.

     - On the cut-off date for the series issued in 1993, each Initial Account was an Eligible Account, and on the applicable Additional Cut-Off Date each applicable Additional Account is an Eligible Account. On the date any receivable is transferred to the Trust, the related account or Additional Account was or is an Eligible Account or if it was or is an Ineligible Account on that date, that account is being removed from the trust in accordance with the pooling and servicing agreement.

     - On the closing date for the series issued in 1993, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each receivable conveyed to the trust on that date is an Eligible Receivable or, if that receivable is not an Eligible Receivable, the related account is an Eligible Account.

     If any representation and warranty described in the preceding paragraphs is not true and correct and that breach has a material adverse effect on the certificateholders' interest in the applicable receivable or account, then within 30 days, or any longer period as may be agreed to by the trustee of the trust, after the earlier to occur of the discovery of that breach by the transferor or the servicer or receipt of written notice of that breach by the transferor or the servicer, that receivable or, in the case of a breach relating to an account, all receivables in the related account, will be reassigned to the transferor on the terms and conditions set forth below; provided that the transferor will not be required to accept the reassignment if, by the end of the 30 day period, or a longer period of time as may be agreed to by the trustee of the trust, the breached representation and warranty is then true and correct in all material respects and any material adverse effect caused thereby has been cured.

     The applicable receivable will be reassigned to the transferor on or before the end of the calendar month in which that reassignment obligation arises by the transferor directing the servicer to deduct the principal amount of that receivable, exclusive of the Discount Portion of that receivable, from the Pool Balance.

     - In the event that the deduction would cause the Pool Balance to be less than the Required Participation Amount on the preceding determination date -- after giving effect to the allocations, payments, withdrawals and deposits to be made on the payment date following that determination date -- on the date on which that reassignment is to occur the transferor will be obligated to make a deposit into the collection account in immediately available funds in an amount equal to the Transfer Deposit Amount, provided that if the Transfer Deposit Amount is not so deposited, the amount to be deducted relating to the applicable receivable will be deducted from the Pool Balance only to the extent the Pool Balance is not reduced below the Required Participation Amount and any amount not so deducted will not be reassigned and will remain part of the trust.

     - The reassignment of the receivable to the transferor and the payment of any related Transfer Deposit Amount will be the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph available to certificateholders or the trustee of the trust on behalf of certificateholders.

     The transferor will represent and warrant to the trust, as of the closing date for each series, that:

     - The transferor is a limited liability company duly organized and validly existing and in good standing under the law of the State of Delaware and has, in all material respects, full power, authority and legal right to own its properties and conduct its business as that properties are presently owned and that business is presently conducted, and to execute, deliver and perform its obligations under the pooling and servicing agreement and to execute and deliver the certificates.

     - The transferor is duly qualified to do business and, where necessary, is in good standing as a foreign limited liability company, or is exempt from that requirement, and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires that qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the pooling and servicing agreement.

     - The execution and delivery of the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement and the execution and delivery to the trustee of the trust of the certificates by the transferor and the consummation of the transactions provided for or contemplated by the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable Enhancement Agreement, have been duly authorized by the transferor by all necessary limited liability company action on the part of the transferor.

     - The execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable Enhancement Agreement and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or, with or without notice or lapse of time or both, a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the transferor is a party or by which it or its properties are bound.

     - The execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement and any applicable Enhancement Agreement and the fulfillment of the terms thereof applicable to the transferor, will not conflict with or violate any material requirements of law applicable to the transferor.

     - There are no proceedings or, to the best knowledge of the transferor, investigations pending or threatened against the transferor before any governmental authority (i) asserting the invalidity of the pooling and servicing agreement, the applicable supplement, any of the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement or the certificates, (ii) seeking to prevent the issuance of the certificates or the consummation of any of the transactions contemplated by the pooling and servicing agreement and the applicable supplement or the receivables contribution and sale agreement and any applicable Enhancement Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the transferor, would materially and adversely affect the performance by the transferor of its obligations under the pooling and servicing agreement and the applicable supplement or the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the pooling and servicing agreement and the applicable supplement, the receivables contribution and sale agreement and any applicable Enhancement Agreement or the certificates or (v) seeking to affect adversely the income tax attributes of the trust under the United States Federal or any State income, single business or franchise tax systems.

     - All appraisals, authorizations, consents, orders, approvals or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the pooling and servicing agreement, the applicable supplement, the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement and the certificates, the performance of the transactions contemplated by the pooling and servicing agreement, the applicable supplement and any of the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement, and the fulfillment of the terms thereof, have been obtained, except where the failure to so obtain that item will not have a material adverse effect on its ability to render that performance.

     - The pooling and servicing agreement and the applicable supplement and the receivables contribution and sale agreement to which it is a party and any applicable Enhancement Agreement each constitutes a legal, valid and binding obligation of the transferor enforceable against the transferor in accordance with its terms, except as that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as that enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity.

     - As of the closing date for the series issued in 1993, in the case of the Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal

       Date, in the case of Removed Accounts, Schedule 1 to the pooling and servicing agreement is an accurate and complete listing in all material respects of all the accounts as of the cut-off date for the series issued in 1993, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of that accounts and the receivables existing thereunder is true and correct in all material respects as of the cut-off date for the series issued in 1993, that applicable Additional Cut-Off Date or that Removal Date, as the case may be.

     - The pooling and servicing agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the trust of all right, title and interest of the transferor in the receivables and the Collateral Security and the proceeds thereof and all of the transferor's rights, remedies, powers and privileges with respect to the receivables under the receivables contribution and sale agreement to which it is a party and the related Financing Agreements and Vendor Agreements, if any, and, upon the filing of the financing statements described in the pooling and servicing agreement with the applicable filing office and, in the case of the receivables and the proceeds thereof, upon the creation thereof, the trust will have a perfected ownership interest in that property, free of the liens of any other person, except for liens permitted under the pooling and servicing agreement. Except as otherwise provided in the pooling and servicing agreement, neither the transferor nor any person claiming through or under the transferor has any claim to or interest in the trust assets.

     In the event that the breach of any of the representations and warranties described in the preceding paragraphs has a material adverse effect on the interests of the holders of the outstanding series, then either the trustee or the holders of certificates of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series, by written notice to the transferor and the servicer -- and to the trustee and any Enhancement Provider, if notice is given by certificateholders -- may direct the transferor to purchase the certificateholders' interest in the trust within 60 days of that notice, or within any longer period specified in that notice.

     - Following that notice, the transferor will be obligated to purchase the certificateholders' interest in the trust on a payment date occurring within the 60-day period. However, the transferor will not be required to make that purchase if, at the end of that period of time, the representations and warranties will then be true and correct in all material respects and any material adverse effect on the certificateholders' interest caused by that breach will have been cured.

     - The price for the reassignment will be equal to the sum of the amounts for each outstanding series specified in the supplements for those series. The payment of the reassignment price will be considered a payment in full of the certificateholders' interest in the trust.

     - If the trustee or the certificateholders give notice as provided above, the obligation of the transferor to purchase the certificateholders' interest will constitute the sole remedy respecting a breach of the applicable representations and warranties available to certificateholders or the trustee on behalf of the certificateholders.

THE OVERCONCENTRATION AMOUNT

     Pursuant to the pooling and servicing agreement, some concentrations of Principal Receivables are characterized collectively as the Overconcentration Amount. As defined in more detail in the Glossary to this prospectus, the Overconcentration Amount on any determination date means the sum of the Asset Based Receivable Overconcentration, the A/R Receivable Overconcentration, the Manufacturer Overconcentration and the Product Line Overconcentration on that determination date. Dealer Overconcentrations are not included for this purpose. Rather, Dealer Overconcentrations are in effect allocated to the Dealer Overconcentration Series. See "Description of the Certificates -- Allocations of Collections, Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in the prospectus supplement.

     If on any determination date the Overconcentration Amount as of the end of the preceding calendar month exceeds zero, and the Overconcentration Amount is not reduced to zero within five business days after the related payment date, then an Early Amortization Event for your series will result pursuant to the related supplement to the pooling and servicing agreement, unless the Rating Agency Condition has been satisfied with respect to the existence of the Overconcentration Amount. The transferor may attempt to reduce the Overconcentration Amount to zero by removing receivables from the trust. However, in attempting to reduce the Overconcentration Amount to zero, the transferor will not be permitted to remove a receivable (a) that has been classified by the servicer as SAU or NSF for more than sixty days, (b) that has been charged off, (c) as to which the related Dealer is in bankruptcy or insolvency proceedings, or (d) if the servicer believes that the receivable will be charged off in the foreseeable future or that the related Dealer will be in bankruptcy or insolvency proceedings in the foreseeable future.

ADDITION OF ACCOUNTS

     The transferor has the right to add Additional Accounts to the computer file, microfiche list or other list of accounts previously delivered to the trustee of the trust, and to transfer receivables to the trust relating to the Additional Accounts, if it satisfies the conditions set forth in the pooling and servicing agreement. In addition, the pooling and servicing agreement provides that the transferor is required to designate Additional Accounts, and to transfer the related receivables to the trust, if on any payment date, after giving effect to the allocations, payments, withdrawals and deposits to be made on that payment date, either:

     - the Pool Balance, exclusive of Delayed Funding Receivables, on the last day of the preceding calendar month is less than the Required Participation Amount as of that payment date; or

     - the Transferor's Participation Amount, exclusive of Delayed Funding Receivables, as of that payment date multiplied by the percentage equivalent of the portion of the transferor's interest represented by the transferor's certificate is less than 5% of the Pool Balance, exclusive of Delayed Funding Receivables, on that last day.

     In either case, the pooling and servicing agreement provides that the transferor will, within 10 business days after the applicable payment date, designate Additional Accounts and transfer related receivables to the trust so that, after giving effect to that designation and transfer:

     - the Pool Balance, exclusive of Delayed Funding Receivables, as of the close of business on the Addition Date, is at least equal to that Required Participation Amount; and

     - the result of multiplying the Transferor's Participation Amount, as determined above, by the percentage equivalent of the portion of the transferor's interest represented by the transferor's certificate, is at least equal to 5% of the Pool Balance, exclusive of Delayed Funding Receivables, as of the close of business on that Addition Date.

     Additional Accounts and the related receivables may not be of the same credit quality as the accounts and receivables which are in the trust at the time the Additional Accounts are designated by the transferor. Additional Accounts may have been originated by CDF using credit criteria different from those which were applied to existing accounts.

     We cannot assure you that the transferor would be able to, or would be permitted to, designate Additional Accounts, and transfer the related receivables to the trust, at any particular time.

REMOVAL OF ACCOUNTS; TRANSFERS OF PARTICIPATIONS

     The transferor will have the right at any time to remove accounts from the computer file, microfiche list or other list of accounts previously delivered to the trustee of the trust. To remove any Eligible Account, the transferor, or the servicer on its behalf, will:

     - on or before the fifth business day prior to the removal date, furnish to the trustee of the trust, any Enhancement Provider, and each Rating Agency a written notice of removal specifying the removal date;

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

     - on or before the fifth business day after the removal date, furnish to the trustee of the trust a computer file, microfiche list or other list of the accounts that were removed on the removal date, specifying for each removed account as of the date of the removal notice its number, the aggregate amount outstanding in that removed account and the aggregate amount of receivables in that removed account;

     - represent and warrant that the removal of any Eligible Account on the removal date will not, in the reasonable belief of the transferor, cause an Early Amortization Event to occur or cause the Pool Balance to be less than the Required Participation Amount;

     - represent and warrant that no selection procedures believed by the transferor to be adverse to the interest of the certificateholders were utilized in selecting the removed accounts; and

     - cause the Rating Agency Condition to be satisfied with respect to the removal.

     The pooling and servicing agreement provides that the transferor, or the servicer on its behalf, will remove Ineligible Accounts. If the account was an Ineligible Account at the time it was originally designated as an account, then prior to the time that account is removed the pooling and servicing agreement contemplates that a portion of the collections on non-principal receivables relating to that account will be allocated to the transferor.

     All receivables existing in any removed account -- other than an account that was an Ineligible Account at the time it was originally designated as an account -- as of the Removal Date will continue to be part of the trust.

     The termination of an account by a dealer upon such dealer's payment in full of the receivables in the related account will not be a removal of such account for purposes of the foregoing. Participation Interests in receivables may be created before or after those receivables have been transferred to the trust. Amounts payable by the related dealers that are allocable to Participation Interests will not be part of the receivables and will not belong to the trust. Participation Interests may be transferred to one or more third parties.

COLLECTION ACCOUNT

     The trustee of the trust has established an Eligible Deposit Account in the name of the trust, bearing a designation indicating that funds deposited in that deposit account are held for the benefit of the transferor, all series and any Enhancement Providers (the "collection account").

     At the direction of the servicer, funds in the collection account will be invested in Eligible Investments. All interest and other investment earnings -- net of losses and investment expenses -- on funds in the collection account will be credited to the collection account. The servicer will have the revocable power to instruct the trustee of the trust to make withdrawals and payments from the collection account for the purpose of carrying out the duties of the servicer or the trustee of the trust specified in the pooling and servicing agreement.

ALLOCATIONS AMONG SERIES

     The supplement for each series will specify how collections of Non-Principal Receivables and Principal Receivables, Defaulted Amounts and Miscellaneous Payments will be allocated to that series. Amounts so allocated to any series will not, except as specified in the related supplement, be available to any other series.

     On each payment date, (a) the servicer will allocate Excess Principal Collections, as described below, to each series as set forth in the related supplement and (b) the servicer will instruct the trustee of the trust to withdraw from the collection account and pay to the transferor:

     (1) an amount equal to the excess, if any, of (a) the aggregate amount, if any, for all outstanding series of collections of Principal Receivables which the related supplements specify are to be treated as "Excess Principal Collections" for that payment date, over (b) the aggregate amount, if any, for all outstanding series which the related supplements specify are "Principal Shortfalls" for that payment date; and

     (2) without duplication, the aggregate amount for all outstanding series of that portion of Principal Collections which the related supplements specify are to be allocated and paid to the transferor for that payment date;

provided, however, that, in the case of clauses (1) and (2), the amounts will be paid to the transferor only if the Unconcentrated Pool Balance for that payment date, determined after giving effect to any Principal Receivables transferred to the trust on that date, exceeds the Required Participation Amount for the immediately preceding determination date, after giving effect to the allocations, payments, withdrawals and deposits to be made on that payment date. The amount held in the collection account as a result of the proviso in the preceding sentence ("Unallocated Principal Collections") will be paid to the transferor at the time the Unconcentrated Pool Balance exceeds the Required Participation Amount for the immediately preceding determination date, after giving effect to the allocations, payments, withdrawals and deposits to be made on that payment date immediately following that determination date; provided, however, that any Unallocated Principal Collections on deposit in the collection account at any time during which any series is in its amortization period, accumulation period or early amortization period will be deemed to be "Miscellaneous Payments".

DISCOUNT FACTOR

     Finance charges are payable on the receivables generally. However, finance charges will not begin to accrue on a portion of the receivables until a certain period of time has elapsed after their origination.

     In order to create additional Non-Principal Collections in respect of those receivables as well as to create additional Non-Principal Collections relating to the other receivables in the trust, a portion of the principal collections on each receivable will be treated as Non-Principal Collections.

     Principal payments on receivables will be treated as Non-Principal Collections in an amount equal to the product of those principal payments times the Discount Factor.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

     - The pooling and servicing agreement provides that the servicer will deposit all collections received from the receivables, excluding collections allocable to the transferor, into the collection account, not later than two business days after the date on which the collections are recorded on the servicer's computer file of accounts. However, for so long as:

     - CDF remains the servicer under the pooling and servicing agreement;

     - no Servicer Default has occurred and is continuing; and

     - CDF arranges for and maintains a letter of credit or other form of Enhancement for the servicer's obligation to make deposits of collections on the receivables in the collection account that is acceptable in form and substance to each rating agency, or CDF otherwise obtains each rating agency confirmation described below, then CDF need not deposit collections into the collection account until the business day immediately preceding the payment date on which those funds are required to be distributed to certificateholders, at which time CDF will make those deposits in an amount equal to the net amount of those deposits and withdrawals which would have been made had the conditions of this sentence not applied. The pooling and servicing agreement provides that prior to ceasing daily deposits as described above, the transferor will have delivered to the trustee of the trust confirmation from each of the rating agencies that the failure by CDF to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates.

     Until collections are deposited into the collection account, the servicer may use the collections for its own benefit, and the proceeds of any investment of those collections will accrue to the servicer. So long as the servicer holds collections and is permitted to use the collections for its own benefit, the certificateholders are exposed to risk of loss, including risk resulting from the bankruptcy or insolvency of the servicer. The servicer will pay no fee to the trust or any certificateholder for any use by the servicer of funds representing collections on the receivables.

     The servicer will be required to deposit collections into the collection account only to the extent of, without duplication:

     - the payments required to be made to certificateholders and any Enhancement Provider for the applicable payment date; and

     - the amounts required to be deposited into any deposit account maintained for the benefit of certificateholders.

     If, at any time prior to that payment date, the amount of collections deposited in the collection account exceeds the amount required to be deposited, the servicer will be permitted to withdraw the excess from the collection account.

     In addition, the servicer will be permitted to make the deposit of collections and other amounts net of any amounts to be distributed or paid to the servicer. The servicer will net the portion of its monthly servicing fee allocated to your series for a payment date only if amounts deposited in the collection account for that payment date otherwise would be sufficient to pay the amounts that are payable to your series on that payment date.

TERMINATION

     The trust will terminate on the earliest to occur of:

     - the day following the payment date on which the aggregate invested amounts for all series is zero, if the transferor elects to terminate the trust at that time;

     - if (a) an insolvency event relating to the transferor occurs, or the transferor violates its covenant not to sell receivables to third parties or create a lien on receivables, and (b) the trustee of the trust sells the receivables as described under "Description of the Certificates -- Early Amortization Events" in the prospectus supplement, the date on which proceeds of that receivables sale are distributed to certificateholders; and

     - December 31, 2014.

     At the time of termination of the trust, all right, title and interest in the receivables and other funds of the trust, other than amounts held in the trust deposit accounts for the final payment of principal and interest to certificateholders, will be conveyed and transferred to the transferor.

INDEMNIFICATION

     The pooling and servicing agreement provides that the servicer will indemnify the trust and the trustee of the trust from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts or omissions arising out of activities of the trust, the trustee of the trust or the servicer pursuant to the pooling and servicing agreement; provided that:

     - the trust or the trustee of the trust will not be so indemnified if those acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the trustee of the trust; and

     - the servicer will not indemnify the trust, the trustee of the trust or the certificateholders (a) for any act taken by the trustee of the trust at the request of the certificateholders or any Enhancement Provider to the extent that the trustee of the trust has been indemnified by the certificateholders or that Enhancement Provider, or (b) for any tax required to be paid by the trust or the certificateholders, or (c) for any loss due to the financial inability of Dealers to make payments on the receivables.

     The pooling and servicing agreement generally provides that, except as described above, neither the transferor, the servicer, nor any of their directors, officers, employees or agents will be under any liability to the trust, the trustee of the trust, the certificateholders or any other person for taking any action, or for refraining from taking any action, pursuant to the pooling and servicing agreement.

     In addition, the pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the pooling and servicing agreement, the servicer is responsible for servicing and administering the receivables and collecting payments due under the receivables in accordance with its customary and usual servicing procedures in effect from time to time for servicing wholesale receivables, comparable to the receivables, which the servicer services for its own account.

     Pursuant to the pooling and servicing agreement, CDF is permitted to change the terms relating to the accounts if, in the servicer's reasonable judgment, no Early Amortization Event will occur as a result of the change.

     Pursuant to the pooling and servicing agreement, the servicer agrees to maintain custody of all documents, instruments or records that evidence or relate to the receivables as custodian for the benefit of the certificateholders and the trustee of the trust.

     The servicer, and any successor servicer, may delegate its duties to another person, subject to satisfaction of the Rating Agency Condition.

SERVICER COVENANTS

     In the pooling and servicing agreement, the servicer covenants that:

     - it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and accounts, will maintain in effect all qualifications required under requirements of law in order to service the receivables and accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the accounts, the failure to comply with which would have a material adverse effect on any outstanding series;

     - it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other government authority and except for a negotiated work-out of defaulted receivables that enhances the trust's recovery on those receivables;

     - it will do nothing to impair the rights of the certificateholders in the receivables; and

     - it will not reschedule, revise or defer payments due on any receivable except in accordance with its policies and procedures, as amended from time to time, (a) relating to the operation of the Floorplan Business, the Accounts Receivable Business and the Asset Based Lending Business, and (b) relating to the maintenance of accounts and collection of receivables.

     Under the terms of the pooling and servicing agreement, if the transferor or the servicer discovers, or receives written notice, that any covenant of the servicer set forth above has not been complied with in all material respects, the noncompliance has a material adverse effect on the certificateholders' interest in that receivable or account and the noncompliance, and any material adverse effect caused by the noncompliance, has not been cured within 30 days thereafter, or any longer period as the trustee of the trust may agree to, then:

     - the servicer will purchase that receivable or all receivables in that account, as applicable; and

     - that purchase will be made on the determination date following the expiration of the 30 day cure period, or following the expiration of a longer period as may be agreed to by the trustee of the trust, and the servicer will be obligated to deposit into the collection account an amount equal to the Purchase Price of that receivable.

     The purchase by the servicer constitutes the sole remedy available to the certificateholders if the applicable covenants of the servicer are not complied with and the applicable receivables will be automatically assigned to the servicer.

SERVICING COMPENSATION

     The servicer's compensation for each series for its servicing activities and reimbursement for its expenses will be a monthly servicing fee in an amount, specified in the related prospectus supplement, payable in arrears on each payment date.

CERTAIN MATTERS REGARDING THE SERVICER

     The pooling and servicing agreement provides that the servicer may not resign from its obligations and duties under the pooling and servicing agreement, except on determination that those duties are no longer permissible under applicable law. No resignation of the servicer will become effective until the trustee of the trust or a successor to the servicer has assumed the servicer's responsibilities and obligations under the pooling and servicing agreement.

     The pooling and servicing agreement provides that the servicer will not consolidate with or merge with any other person or convey or transfer its properties and assets substantially as an entirety to any person, unless:

        (a) the person formed by that consolidation or with which the servicer is merged or the person which acquires by conveyance or transfer the properties and assets of the servicer substantially as an entirety is a person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the servicer is not the surviving entity, the person assumes, without the execution or filing of any paper or any further act on the part of any of the parties to the pooling and servicing agreement, the performance of every covenant and obligation of the servicer under the pooling and servicing agreement and, upon compliance with paragraph (b) below, that person will be the servicer without your consent; and

        (b) the servicer has delivered to the trustee of the trust an officers' certificate stating that the consolidation, merger, conveyance or transfer comply with paragraph (a).

     The pooling and servicing agreement does not prevent the sale or other transfer of the stock of CDF.

SERVICER DEFAULT

     In the event of any Servicer Default, the trustee of the trust, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the pooling and servicing agreement and in and to the receivables and the proceeds of those receivables and appoint a new servicer.

     The trustee of the trust will as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the trustee of the trust and has accepted that appointment by the time the servicer ceases to act as servicer, will automatically be appointed as the successor servicer.

     Prior to any appointment of a new servicer, the trustee of the trust will review any bids obtained from potential servicers meeting certain eligibility requirements set forth in the pooling and servicing agreement to serve as successor servicer for servicing compensation not more than the Servicing Fee plus certain excess amounts payable by the transferor.

EVIDENCE AS TO COMPLIANCE

     The pooling and servicing agreement provides for delivery to the trustee of the trust on or before March 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer believes that it complied in all material respects with its obligations under specified provisions of the pooling and servicing agreement throughout the preceding year or, if there has been a material default in the performance of any of those obligations, specifying the nature and status of the default.

     The pooling and servicing agreement provides that on or before March 31 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants -- who may also render other services to the servicer or the transferor -- to deliver a report to the trustee of the trust to the effect that (a) they have examined the assertion of the servicer as to the servicer's compliance with its obligations under specified provisions of the pooling and servicing agreement and (b) based upon examination of such assertion, the servicer was in compliance with such provisions of the pooling and servicing agreement in all material respects or, if there has been a material default in the performance of such obligations, specifying such default of the servicer and the nature of that default.

     Copies of the foregoing furnished to the trustee of the trust may be obtained by a request in writing delivered to the trustee of the trust. See "-- The Trustee" below.

AMENDMENTS

     The pooling and servicing agreement or any supplement may be amended by the tranferor, the servicer and the trustee of the trust, without your consent, so long as the amendment will not, as evidenced by an officer's certificate of the transferor, adversely affect in any material respect the interests of any certificateholders.

     In addition, the pooling and servicing agreement or any supplement may be amended by the servicer and the trustee of the trust at the direction of the transferor without your consent:

        (1) to add, modify or eliminate provisions as may be necessary or advisable in order to enable the transferor or any of its affiliates, including GECS, to minimize or avoid capital charges under any applicable law, rule, regulation or guidelines relating to regulatory or risk-based capital;

        (2) to enable all or a portion of the trust to qualify as a partnership for federal income tax purposes under applicable regulations on the classification of entities as partnerships or corporations under the Code, and to the extent that those regulations eliminate or modify the need therefor, to modify or eliminate existing provisions of the pooling and servicing agreement or any supplement relating to the intended availability of partnership treatment of the trust for federal income tax purposes;

        (3) to enable all or a portion of the trust to qualify as, and to permit an election to be made to cause the trust to be treated as, a "financial asset securitization investment trust," as described in the provisions of the "Small Business Job Protection Act of 1996," H.R. 3448 -- and, in connection with that type of election, to modify or eliminate existing provisions of the pooling and servicing agreement or any supplement relating to the intended Federal income tax treatment of the certificates and the trust in the absence of that type of election, which may include elimination of the sale of receivables upon the occurrence of an insolvency event with respect to the transferor, pursuant to the pooling and servicing agreement and certain provisions of the pooling and servicing agreement relating to the liability of the transferor; or

        (4) to enable the transferor or any of its affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle;

so long as in the case of clauses (1), (2), (3) and (4) the Rating Agency Condition has been satisfied and, in the case of clauses (2) and (3), the transferor and the trustee of the trust have received an opinion of counsel to the effect that the amendment will not adversely affect the characterization of the certificates of any outstanding series or class as debt or partnership interests.

     If the foregoing paragraphs under "-- Amendments" are not applicable, the pooling and servicing agreement or any supplement may be amended by the transferor, the servicer and the trustee of the trust with the consent of the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or any supplement or of modifying in any manner the rights of certificateholders. An amendment contemplated by the preceeding sentence may not:

           (a) reduce in any manner the amount of, or delay the timing of, payments required to be made on any certificate without the consent of the holder of each affected certificate;

           (b) change the definition of or the manner of calculating the interest of any certificateholder without the consent of the holder of each affected certificate;

           (c) reduce the amount available under any Enhancement without the consent of the holder of each affected certificate;

           (d) adversely affect the rating of any series or class by any rating agency without the consent of all holders of certificates of that series or class; or

           (e) reduce the percentage described above of the unpaid principal amount of certificates the holders of which are required to consent to any amendment without the consent of all certificateholders.

     The pooling and servicing agreement may not be amended in any manner which would adversely affect in any material respect the interests of any Enhancement Provider without its consent.

     Notwithstanding the matters described above, the pooling and servicing agreement or any supplement may be amended by the servicer, the transferor and the trustee of the trust without your consent to change in any matter the treatment of Delayed Funding Receivables under the pooling and servicing agreement or any supplement, but only if the Rating Agency Condition is satisfied.

     In addition, the pooling and servicing agreement or any supplement may be amended without your consent in order to make changes required to obtain a listing of any class of any series on the Luxembourg Stock Exchange.

     The Dealer Overconcentration Series will have voting and consent rights of the type applicable to other series. References to certificateholders of a series in this prospectus or in the prospectus supplement should be read to include, where applicable, the holder or holders of the Dealer Overconcentration Series.

LIMITATION ON SUITS AND BANKRUPTCY FILING

     No certificateholder will have any right by virtue of any provisions of the pooling and servicing agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to the pooling and servicing agreement, unless the certificateholder previously has made, and unless the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of all certificates (or, with respect to any such action, suit or proceeding that does not relate to all series, 50% of the aggregate unpaid principal amount of the certificates of all series to which the action, suit or proceeding relates) have made, a request to the trustee of the trust to institute the action, suit or proceeding in its own name as trustee and have offered to the trustee of the trust reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after such request and offer of indemnity, has neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each certificateholder with every other certificateholder and the trustee, that no one or more certificateholders will have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of the pooling and servicing agreement to affect, disturb or prejudice the rights of the holders of any other of the certificates, or to obtain or seek to obtain priority over or preference to any other such certificateholder, or to enforce any right under the pooling and servicing agreement, except in the manner therein provided and for the equal, ratable and common benefit of all certificateholders except as otherwise expressly provided in the pooling and servicing agreement.

     Each of the trustee (not in its individual capacity but solely as trustee), by entering into the pooling and servicing agreement, and you, by accepting a certificate or an interest in a certificate, are deemed to covenant and agree that it and you will not at any time institute against, or encourage or solicit any person to institute against, the transferor, the Limited Partnership, the general partner of the Limited Partnership, or the trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

THE TRUSTEE

     Wilmington Trust Company, a Delaware banking corporation, currently acts as trustee of the trust under the pooling and servicing agreement. The trustee of the trust is located at, and any request for copies of statements, certificates and reports furnished to the trustee of the trust should be addressed to the trustee at 1100 N. Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration. The transferor, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee of the trust in its individual or other capacity may become the owner or pledgee of certificates and may deal with the transferor and the servicer in banking and other transactions with the same rights it would have if it were not the trustee of the trust.

     The pooling and servicing agreement does not require the trustee of the trust:

     - to make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the transferor or for any other purpose; or

     - make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the pooling and servicing agreement or for any other purpose.

     For purposes of meeting the legal requirements of applicable jurisdictions, the trustee of the trust will have the power to appoint a co-trustee or separate trustees of all or a part of the trust. In the event of that type of appointments, all rights, powers, duties and obligations will be conferred or imposed on the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee of the trust will be incompetent or unqualified to perform certain acts, singly on the separate trustee or co-trustee.

     The trustee of the trust may resign at any time, in which event the transferor will be obligated to appoint a successor trustee.

     GECS may remove the trustee of the trust at any time and from time to time in the sole discretion of GECS. Upon removal of the trustee, GECS will appoint a successor trustee.

     Any resignation or removal of the trustee of the trust and appointment of a successor trustee does not become effective until the acceptance of the appointment by the successor trustee.

         DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT
                    BETWEEN CDF AND THE LIMITED PARTNERSHIP

     The following summary describes certain terms of the receivables contribution and sale agreement between CDF and the Limited Partnership, but it does not purport to be complete and is qualified in its entirety by reference to the receivables contribution and sale agreement. The receivables contribution and sale agreement between CDF and the Limited Partnership, in the form in effect at the time that the registration statement became effective, was filed as an exhibit to the registration statement. If affiliates of CDF originate receivables and sell them to the Limited Partnership, those other affiliates will become parties to the receivables contribution and sale agreement between CDF and the Limited Partnership and make representations, warranties and covenants similar to those made by CDF in the receivables contribution and sale agreement between CDF and the Limited Partnership.

SALE OR TRANSFER OF RECEIVABLES

     Pursuant to the receivables contribution and sale agreement, CDF has contributed or sold to the Limited Partnership all of its right, title and interest in and to all of the receivables in each Account and all Collateral Security with respect thereto.

     At the time that the receivables contribution and sale agreement between CDF and the Limited Partnership was entered into, Deutsche Business Services Corporation, an affiliate of CDF, was a party to the receivables contribution and sale agreement and sold receivables to the Limited Partnership. Since that time, Deutsche Business Services Corporation has ceased to be an active corporation and no longer sells receivables to the Limited Partnership.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the receivables contribution and sale agreement between CDF and the Limited Partnership, CDF represents and warrants to the Limited Partnership that:

     - Each receivable and all Collateral Security existing on the closing date for the series issued in 1993, or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Limited Partnership free and clear of any lien.

     - With respect to each receivable and all Collateral Security existing on the closing date for the series issued in 1993, or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by CDF in connection with the conveyance of that receivable or Collateral Security to the Limited Partnership have been duly obtained, effected or given and are in full force and effect.

     - On the cut-off date for the series issued in 1993, each Initial Account is an Eligible Account and, in the case of Additional Accounts, on the applicable Additional Cut-Off Date, the Additional Account is an Eligible Account.

     - On the closing date for the series issued in 1993, in the case of the Initial Accounts, on the applicable Additional Cut-Off Date, in the case of Additional Accounts, and on each Transfer Date, each receivable conveyed to the Limited Partnership on that date is an Eligible Receivable or, if that receivable is not an Eligible Receivable, the receivable is conveyed to the Limited Partnership in accordance with the receivables contribution and sale agreement.

     - Each Participation Agreement, if any, relating to receivables conveyed by CDF permits the transfer of those receivables to the Limited Partnership and the trust and provides that the undivided interest of such participant is pari passu in all respects (other than non-subordinated interest strips and fees) with the remaining undivided interest in the related receivables.

     In the event any representation and warranty described above is not true and correct as of the date specified therein with respect to any receivable or account and the Limited Partnership is, in connection therewith, required to purchase that receivable or all receivables in such account pursuant to the pooling and servicing agreement, then, within 30 days (or such longer period as may be agreed to by the Limited Partnership) of the earlier to occur of the discovery of any such event by CDF or the Limited Partnership, or receipt by CDF or the Limited Partnership of written notice of any such event given by the trustee or any Enhancement Providers, CDF will repurchase the receivable or receivables, if any, of which the Limited Partnership is required to accept reassignment pursuant to the pooling and servicing agreement.

     CDF will pay the Limited Partnership the Purchase Price for the purchased receivable. The obligation of CDF to repurchase any receivable will constitute the sole remedy respecting the event giving rise to that obligation available to the transferor and to the certificateholders (or the trustee on behalf of certificateholders).

     Pursuant to the receivables contribution and sale agreement, CDF also represents and warrants to the Limited Partnership as of the closing date for each series, that:

     - CDF is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation and has, in all material respects, full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the receivables contribution and sale agreement.

     - CDF is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under the receivables contribution and sale agreement.

     - The execution and delivery of the receivables contribution and sale agreement and the consummation of the transactions provided for or contemplated by the receivables contribution and sale agreement have been duly authorized by CDF by all necessary corporate action on the part of CDF and are within its corporate powers.

     - The execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement and the fulfillment of the terms of the receivables contribution and sale agreement, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CDF is a party or by which it or its properties are bound.

     - The execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement and the fulfillment of the terms of the receivables contribution and sale agreement applicable to CDF, will not conflict with or violate any material requirements of law applicable to CDF or conflict with, violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which CDF is a party or by which CDF is bound.

     - There are no proceedings or, to the best knowledge of CDF, investigations, pending or threatened against CDF, before any governmental authority (i) asserting the invalidity of the receivables contribution and sale agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by the receivables contribution and sale agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of CDF, would materially and adversely affect the performance by CDF of its obligations under the receivables contribution and sale agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the receivables contribution and sale agreement or (v) seeking to affect adversely the income tax attributes of the trust under the United States federal or any state income, single business or franchise tax systems.

     - All appraisals, authorizations, consents, orders, approvals or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the receivables contribution and sale agreement, the performance of the transactions contemplated by the receivables contribution and sale agreement, and the fulfillment of the terms of the receivables contribution and sale agreement, have been obtained.

     - The receivables contribution and sale agreement constitutes a legal, valid and binding obligation of CDF enforceable against CDF in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

     - As of the closing date for the series issued in 1993, in the case of Initial Accounts, as of the applicable Addition Date, in the case of the Additional Accounts, and, as of the applicable Removal Date, in the case of Removed Accounts, Schedule 1 to the receivables contribution and sale agreement is an accurate and complete listing in all material respects of all the accounts as of the cut-off date for the series issued in 1993, the applicable Additional Cut-Off Date or the applicable Removal Date, as the case may be, and the information contained therein with respect to the identity of such accounts and the receivables existing thereunder is true and correct in all material respects as of the cut-off date for the series issued in 1993, such applicable Additional Cut-Off Date or such Removal Date, as the case may be.

     - The receivables contribution and sale agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the Limited Partnership of all right, title and interest of CDF in the receivables and the Collateral Security and the proceeds thereof. Upon the filing of the financing statements described in the receivables contribution and sale agreement with the applicable filing offices and, in the case of the receivables thereafter created and the proceeds thereof, upon the creation thereof, the Limited Partnership will have a first priority perfected ownership interest in such property. Except as otherwise provided in the pooling and servicing agreement, neither CDF nor any person claiming through or under CDF has any claim to or interest in the trust assets.

     In the event of the breach of the representations and warranties described in the immediately preceding paragraphs and if, in connection with that breach the Limited Partnership is obligated under the pooling and servicing agreement to purchase the certificateholders' interest in the trust, CDF will be obligated to repurchase the receivables from the Limited Partnership for an amount equal to the amount the Limited Partnership is required to deposit under the pooling and servicing agreement in connection with its purchase of the certificateholders' interest. The obligation of CDF to purchase receivables as described in the preceding sentence will constitute the sole remedy against CDF for its breach of the applicable representations and warranties available to the Limited Partnership, the transferor, the certificateholders or the trustee of the trust on behalf of the certificateholders.

CESSATION OF SALES OF RECEIVABLES; TERMINATION

     The receivables contribution and sale agreement provides that CDF will sell receivables to the Limited Partnership until the earlier of (a) the occurrence of one or more specified early amortization events, and (b) the termination of the trust. However, the receivables contribution and sale agreement provides that, under some circumstances, CDF may sell receivables to the Limited Partnership even if CDF is a party to insolvency proceedings. The receivables contribution and sale agreement will terminate immediately after the trust terminates.

     DESCRIPTION OF THE RECEIVABLES CONTRIBUTION AND SALE AGREEMENT BETWEEN
                   THE LIMITED PARTNERSHIP AND THE TRANSFEROR

     The following summary describes certain terms of the receivables contribution and sale agreement between the Limited Partnership and the transferor, but it does not purport to be complete and is qualified in its entirety by reference to that receivables contribution and sale agreement. The receivables contribution and sale agreement between the Limited Partnership and the transferor, in the form in effect at the time that the registration statement became effective, was filed as an exhibit to the registration statement.

SALE OR TRANSFER OF RECEIVABLES

     Pursuant to the receivables sale and contribution agreement between the Limited Partnership and the transferor, the Limited Partnership has contributed or sold to the transferor all of its right, title and interest in and to all of the receivables in each Account and all Collateral Security with respect thereto.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the receivables contribution and sale agreement between the Limited Partnership and the transferor, the Limited Partnership makes representations and warranties to the transferor that are similar to the representations and warranties made by CDF to the Limited Partnership as described under "Description of the Receivables Contribution and Sale Agreement Between CDF and the Limited Partnership." The remedy for a breach of a representation and warranty made by the Limited Partnership to the transferor is limited in a manner that is similar to the limit on the remedy for a breach of a representation and warranty made by CDF to the Limited Partnership, as described under "Description of the Receivables Contribution and Sale Agreement Between CDF and the Limited Partnership."

CESSATION OF SALE AND RECEIVABLES; TERMINATION

     The receivables contribution and sale agreement between the Limited Partnership and the transferor provides for a limit on the sale of receivables and for termination in a manner that is similar to that applicable to the receivables contribution and sale agreement between CDF and the Limited Partnership, as described under "Description of the Receivables Contribution and Sale Agreement Between CDF and the Limited Partnership."

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     CDF has retained and will retain, and will not deliver to the trustee of the trust, records or agreements relating to the receivables. The records and agreements relating to the receivables have not been and will not be segregated from those relating to other accounts of CDF, and the physical documentation relating to the receivables has not and will not be stamped or marked to reflect the transfer of the receivables to the trust. Any interest in receivables acquired by the transferor, and the trust, will be limited by the rights and defenses -- including rights of setoff -- of the applicable Dealer against CDF.

     Filing of appropriate financing statements under the UCC generally is required to protect the interests of the transferor and the trust in the receivables. If CDF, or the Limited Partnership, or the transferor, were to change its name, identity or organizational structure so that filed UCC financing statements became misleading, those UCC financing statements would not be effective to perfect the interests of the Limited Partnership, the transferor or the trust, as applicable, in receivables originated or acquired by CDF, the Limited Partnership or the transferor, as applicable, more than four months after the change.

     There are some circumstances under the UCC and applicable federal law in which third parties could have an interest in the receivables with priority over the trust's interest. If the receivables are deemed to be "chattel paper", a purchaser of the receivables who gives new value and takes possession of the documents which evidence the receivables -- that is, the chattel paper -- in the ordinary course of that purchaser's business may, under certain circumstances, have priority over the interest of the transferor or the trust in the receivables. A tax or other government lien on property of CDF, the Limited Partnership or the transferor arising prior to the time a receivable is conveyed to the transferor or the trust may also have priority over the interest of the Limited Partnership, the transferor and the trust in that receivable. Statutory and judgment liens arising under local law may also gain priority over claims of the Limited Partnership, the transferor and the trust.

CERTAIN MATTERS RELATING TO BANKRUPTCY

     A limited partnership, like the Limited Partnership, could become insolvent if its general partner becomes insolvent -- which, in the case of the transferor, is CDF FRI. Pursuant to the pooling and servicing agreement, the trustee and all certificateholders covenant that they will not at any time institute against the transferor or against the Limited Partnership or against the general partner of the Limited Partnership any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. We cannot assure you that the foregoing covenant is enforceable.

                                 LEGAL MATTERS

     The prospectus supplement identifies, under "Legal Matters", the counsel that are rendering opinions for the transferor regarding certain legal matters relating to your series.

                         REPORTS TO CERTIFICATEHOLDERS

     The servicer will prepare monthly unaudited reports that will contain information about the trust. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Unless and until definitive certificates are issued, the reports will be sent only to Cede & Co. which is the nominee of DTC and the registered holder of the offered certificates. See "Description of the Certificates -- Book-Entry Registration," and "-- Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the certificates with the Securities and Exchange Commission. The registration statement includes additional information.

     You may read and copy any reports, statements or other information we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission in Washington, D.C. You can request copies of these documents, on payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at
(800) SEC-0330 for further information on the operation of the public reference room. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission Internet site (http://www.sec.gov).

     The Securities and Exchange Commission allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the certificates.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents -- unless the exhibits are specifically incorporated by reference -- at no cost, by writing or calling the servicer at: GE Commercial Distribution Finance Corporation, 655 Maryville Centre Drive, St. Louis, Missouri 63141, Telephone (314) 523-3000,
Attention: General Counsel.

                                    GLOSSARY

     For the purpose of making this prospectus easier to read, in many instances we have used lower case letters to describe terms that are defined in more detail in this Glossary or in the Glossary of the accompanying prospectus supplement. All references in this prospectus to any agreement will be understood to be references to that agreement as it may be amended, amended and restated or otherwise modified from time to time.

     "Account" means each Initial Account and, from and after the related Addition Date, each Additional Account. The term "Account" will not apply to any Removed Accounts reassigned or assigned to the transferor or the servicer in accordance with the terms of the pooling and servicing agreement.

     "Accounts Receivable" means, for any Dealer, all amounts shown on the Dealer's records as amounts payable by a customer in respect of goods or services sold by the Dealer to the customer.

     "Accounts Receivable Business" means the extensions of credit made by CDF or an Approved Affiliate to Dealers in order to finance the Accounts Receivable of the Dealers.

     "Accounts Receivable Financing Agreement" means an accounts receivable financing agreement entered into by CDF or an Approved Affiliate with a Dealer in connection with the Accounts Receivable Business with the Dealer.

     "Addition Date" means a date specified in an Addition Notice relating to Additional Accounts.

     "Addition Notice" means a notice provided by the transferor, or the servicer on its behalf, to the trustee of the trust relating to Additional Accounts.

     "Additional Accounts" means each individual revolving credit arrangement established by CDF or an Approved Affiliate with a Dealer in connection with the Floorplan Business, the Accounts Receivable Business, or the Asset Based Lending Business, which account is designated to be included as an Account and is identified in a computer file or microfiche or written list delivered to the trustee of the trust by the transferor.

     "Additional Cut-Off Date" means, for Additional Accounts, the applicable day specified in the related Addition Notice.

     "Adjustment Payment" means a deposit in the collection account as described below. If the servicer adjusts the amount of any principal receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because the receivable relates to a product which was refused or returned by a Dealer, then:

     - the Transferor's Participation Amount will be reduced by the amount of the adjustment; and

     - if following that reduction the Pool Balance would be less than the Required Participation Amount for the immediately preceding determination date -- after giving effect to the allocations, payments, withdrawals and deposits to be made on the payment date immediately following that determination date -- the transferor will be required to pay an amount equal to that deficiency -- up to the amount of the adjustment -- into the collection account on the day on which that reduction occurs.

     "Affiliate" means, with respect to any specified person, any other person controlling or controlled by or under common control with that specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of that person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Approved Affiliate" means any Affiliate of CDF if the Rating Agency Condition has been satisfied with respect to designating that Affiliate as an Approved Affiliate.

     "A/R Receivable Overconcentration" on any determination date means the excess of:

        (a) the aggregate of all amounts of principal receivables in accounts created pursuant to Accounts Receivable Financing Agreements on the last day of the calendar month immediately preceding the determination date, over

        (b) 20% of the Pool Balance on the last day of that immediately preceding calendar month or, if the Rating Agency Condition is satisfied, a larger percentage of the Pool Balance as is stated in the applicable notice from each applicable Rating Agency.

     "A/R Receivables" means receivables arising from the Accounts Receivable Business.

     "Asset Based Lending Business" means the extensions of credit made by CDF or an Approved Affiliate to Dealers in order to provide loans based on the value of certain assets of the Dealer and secured by a security interest in the assets.

     "Asset Based Lending Financing Agreement" means an asset based lending financing agreement entered into by CDF or an Approved Affiliate and a Dealer in connection with the Asset Based Lending Business with the Dealer.

     "Asset Based Receivable Overconcentration" on any determination date means the excess of:

        (a) the aggregate of all amounts of principal receivables in accounts created pursuant to Asset Based Lending Financing Agreements on the last day of the calendar month immediately preceding that determination date, over

        (b) 20% of the Pool Balance on the last day of that immediately preceding calendar month or, if the Rating Agency Condition is satisfied, a larger percentage of the Pool Balance as is stated in the applicable notice from each applicable Rating Agency.

     "Asset Based Receivables" means receivables arising from Asset Based Lending Business.

     "CDF" means GE Commercial Distribution Finance Corporation, a Nevada corporation, and its successors and assigns. Any reference to CDF in its capacity as originator of receivables should be understood to be a reference also to any Approved Affiliate. As of the date of this prospectus, no affiliate of CDF is an Approved Affiliate.

     "CDF FRI" is defined under "CDF Floorplan Receivables, L.P. and CDF Floorplan Receivables, Inc."

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Collateral Security" for a receivable generally includes the security interest granted by or on behalf of the related Dealer with respect thereto.

     "Collection Account" is defined under "Description of the Certificates -- Collection Account."

     "Dealer" means a Person engaged generally in the business of purchasing consumer or commercial products from a manufacturer or distributor of those types of products and holding the products for sale or lease in the ordinary course of business, or a Person engaged generally in the business of manufacturing or distributing products for sale to dealers in the ordinary course of business.

     "Dealer Overconcentration" is defined under "Description of the Certificates -- Allocations of Collections; Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in the accompanying prospectus supplement.

     "Dealer Overconcentration Series" is defined under "Description of the Certificates -- Allocations of Collections; Defaulted Amounts and Miscellaneous Payments to the Dealer Overconcentration Series" in the accompanying prospectus supplement.

     "Defaulted Amount" is defined in the accompanying prospectus supplement.

     "Defaulted Receivables" on any determination date are:

        (1) all receivables which were Eligible Receivables when transferred to the trust, which arose in an account which became an Ineligible Account after the date of transfer of those receivables to the trust and which remained outstanding for any six consecutive determination dates (inclusive of the determination date on which the determination is being made) after the account became an Ineligible Account; and

        (2) all receivables, other than all Ineligible Receivables, which were charged off as uncollectible in respect of the immediately preceding calendar month. For a description of CDF's charge off policy, see "The Dealer Financing Business of CDF -- Charge-Off Policy."

     "Definitive Certificates" are defined under "Description of the Certificates -- Definitive Certificates."

     "Delayed Funding Receivable" means a receivable in respect of which the related Vendor Agreement permits CDF or an Approved Affiliate to delay payment of the purchase price of the related product to the Manufacturer for a specified period after the invoice date for the product; provided that the receivable will be a Delayed Funding Receivable only until CDF or the Approved Affiliate funds the payment of that purchase price. If the Rating Agency Condition is satisfied, then the receivables referred to in the preceding sentence will not be Delayed Funding Receivables and the provisions relating to Delayed Funding Receivables will no longer be of any force or effect.

     "Determination Date" means, for any payment date, the day that is two business days prior to that payment date.

     "Discount Factor" will be calculated as follows:

     - If on any payment date the Net Receivables Rate for that payment date, less (1) the weighted average of the interest rates, as determined below, for all outstanding series (other than the Dealer Overconcentration Series) for that payment date less (2) the annualized Net Loss Rate for the preceding twelve calendar months, is less than 1%, then the Discount Factor for that payment date will be adjusted upwards, rounded up to the nearest 0.1% -- but in no event will the Discount Factor exceed 1% -- so that the Net Receivables Rate less the rate in clause (1) less the rate in clause (2) will be equal to 1%; and the Discount Factor will remain at the adjusted percentage until it is further adjusted by the terms of this sentence or either of the following two sentences.

     - Notwithstanding the foregoing, the transferor, at its discretion, may increase or decrease the Discount Factor, but in no event will the Discount Factor exceed 1% or be less than the percentage required by the immediately preceding sentence or be greater than the percentage required by the next sentence.

     - Notwithstanding the foregoing, if the application of the Discount Factor would cause the Pool Balance to be less than the Required Participation Amount, then the Discount Factor will be the percentage -- which will in no event be less than 0% -- rounded down to the nearest 0.1%, which, when applied, will cause the Pool Balance to at least equal the Required Participation Amount. For purposes of this definition:

           (1) if the interest rate on a class of certificates is calculated as the lesser of (x) a fixed rate or a formula rate and (y) the Net Receivables Rate, then the interest rate will be the rate in clause (x); and

           (2) if an interest rate swap agreement provides the interest distributable on a series or class of certificates, then the interest rate for the series or class of certificates will be the interest rate payable by the trust to the related swap counterparty.

     "Discount Portion" means, for a receivable, the portion of that receivable equal to the product of the Discount Factor and the outstanding principal balance of the receivable.

     "DTC" means The Depository Trust Company.

     "Early Amortization Event" has the meaning set forth in the prospectus supplement.

     "Early Amortization Period" has the meaning set forth in the prospectus supplement.

     "Eligible Account" means each individual revolving credit arrangement payable in U.S. dollars and established by CDF or an Approved Affiliate with a Dealer in the ordinary course of business pursuant to a Financing Agreement, which arrangement, as of the date of determination with respect thereto:

     - is in favor of a Dealer which is doing business in the United States of America, including its territories and possessions, and which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or being in a voluntary or involuntary liquidation, and in which GECS or any Affiliate thereof does not have an equity investment,

     - is in existence and maintained and serviced by CDF or an Approved Affiliate and

     - is an account in respect of which no amounts have been charged off as uncollectible.

     "Eligible Deposit Account" means either:

     - a segregated account with an Eligible Institution; or

     - a segregated trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States or any one of the states or the District of Columbia -- or any domestic branch of a foreign bank -- having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of that depository institution or trust company has a credit rating from each rating agency in one of its rating categories which signifies investment grade.

     "Eligible Institution" means:

     - the corporate trust department of the trustee of the trust; or

     - a depository institution or trust company organized under the laws of the United States or any one of the states or the District of Columbia, or a domestic branch of a foreign bank, which at all times (1) has either (a) a long-term unsecured debt rating acceptable to each rating agency or (b) a certificate of deposit rating acceptable to each rating agency and (2) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities of the type contemplated by the pooling and servicing agreement, or any other investment as to which the Rating Agency Condition has been satisfied.

     "Eligible Receivable" means each receivable:

     - which was originated or acquired by CDF or the related Approved Affiliate in the ordinary course of business;

     - which arose under an Eligible Account;

     - which is owned by CDF or the related Approved Affiliate at the time of sale or contribution by CDF or the related Approved Affiliate to the transferor;

     - which represents the obligation of a Dealer to repay an advance made or to be made on behalf of the Dealer;

     - which at the time of creation and at the time of transfer to the trust is secured, to the extent required by the related Financing Agreement, by a perfected first priority security interest -- whether by prior filing, purchase money security interest statutory priority, or subordination agreement from prior filers, or otherwise -- in the products, accounts receivable or other assets financed by the related advance; however, the security interest need not be a first priority security interest (x) in the case of a receivable arising in an account for which the payment terms are on a Scheduled Payment Plan basis and the maximum credit line is $250,000 or less, but only if that account was designated as an account on or before the closing date for a series issued in 1994, or (y) in the case of any receivable if the Rating Agency Condition is satisfied with respect thereto;

     - which was created in compliance in all respects with all requirements of law applicable thereto and pursuant to a Financing Agreement which complies in all respects with all requirements of law applicable to any party thereto;

     - for which all consents, licenses, approvals or authorizations of any governmental authority required to be obtained by CDF, the related Approved Affiliate or the transferor in connection with the creation of that receivable or the transfer of that receivable to the trust or the performance by CDF or the related Approved Affiliate of the Financing Agreement pursuant to which that receivable was created, have been duly obtained and are in full force and effect;

     - as to which at all times following the transfer of that receivable to the trust, the trust will have (a) good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted pursuant to the pooling and servicing agreement or (b) a first priority perfected security interest therein;

     - which will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms except as may be limited by applicable bankruptcy or other similar laws and except as may be limited by general principles of equity;

     - which at the time of transfer to the trust is not subject to any valid claim of a right of rescission, setoff, counterclaim or any other defense of the Dealer;

     - as to which, at the time of transfer of the receivable to the trust, CDF, the related Approved Affiliate and the transferor have satisfied all their respective obligations regarding that receivable required to be satisfied at that time;

     - as to which, at the time of transfer of the receivable to the trust, neither CDF, the related Approved Affiliate nor the transferor has taken or failed to take any action which would impair the rights of the trust or the certificateholders in that receivable;

     - which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC as then in effect in the State of New York; provided that the Financing Agreement giving rise to the receivable may be subject by its terms, or by judicial interpretation, to the laws of other states;

     - which was transferred to the trust free and clear of any lien, except as permitted by the pooling and servicing agreement, and all applicable governmental authorizations required to be obtained by the transferor in connection with that transfer were in effect; and

     - if the receivable has the benefit of a Vendor Agreement, the Vendor Agreement provides, except as otherwise provided in that agreement -- which may vary among Vendor Agreements -- that the Manufacturer is obligated to repurchase the applicable products that the servicer repossesses following the related Dealer's default. For a description of Vendor Agreements, see "The Dealer Financing Business of CDF -- Vendor Agreements with Manufacturers."

     "Enhancement" means the rights and benefits provided to the certificateholders of any series or class pursuant to any letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement or other similar arrangement. The subordination of any series or class to any other series or class or of the transferor's interest to any series or class will be deemed to be an Enhancement.

     "Enhancement Agreement" means any agreement, instrument or document governing the terms of any Enhancement or pursuant to which any Enhancement is issued or outstanding.

     "Enhancement Provider" means the provider of any Enhancement, other than any certificateholders the certificates of which are subordinated to any series or class.

     "Euroclear" and "Euroclear System" are defined under "Description of the Certificates -- Book-Entry Registration."

     "Excess Principal Collections" has the meaning set forth under "Description of the Certificates -- Allocations Among Series."

     "Financing Agreement" means any Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement.

     "Floorplan Business" means the extensions of credit made by CDF or the related Approved Affiliate to Dealers in order to finance products purchased by Dealers from Manufacturers.

     "Floorplan Receivables" means receivables arising from the Floorplan Business.

     "GECS" means General Electric Capital Services, Inc., and its successors.

     "Global Certificate" means a certificate described in Exhibit A to this prospectus.

     "Ineligible Account" means an Account that at the time of determination is not an Eligible Account.

     "Ineligible Receivable" means, without duplication,

     - any receivable that arises in an Eligible Account, was not an Eligible Receivable at the time of its transfer to the trust and was transferred to the trust in accordance with the pooling and servicing agreement,

     - any receivable that, at the time of its transfer to the trust, has been SAU or NSF for more than 30 days, and

     - the aggregate of receivables that, at the time of transfer of each of those receivables to the trust, have been SAU or NSF for a period of one to 30 days but only to the extent that the aggregate amount exceeds 0.75% of the Pool Balance at the end of the calendar month.

     "Initial Account" means each individual revolving credit arrangement established by CDF or an Approved Affiliate with a Dealer identified in the list delivered to the trustee on the closing date for the series issued in 1993.

     "Initial Invested Amount" means, with respect to any series and for any date, an amount equal to the initial invested amount specified in the related supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as specified in the related supplement. However, the Dealer Overconcentration Series will not have an Initial Invested Amount.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that (i) any assignment involving the servicer permitted by the pooling and servicing agreement, (ii) any lien created by the pooling and servicing agreement, any supplement or any Participation Agreement, (iii) any security interests in products or accounts receivable that are subordinate to the security interests securing the related receivables and (iv) any inchoate lien that arises by operation of law, is not delinquent or due and affects collateral securing a receivable (but does not encumber any receivable) will not be deemed to constitute a Lien.

     "Limited Partnership" is defined under "CDF Floorplan Receivables, L.P. and CDF Floorplan Receivables, Inc."

     "Manufacturer" means a person engaged generally in the business of manufacturing or distributing products for sale or lease to Dealers in the ordinary course of business.

     "Manufacturer Overconcentration" on any determination date means, for all accounts covered by a Vendor Agreement with the same Manufacturer as obligor, the excess of:

        (a) the aggregate of all amounts of principal receivables in accounts on the last day of the immediately preceding calendar month that are covered by that Vendor Agreement, over

        (b) 15% of the Pool Balance on the last day of that immediately preceding calendar month (in the case of each of the Manufacturers that is among the three Manufacturers which are parties to Vendor Agreements covering the largest aggregate amounts of principal receivables) or 10% of the Pool Balance on the last day of that immediately preceding calendar month (in the case of Manufacturers other than such top three Manufacturers) (or, in each case, if the Rating Agency Condition is satisfied, a larger percentage of the Pool Balance as is stated in the notice from each applicable Rating Agency in connection with the satisfaction of the Rating Agency Condition).

     "Miscellaneous Payments" means, for any calendar month, the sum of (a) Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related payment date and (b) Unallocated Principal Collections available to be treated as Miscellaneous Payments on the applicable payment date as described under "Description of the Certificates -- Allocations Among Series."

     "Monthly Payment Rate" means, unless otherwise specified for a series in the related supplement, for any calendar month, the percentage derived from dividing the Principal Collections (without excluding the Discount Portions) collected during that calendar month by the aggregate balance of the Principal Receivables (without deducting the Discount Portions) as of the beginning of that calendar month.

     "Net Loss Rate" means, with respect to a calendar month, the percentage derived from a fraction, the numerator of which is the aggregate of the net losses on receivables (exclusive of the Ineligible Receivables) that were charged off during that calendar month (i.e., gross losses less any recoveries received in that calendar month in respect of charged off Receivables, whether that charge off occurred in that calendar month or a prior calendar month) and the denominator of which is the aggregate of the Principal Receivables (without deducting therefrom the Discount Portions) in the trust at the beginning of that calendar month.

     "Net Receivables Rate" for each payment date (unless otherwise specified for a series in the supplement for that series) is:

     - the weighted average of the interest rates borne by the receivables during the second calendar month preceding that payment date -- interest payments on the receivables at those rates being due and payable in the calendar month preceding that payment date; plus

     - the product of (a) the Monthly Payment Rate for the calendar month preceding that payment date, (b) the Discount Factor for that payment date and (c) twelve; less

     - 2% per annum, unless the Monthly Servicing Fee has been waived (other than a deemed waiver as described under "Description of the Certificates -- Servicing Compensation and Payment of Expenses" in the related prospectus supplement) for each series for that payment date, in which case, solely for that payment date, "2% per annum" will be deemed to be replaced by "0% per annum."

     "Non-Principal Collections" means (a) collections of interest and all other non-principal charges, including insurance service fees and handling fees, on the receivables, (b) the product of principal payments on the receivables and the Discount Factor, and (c) all Recoveries.

     "Non-Principal Receivables" for any account means all amounts billed to the related Dealer in respect of interest and all other non-principal charges.

     "NSF" is defined under "The Dealer Financing Business of CDF -- Charge-Off Policy."

     "Overconcentration Amount" on any determination date means the sum of the Asset Based Receivable Overconcentration, the A/R Receivable Overconcentration, the Manufacturer Overconcentrations, and the Product Line Overconcentration on that determination date.

     "Participation Agreement" means an agreement between CDF or an Approved Affiliate and a lender pursuant to which CDF or the Approved Affiliate, as applicable, conveys to the lender an undivided interest in certain receivables that is pari passu in all respects, other than nonsubordinated interest strips and fees, with the undivided interest retained by CDF or the Approved Affiliate, as applicable.

     "Participation Interest" means the undivided interest, created pursuant to a Participation Agreement, in a receivable in which a receivable represents the remaining undivided interest.

     "Pay-as-Sold" is described under "The Dealer Financing Business of CDF -- Payment Terms."

     "Payment Date" means the fifteenth day of each month or, if that day is not a business day, the next succeeding business day.

     "Person" means any legal person, including any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, governmental entity or other entity.

     "Pool Balance" means, as of the time of determination, the product of (a) the aggregate of Principal Receivables, without deducting the Discount Portion, in the trust at the time, other than all Ineligible Receivables, multiplied by
(b) 1 minus the Discount Factor.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement among the transferor, the servicer and the trustee of the trust.

     "Principal Collections" means collections under the receivables other than Non-Principal Collections.

     "Principal Receivables" for an Account means amounts shown on the servicer's records as receivables, other than the amounts which represent Non-Principal Receivables and Discount Portions, payable by the related Dealer.

     "Principal Shortfalls" has the meaning set forth under "Description of the Certificates -- Allocations Among Series."

     "Principal Terms" is defined in "Description of the Certificates -- New Issuances."

     "Product Line Overconcentration" on any determination date means, for accounts created pursuant to Wholesale Financing Agreements, the excess of:

        (a) the aggregate of all amounts of principal receivables in those accounts that represent financing for a single product line (according to CDF's classification system) on the last day of the calendar month immediately preceding the determination date, over

        (b) (i) 25% of the Pool Balance on the last day of that immediately preceding calendar month if that product line is not recreational vehicles or boats or boat motors, (ii) 35% of that Pool Balance if that product line is recreational vehicles, or (iii) 35% of that Pool Balance if that product line is boats or boat motors, or, in the case of clause (i), (ii) or (iii), if the Rating Agency Condition is satisfied, a larger percentage of that Pool Balance as is stated in the applicable notice from each applicable Rating Agency.

     "Products" means the commercial and consumer goods financed by CDF or the related Approved Affiliate for Dealers pursuant to a Wholesale Financing Agreement.

     "Purchase Price" means, with respect to any receivable for any date on which such receivable is to be purchased by the servicer pursuant to the pooling and servicing agreement or by CDF as a result of the breach of representations and warranties in the receivables contribution and sale agreement, (a) an amount equal to the amount payable by the dealer in respect thereof as reflected in the records of the servicer as of the date of purchase plus (b) interest accrued (to the extent interest accrues on such receivable) from the end of the last calendar month in respect of which interest on such receivable was billed by the servicer, at a per annum rate equal to the rate being charged to the dealer under the Wholesale Financing Agreement, Accounts Receivable Financing Agreement or Asset Based Lending Financing Agreement, as the case may be, based on the actual number of days elapsed over a year of 360 days.

     "Rating Agency" means, for any outstanding series or class, each statistical rating agency, if any, selected by the transferor to rate the certificates of the series or class.

     "Rating Agency Condition" means, for any action, that each Rating Agency will have notified the transferor or the servicer or the trustee of the trust in writing that the action will not result in a reduction or withdrawal of that Rating Agency's rating of any outstanding series or class for which it is a Rating Agency.

     "Receivables" means, with respect to an Account, all amounts payable (including interest, finance charges and other charges), and the obligation to pay those amounts, by the related Dealer from time to time in respect of advances made by CDF or the related Approved Affiliate to or on behalf of that Dealer in connection with the Floorplan Business, the Accounts Receivable Business, or the Asset Based Lending Business, as the case may be, together with the group of writings evidencing those amounts and the security interest created in connection therewith and all of the rights, remedies, powers and privileges thereunder (including under the related Financing Agreement); provided that if a Participation Interest has been created in respect of that Account, whether before or after that Account has been designated as an Account, the amounts so payable by the related Dealer that are allocable to that Participation Interest will not be part of the "Receivables" in respect of that Account. A Receivable that, prior to its transfer to the transferor, was subject to a participation from an Approved Affiliate in favor of CDF will be considered a Receivable. Receivables which become Defaulted Receivables will remain in the trust but will cease to be included in the Pool Balance on the day on which they become Defaulted Receivables. Delayed Funding Receivables will cease to be included as Receivables on the day on which an insolvency event in respect of CDF occurs, whether or not those Delayed Funding Receivables are funded after the occurrence of that insolvency event. Receivables which CDF or the related Approved Affiliate is unable to transfer to the Limited Partnership pursuant to the applicable receivables contribution and sale agreement or which the transferor is unable to transfer to the trust as provided in the pooling and servicing agreement and Receivables which arise in an account from and after the related removal commencement date (as defined in the pooling and servicing agreement) will not be included in calculating the Pool Balance.

     "Receivables Contribution and Sale Agreement" means, as applicable, either
(a) the receivables contribution and sale agreement among CDF, any affiliate of CDF which may become a party thereto from time to time and the Limited Partnership, or (b) the receivables contribution and sale agreement between the Limited Partnership and the transferor.

     "Recoveries" on any determination date means all amounts received, including insurance proceeds, by the servicer during the calendar month immediately preceding the determination date with respect to receivables which have previously become Defaulted Receivables.

     "Removal Date" means the applicable date specified in a Removal Notice relating to a Removed Account.

     "Removal Notice" means a notice furnished by the transferor, or the servicer on its behalf, relating to the removal of accounts.

     "Removed Account" means an account that is removed from the applicable list of accounts.

     "Required Participation Amount" means, at any time of determination, an amount equal to the sum of the amounts for each series obtained by multiplying
(1) the Required Participation Percentage for that series times (2) the Initial Invested Amount of that series at that time.

     "Required Participation Percentage" means, for any series, the percentage specified for that series in the related supplement. However, the Dealer Overconcentration Series will not have a Required Participation Percentage.

     "Revolving Period" means with respect to any series, the period, if any, specified as such in the related supplement.

     "SAU" is defined under "The Dealer Financing Business of CDF -- Charge-Off Policy."

     "Scheduled Payment Plans" are defined under "The Dealer Financing Business of CDF -- Payment Terms."

     "Series" means (a) any series of investor certificates and (b) the Dealer Overconcentration Series.

     "Servicer" initially means CDF, in its capacity as servicer under the pooling and servicing agreement, and any successor servicer.

     "Servicer Default" refers to any of the following events:

        (1) failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee of the trust to make any payment, transfer or deposit or to take action under any Enhancement Agreement, on or before the date the servicer is required to do so under the pooling and servicing agreement, which failure is not cured within five business days after written notice from the trustee to the servicer of that failure;

        (2) failure on the part of the servicer duly to observe or perform:

           (a) its covenant not to create any lien on any receivable which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice to it; provided, however, that a Servicer Default will not be deemed to have occurred if the transferor or the servicer will have repurchased the related receivables or, if applicable, all the receivables during that period in accordance with the terms and provisions of the pooling and servicing agreement; or

           (b) failure on the part of the servicer duly to observe or perform any other covenants or agreements of the servicer in the pooling and servicing agreement, exclusive of breaches of covenants in respect of which the servicer complies with its obligations relating to repurchases as described under "Description of the Certificates -- Servicer Covenants", which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 30 days after written notice of that failure to the servicer by the trustee of the trust;

        (3) any representation, warranty or certification made by the servicer in the pooling and servicing agreement or in any certificate delivered pursuant to the pooling and servicing agreement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders of any series, and which material adverse effect continues for a period of 60 days after written notice to the servicer by the trustee of the trust; provided, however, that a Servicer Default will not be deemed to have occurred if the transferor or the servicer will have repurchased the related receivables or, if applicable, all the receivables during that period in accordance with the provisions of the pooling and servicing agreement; or

        (4) the occurrence of certain events of bankruptcy or similar events involving the servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, will not constitute a Servicer Default if that delay or failure was caused by an act of God or other similar occurrence.

     "Supplement" means, for any series, a supplement to the pooling and servicing agreement.

     "Tax Opinion" generally means, for any action, an opinion of counsel to the effect that, for Federal income and Missouri state income and franchise tax purposes, (a) the action will not adversely affect the characterization of the certificates of any outstanding series or class as debt or as partnership interests, (b) the action will not cause or constitute a taxable event for any certificateholders or the trust and (c) if the action is the issuance of a new series, each class of certificates of the new series will be characterized as debt or as partnership interests.

     "Termination Date" means, for any series, the termination date, if any, specified in the related prospectus supplement.

     "Transfer Date" means any business day, prior to the earlier of (a) the occurrence of certain early amortization events, and (b) the termination of the trust, on which receivables are created in the accounts.

     "Transfer Deposit Amount" means, for any receivable reassigned or assigned to the transferor or the servicer, as applicable, the amounts specified in the pooling and servicing agreement.

     "Transferor" means CDF Financing, L.L.C. and its successors.

     "Transferor's Participation Amount" is defined in the Glossary of the prospectus supplement.

     "Trust" means the Distribution Financial Services Floorplan Master Trust, the trust created by the pooling and servicing agreement.

     "Trust Invested Amount" means, at any time of determination, the sum of the invested amounts for all outstanding series at the time.

     "Trustee" means the trustee of the trust and any successor trustee of the trust.

     "UCC" means the Uniform Commercial Code, as amended from time to time, as in effect in any applicable jurisdiction.

     "Unallocated Principal Collections" is defined under "Description of the Certificates -- Allocations Among Series."

     "Vendor Agreement" means an agreement, entered into by CDF or the related Approved Affiliate and a Manufacturer pursuant to which the Manufacturer agrees, among other matters, to repurchase from CDF or the Approved Affiliate, as applicable, products sold by the Manufacturer to any of its Dealers and financed by CDF or the Approved Affiliate under a Wholesale Financing Agreement if CDF or the Approved Affiliate acquires possession of the products because of a default by the Dealer under the Wholesale Financing Agreement, voluntary surrender or other circumstances.

     "Wholesale Financing Agreement" means a wholesale financing agreement entered into by CDF or the related Approved Affiliate and a Dealer in order to finance products purchased by the Dealer from a Manufacturer.

                                   EXHIBIT A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     In most circumstances, the certificates offered by this prospectus and the prospectus supplement will be issued only as "global certificates" which are registered and held by a depository. Certificate owners of the global certificates may hold their global certificates through any of DTC, Clearstream or Euroclear. The global certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding global certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors holding global certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and the DTC participants.

     Non-U.S. holders of global certificates may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All global certificates will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Certificate owners' interests in the global certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

     Certificate owners electing to hold their global certificates through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Certificate owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Certificate owners electing to hold their global certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear purchaser. When global certificates are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global certificates against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC participant's account against delivery of the global certificates. After settlement has been completed, the global certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global certificates credit will appear the next day according to European time, and the cash debit will be back-valued to, and the interest on the global certificates will accrue from, the value date. The value date would be the preceding day when settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead on the actual settlement date.

     Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and instead use that credit line to make the funds necessary to process same-day funds settlement available to the respective clearing systems. Under this procedure, Clearstream participants or Euroclear participants purchasing global certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the global certificates were credited to their accounts. However, interest on the global certificates would accrue from the value date. Therefore, in many cases the investment income on the global certificates earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global certificates to the respective Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global certificates from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global certificates from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

        (b) borrowing the global certificates in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global certificates sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of global certificates holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (a) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI -- Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of Global certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate -- depending on the treaty terms -- by filing Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 -- Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global certificate files by submitting the appropriate form to the person through whom it holds -- the clearing agency, in the case of persons holding directly on the books of the clearing agency.

     A Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

     The term "U.S. Person" means:

     - a citizen or resident of the United States;

     - a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

     - an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

     - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global certificates. Certificate owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global certificates.

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             DISTRIBUTION FINANCIAL SERVICES FLOORPLAN MASTER TRUST
                                     ISSUER

                             CDF FINANCING, L.L.C.
                                   TRANSFEROR

                 GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION
                                    SERVICER

  $716,250,000 FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2003-1, CLASS A

  $22,500,000 FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 2003-1, CLASS B

          ------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT
          ------------------------------------------------------------

DEUTSCHE BANK SECURITIES                                                JPMORGAN
BANC ONE CAPITAL MARKETS, INC.                                         CITIGROUP

You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with other or different information.

We are not offering the certificates in any jurisdiction where the offer is not permitted.

Until July 8, 2003, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and regarding their unsold allotments or subscriptions.

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